UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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Honeywell International Inc.

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2019 PROXY STATEMENT And Notice of Annual Meeting of Shareowners honeywell

March 14, 2019

Dear Shareowners:

You are cordially invited to attend the Annual Meeting of Shareowners of Honeywell International Inc., which will be held at 10:30 a.m. on Monday, April 29, 2019, at our headquarters located at 115 Tabor Road, Morris Plains, New Jersey 07950.

The accompanying Notice of Meeting and Proxy Statement describe the matters to be voted on at the meeting. At this year’s meeting, you will be asked to elect directors, cast an advisory vote on executive compensation, approve the appointment of the independent accountants, and consider two shareowner proposals.

The Board of Directors recommends that you vote FOR Proposals 1 through 3:

•	Proposal 1: Election of Directors

•	Proposal 2: Advisory Vote to Approve Executive Compensation

•	Proposal 3: Approval of Independent Accountants

The Board of Directors recommends that you vote AGAINST Proposals 4 and 5:

•	Proposal 4: Right to Act by Written Consent

•	Proposal 5: Report on Lobbying Payments and Policy

YOUR VOTE IS IMPORTANT. I encourage you to read the Proxy Statement and vote your shares as soon as possible. Shareowners may vote via the Internet, by telephone, by completing and returning a proxy card, or by scanning the QR code provided on the next page in the Notice of Annual Meeting of Shareowners or on the proxy card. Specific voting instructions are set forth in the Proxy Statement and on both the Notice of Internet Availability of Proxy Materials and proxy card.

On behalf of the Board of Directors, I want to thank you for your continued support of Honeywell.

Sincerely,

Darius Adamczyk

Chairman and Chief Executive Officer

| Notice and Proxy Statement | 2019

NOTICE OF ANNUAL

MEETING OF SHAREOWNERS

DATE	April 29, 2019
TIME	10:30 a.m. EDT
PLACE	Honeywell’s Headquarters 115 Tabor Road, Morris Plains, NJ 07950
RECORD DATE	Close of business on March 1, 2019
MEETING AGENDA

•	Election to the Board of Directors of the 12 nominees listed in the Proxy Statement

•	An advisory vote to approve executive compensation

•	Approval of the appointment of Deloitte & Touche LLP as independent accountants for 2019

•	If properly raised, two shareowner proposals described on pages 86-91 of the Proxy Statement

•	Transact any other business that may properly come before the meeting

Important Notice of Internet Availability of Proxy Materials

The Securities and Exchange Commission’s “Notice and Access” rule enables Honeywell to deliver a Notice of Internet Availability of Proxy Materials to shareowners in lieu of a paper copy of the Proxy Statement, related materials, and our Annual Report to Shareowners. It contains instructions on how to access our Proxy Statement and 2018 Annual Report and how to vote online.

Shares cannot be voted by marking, writing on, and/or returning the Notice of Internet Availability. Any Notices of Internet Availability that are returned will not be counted as votes.

We encourage shareowners to vote promptly as this will save the expense of additional proxy solicitation. Shareowners of record on the Record Date are entitled to vote at the meeting by telephone, by mail, online, or by scanning the QR code on your proxy card.

This Notice of Annual Meeting of Shareowners and related Proxy Materials are being distributed or made available to shareowners beginning on or about March 14, 2019.

By Order of the Board of Directors,

Anne T. Madden

Senior Vice President, General Counsel and Corporate Secretary

By Telephone

In the U.S. or Canada, you can

vote your shares by calling

+1 (800) 690-6903.

By Internet

You can vote your shares online at www.proxyvote.com. You will need the 16-digit control number on the Notice of Internet Availability or proxy card.

By Mail

You can vote by mail by marking, dating, and signing your proxy card or voting instruction form, and returning it in the postage-paid envelope.

By Scanning

You can vote your shares online by scanning the QR code on your proxy card. You will need the 16-digit control number on the Notice of Internet Availability or proxy card. Additional software may need to be downloaded.

| Notice and Proxy Statement | 2019

(i)	| Notice and Proxy Statement | 2019

i |	PROXY SUMMARY

PROXY SUMMARY

This proxy summary is intended to provide a broad overview of our 2018 performance, corporate governance, and compensation highlights. As this is only a summary, we encourage you to read the entire Proxy Statement for more information prior to voting.

ANNUAL MEETING OF SHAREOWNERS

I TIME AND DATE	April 29, 2019, 10:30 a.m. EDT

I PLACE	Honeywell’s Headquarters, 115 Tabor Road, Morris Plains, New Jersey 07950

I RECORD DATE	Shareowners as of March 1, 2019 are entitled to vote

I ADMISSION	Please follow the advance registration instructions on page 96

MEETING AGENDA AND VOTING MATTERS

Proposal		Board’s Voting Recommendation	Page Reference

No. 1	Election of Directors	FOR (each nominee)	p. 7

No. 2	Advisory Vote to Approve Executive Compensation	FOR	p. 37

No. 3	Approval of Independent Accountants	FOR	p. 84

No. 4	Shareowner Proposal-Right to Act by Written Consent	AGAINST	p. 86

No. 5	Shareowner Proposal-Report on Lobbying Payments and Policy	AGAINST	p. 89

2018 PERFORMANCE HIGHLIGHTS

  FINANCIAL RESULTS – DELIVERED ON OUR COMMITMENTS TO SHAREOWNERS

•	Organic sales growth of 6%

•	Adjusted earnings per share growth of 12%
•	60 basis points of segment margin expansion

•	100% adjusted free cash flow conversion

Reconciliation, notes, and definitions of non-GAAP financial measures used in the Compensation Discussion and Analysis section and elsewhere in this Proxy Statement, other than as part of disclosure of target levels, can be found on page 38 or in Appendix A.

| Notice and Proxy Statement | 2019	1

i |	PROXY SUMMARY

  KEY LEADERSHIP APPOINTMENTS – DEEP LEADERSHIP BENCH SUPPORTED BY ROBUST SUCCESSION PLANNING

•

Gregory P. Lewis appointed as Senior Vice President and Chief Financial Officer in charge of maintaining superior financial integrity while driving key financial performance metrics such as organic sales growth, segment margin expansion, and adjusted free cash flow conversion; seamless transition enabled by robust succession planning, which was overseen by our Board of Directors and followed the process and protocols developed by the Management Development and Compensation Committee

•

Vimal Kapur appointed as President and CEO of Honeywell Building Technologies; Vimal has established a successful track record in his 29 years with Honeywell including leading Honeywell Process Solutions where he transformed Honeywell Connected Plant capabilities

•	Torsten Pilz appointed as Senior Vice President and Chief Supply Chain Officer with a focus on integrated supply chain transformation and performance, and working capital improvements

•	Que Dallara appointed as President and CEO of Honeywell Connected Enterprise in charge of our connected software efforts and transformation to a technology-industrial company

  PORTFOLIO TRANSFORMATION – COMPLETED TRANSPORTATION SYSTEMS AND HOMES AND GLOBAL DISTRIBUTION SPINS

•	Successfully spun Garrett Motion Inc. and Resideo Technologies, Inc., representing ~$8B in sales

•	Spun businesses better positioned to maximize shareowner value through focused strategic decision making and tailored capital allocation strategies

•

New Honeywell portfolio consists of high-growth businesses with strong operational and technology synergies, with the ability for all businesses to leverage our IT stack, Honeywell Sentience, as a foundation to build out customer-focused connected solutions

•	More focused portfolio poised for further outperformance in our core end markets:

  CAPITAL DEPLOYMENT – EXECUTED SMART AND DISCIPLINED PLAN DURING VOLATILE MARKET        CONDITIONS

•	Announced a 10% dividend increase while completing two spins that reduced sales by nearly 20% - since 2010, we’ve increased the dividend rate nine times by 10% or more

•	Deployed over $0.5 billion to M&A with the addition of Transnorm and Ortloff Engineers, Ltd.

•	Repurchased $4.0 billion in Honeywell shares, lowering weighted average share count by more than 2%

•	Deployed more than $0.8 billion to high-return capital expenditures

2	| Notice and Proxy Statement | 2019

i |	PROXY SUMMARY

  CREATING VALUE FOR OUR SHAREOWNERS

Cumulative Total Shareowner Return (TSR)

Total Shareowner Return Percentile Rank Versus Peers

One-Year	Three-Year	Five-Year	Ten-Year

Multi-Industry Peers = 100th Percentile	Multi-Industry Peers = 100th Percentile	Multi-Industry Peers = 100th Percentile	Multi-Industry Peers = 100th Percentile

Compensation Peers = 82nd Percentile	Compensation Peers = 64th Percentile	Compensation Peers = 67th Percentile	Compensation Peers = 88th Percentile

Source: S&P Capital IQ

TSR is calculated by the growth in capital from purchasing a share in the company and assuming the dividends and share distributions received from any spins are reinvested in the applicable company at the time they are paid.

In 2018, we continued to stay the course and executed on our commitments to shareowners. We made substantial progress in advancing our strategic initiatives, transformed the Honeywell portfolio through two spins, gave back to the community, and upgraded the working experience for our employees. While our work in the community, for our customers, for our employees, and for our shareowners is not over, we are proud of the outstanding achievements we accomplished throughout the year.

| Notice and Proxy Statement | 2019	3

i |	PROXY SUMMARY

OUR 2019 DIRECTOR NOMINEES

Nominee	Title	Years of Service	Independent	No. of Current Public Company Boards (including Honeywell)	Committee Memberships

Darius Adamczyk (Chairman and CEO)	Chairman and Chief Executive Officer Honeywell International Inc.	2	No	1	—

Jaime Chico Pardo (Lead Director)	President and Chief Executive Officer ENESA, S.A. de C.V.	19	Yes	3	CGRC Retirement Plans Ex officio: Audit, MDCC

Duncan B. Angove	Chief Executive Officer and Managing Partner Warmaug Partners LLC	1	Yes	1	MDCC Retirement Plans

William S. Ayer	Retired Chairman and Chief Executive Officer Alaska Air Group, Inc.	4	Yes	1	CGRC MDCC

Kevin Burke	Retired Chairman, President and Chief Executive Officer Consolidated Edison, Inc.	9	Yes	1	Audit Retirement Plans

D. Scott Davis	Retired Chairman and Chief Executive Officer United Parcel Service, Inc.	13	Yes	2	MDCC (Chair) Audit

Linnet F. Deily	Former Deputy United States Trade Representative and Ambassador	13	Yes	1	CGRC (Chair) Audit

Judd Gregg	Former Governor and U.S. Senator of New Hampshire	8	Yes	2	Audit CGRC

Clive Hollick	Former Chief Executive Officer United Business Media	15	Yes	1	MDCC Retirement Plans

Grace D. Lieblein	Former Vice President-Global Quality General Motors Corporation	6	Yes	3	CGRC MDCC

George Paz	Retired Chairman and Chief Executive Officer Express Scripts Holding Company	10	Yes	2	Audit (Chair) CGRC

Robin L. Washington	Executive Vice President and Chief Financial Officer Gilead Sciences, Inc.	6	Yes	2	Retirement Plans (Chair) Audit

CGRC refers to Corporate Governance and Responsibility Committee, and MDCC refers to Management Development and Compensation Committee.

4	| Notice and Proxy Statement | 2019

i |	PROXY SUMMARY

CORPORATE GOVERNANCE HIGHLIGHTS

SHAREOWNER EMPOWERMENT AND ENGAGEMENT	15% threshold for shareowners to call a special meeting
Majority vote to amend Certificate of Incorporation and By-laws
Annual election of all directors, with majority voting in uncontested director elections
No poison pill – we will seek shareowner approval if a shareowner rights plan is adopted
Robust year-round shareowner engagement, with Lead Director participation in shareowner discussions
Proxy access enabling shareowner(s) holding 3% of our stock for three years to include up to two director nominees (or nominees representing 20% of the Board) in our proxy
DIVERSE AND INDEPENDENT BOARD OF DIRECTORS	All director nominees are independent, except our CEO; no nominees with disclosable related-party transactions
Leader in Board diversity vis-à-vis personal characteristics (3 women, 3 Hispanics, 1 African-American, 2 non-U.S. citizens) and experiences (industry, profession, public service, geography)
Range of tenures to facilitate effective oversight and balance between historical experience and fresh perspectives
Skills and background aligned to our strategic direction
Clear, transparent director recruitment and selection process that formally prioritizes skills and qualifications and emphasizes leadership traits, work ethic, independence, business experience, and diversity of background
No director may serve on more than four public company boards (including the Honeywell Board)
BEST-IN-CLASS BOARD STRUCTURE AND PROCESSES

Independent Lead Director elected by independent directors, with expanded duties and responsibilities, including formal responsibility for working with the Corporate Governance and Responsibility Committee (CGRC) to lead new director selection and joint leadership of annual Board self-evaluation process

Regular executive sessions of independent directors
All members of all committees are independent directors
Lead Director and Chair of the CGRC empowered to call special Board meetings at any time for any reason
Annual self-assessment to enable adequate Board refreshment and appropriate evolution of Board skills, experience and perspectives; results shared and discussed in executive session of independent directors
Annual refresh of Corporate Governance Guidelines to ensure alignment with best practices
Director stock ownership guidelines require equity holdings of at least 5x annual cash retainer (actual ownership average of 29x as of December 31, 2018)
ROBUST OVERSIGHT OF RISKS AND OPPORTUNITIES	Board responsible for risk oversight, with specific responsibility for key risk areas delegated to relevant Board committees
Robust Enterprise Risk Management (ERM) program to enable Board identification and monitoring of key risks
Purposeful inclusion of key risk areas on Board and/or committee agendas, enabling continuous Board oversight of risk mitigation
Annual engagement with business leaders to discuss both short-term plans, long-term strategic opportunities and their associated risks
Incentive compensation not overly leveraged and with maximum payout caps and design features intended to balance pay for performance with the appropriate level of risk-taking
Clawbacks in the event of a significant restatement or violations of non-competition or non-solicitation agreements
COMMITMENT TO SUSTAINABILITY AND CORPORATE RESPONSIBILITY	Code of Business Conduct applies to all directors, officers, and employees
Suppliers expected to comply with published Supplier Code of Conduct, including conflict minerals, anti-human trafficking, business integrity, and health, safety, and environmental policies
Uncompromising adherence to foundational principles of Integrity and Ethics, Supporting Diversity, and Workplace Respect, while fostering a performance culture based on our 8 Behaviors
Over 50% of executive officers are diverse by ethnic background, place of birth (non-U.S.) or gender
No use of corporate funds for political contributions and careful oversight and transparency with respect to political lobbying activities
Demonstrated track record of exceeding our published greenhouse gas reduction and energy efficiency goals
Health, Safety, Environment, Product Stewardship, and Sustainability management operating system, with quarterly CEO reviews and regular Board oversight drive our establishment and achievement of sustainability goals
Honeywell Hometown Solutions, our corporate citizenship initiative, delivers high-impact social sustainability programming around the world

| Notice and Proxy Statement | 2019	5

i |	PROXY SUMMARY

EXECUTIVE COMPENSATION SNAPSHOT

I WHAT WE DO	I WHAT WE DON’T DO

Pay for Performance. We closely align pay and performance, as a significant portion of target total direct compensation is at-risk. The Management Development and Compensation Committee (MDCC) validates this alignment annually and ensures performance-based compensation comprises a significant portion of executive compensation.

No Excessive Perks. We do not provide perquisites except in cases where there is a compelling business or security reason, nor do we provide gross-ups, except in limited cases for relocation.

Robust Performance Goals. We establish clear and measurable goals and targets and hold our executives accountable for achieving specified targets to earn a payout under our incentive plans. Performance goals are linked to operating priorities designed to create long-term shareowner value.

No Guaranteed Annual Salary Increases or Bonuses. Annual salary increases are based on evaluations of individual performance and the competitive market. In addition, we do not provide guarantees on bonus payouts.

Double Trigger in the Event of a Change-in-Control (CIC). We have double trigger vesting on equity and severance for CIC; executives will not receive cash severance nor will equity vest in the event of a CIC unless accompanied by qualifying termination of employment.

No New Excise Tax Gross-Ups and No Accelerated Bonus Payments Upon CIC. We eliminated gross-ups for excise taxes upon a CIC for any new officers since 2009. Plans provide that ICP awards earned in the year of a CIC would be paid at the time they would typically be paid based on business performance rather than target.

Maximum Payout Caps for Incentive Plans. Annual cash incentive compensation plan (ICP) and performance plan payouts are capped.	No Incentivizing of Short-Term Results to the Detriment of Long-Term Goals and Results. Pay mix is heavily weighted towards long-term incentives aligned with the interests of shareowners.
Clawback Practice. We maintain a policy that allows for recoupment of incentive compensation for any significant financial restatement or if an executive leaves the Company to join a competitor.	No Excessive Risks. Compensation practices are appropriately structured and avoid incentivizing employees to engage in excessive risk-taking.
Robust Stock Ownership Requirements. We require executives to hold meaningful amounts of stock and require them to hold 100% of net shares for one year from exercise or vesting.	No Hedging or Pledging. We do not allow hedging or pledging of our stock.

Independent Compensation Consultant. We retain an independent compensation consultant on behalf of the MDCC to review and advise the MDCC on executive compensation matters. The independent consultant attends all MDCC meetings.

No Consultant Conflicts. Under the MDCC’s established policy, the compensation consultant cannot provide any other services to Honeywell without the MDCC’s approval. Regular independence reviews are conducted.

I  2018 EXECUTIVE COMPENSATION

The following table reflects 2018 compensation awarded or paid to our Named Executive Officers (NEOs) from the perspective of the MDCC. See Compensation Discussion and Analysis beginning on page 38 for more details on 2018 executive compensation.

NEO	Position	Base Salary	Annual Incentive Plan (ICP)(1)	2018-2020 Performance Plan Units(2)	Stock Options(3)	Restricted Stock Units(4)	Total Annual Direct Compensation

Darius Adamczyk	Chairman and CEO	$1,571,154	$4,100,000	$6,375,720	$3,185,655	$3,185,495	$18,418,024
Gregory P. Lewis	SVP and Chief Financial Officer	$578,981	$730,000	$525,000	$591,250	$554,742	$2,979,973
Timothy O. Mahoney	President and CEO, Aerospace	$992,788	$1,840,000	$3,057,076	$1,523,060	$1,522,822	$8,935,746
Krishna Mikkilineni	SVP, Engineering and IT	$810,673	$930,000	$2,632,028	$1,307,845	$1,305,276	$6,985,822
Mark R. James	SVP, HR, Security and Communications	$774,231	$1,080,000	$2,354,112	$1,173,040	$1,165,425	$6,546,808
Thomas A. Szlosek(5)	Retired Chief Financial Officer	$560,481	$—	$2,713,768	$1,348,050	$1,336,354	$5,958,653

(1)	Annual ICP payouts determined 80% based on a calculation against pre-set goals. The remaining 20% was based on individual assessments.
(2)

Grant date value of performance stock units (PSUs) issued for a new three-year performance period for all NEOs except Mr. Lewis. The amount for Mr. Lewis is the grant date value of performance cash units for the same three-year performance period, made prior to him becoming an officer of the Company.

(3)	All stock option grants awarded to NEOs vest ratably over four years, have a 10-year term, and are subject to stock ownership and post-exercise holding requirements.
(4)

Restricted stock units vest over six-year periods and are subject to stock ownership and post-vesting holding requirements. The grant to Mr. Lewis, made prior to him becoming an officer of the Company, vests in three years.

(5)	2018-2020 Performance Plan Units and Stock Options granted to Mr. Szlosek in 2018 were forfeited upon his retirement.

6	| Notice and Proxy Statement | 2019

01 |	PROPOSAL 1: ELECTION OF DIRECTORS

PROPOSAL 1:

ELECTION OF DIRECTORS

Our Corporate Governance Guidelines set forth a clear vision statement for the composition of Honeywell’s Board:

“The composition of Honeywell’s Board, as well as the perspective and skills of its individual members, needs to effectively support Honeywell’s growth and commercial strategy. Collectively, the Board must also be capable of overseeing risk management, capital allocation, and leadership succession. Board composition and the members’ perspective and skills should evolve at an appropriate pace to meet the challenges of Honeywell’s changing commercial and strategic goals.”

Consistent with this vision, the Corporate Governance and Responsibility Committee (CGRC) has responsibility for identifying a slate of director nominees who collectively have the complementary experience, qualifications, skills, and attributes to guide the Company and function effectively as a Board.

The CGRC believes that each of the nominees presented in this proxy has key personal attributes that are important to an effective board: integrity, candor, analytical skills, willingness to engage management and each other in a constructive and collaborative fashion, and ability and commitment to devote significant time and energy to service on the Board and its committees. The CGRC also considered the following specific experiences, qualifications, and skills, which Honeywell believes are critical in light of our strategic priorities, and business objectives, operations, and structure.

DIRECTOR SKILLS AND QUALIFICATIONS

I  STRATEGIC SKILLS

Global Experience. Growing revenue outside of the United States, particularly in what we call “high growth regions” or “HGRs” such as China, India, Southeast Asia, Africa, and Latin America, is a central part of our long-term strategy for growth. Hence, exposure to markets and economies outside of the United States is an important qualification for our Board. This exposure can take many forms including government affairs, regulatory, managerial, or commercial.

Regulated Industries/Government Experience. Honeywell is subject to a broad array of government regulations, and demand for its products and services can be impacted by changes in law or regulation in areas such as aviation safety, security, and energy efficiency. Several of our directors have experience in regulated industries, providing them with insight and perspective in working constructively and proactively with governments and agencies globally.

Innovation and Technology. With Honeywell’s transformation to a software-industrial company in the digital age, expertise in combining software programming capabilities with leading-edge physical products and domain knowledge is critical to opening and securing new growth paths for all of Honeywell’s businesses.

Marketing. Developing new markets for our products and services is critical for driving growth. Our directors who have that expertise provide a much desired perspective on how to better market and brand our products and services.

Industries, End Markets, and Growth Areas. Experience in industries, end markets, and growth areas that Honeywell serves – Commercial Aerospace, Industrial Productivity, Non-Residential, Oil and Gas / Petrochemical, Defense and Space, and Specialty Chemicals – enables a better understanding of the issues facing our businesses.

I  CORE COMPETENCIES

Senior Leadership Experience. Experience serving as CEO or a senior executive as well as hands-on leadership experience in core management areas, such as strategic and operational planning, financial reporting, compliance, risk management, and leadership development, provide a practical understanding of complex organizations like Honeywell.

Public Company Board Experience. Service on the boards and board committees of other public companies provides an understanding of corporate governance practices and trends and insights into board management, relations between the board, the CEO and senior management, agenda setting, and succession planning.

Risk Management. In light of the Board’s role in risk oversight and our robust Enterprise Risk Management program, we seek directors who can help identify, manage, and mitigate key risks, including cybersecurity, regulatory compliance, competition, financial, brand integrity, human capital, and intellectual property.

Financial Expertise. We believe that an understanding of finance and financial reporting processes is important for our directors to enable them to monitor and assess the Company’s operating and strategic performance and to ensure accurate financial reporting and robust controls. We seek directors with background and experience in capital markets, corporate finance, accounting, and financial reporting as well as directors with “accounting or related financial management expertise” as defined in the New York Stock Exchange listing standards.

| Notice and Proxy Statement | 2019	7

01 |	PROPOSAL NO. 1: ELECTION OF DIRECTORS

BOARD SKILLSET MATRIX

In 2018, we adopted a Board skills and experience matrix to facilitate the comparison of our directors’ skills versus those skills deemed necessary to oversee our current strategy. We continue to refresh the matrix, and the skills included in the matrix are evaluated against our articulated strategy so that it can serve as an effective tool for identifying director nominees who collectively have the complementary experience, qualifications, skills, and attributes to guide our Company. Our 2019 Board skillset matrix is set forth below.

8	| Notice and Proxy Statement | 2019

01 |	PROPOSAL NO. 1: ELECTION OF DIRECTORS

COMMITMENT TO BOARD INTEGRITY,

DIVERSITY, AND INDEPENDENCE

In addition to ensuring that our director nominees possess the requisite skills and qualifications, the CGRC places an emphasis on ensuring that the nominees demonstrate the right leadership traits, personality, work ethic, independence, and diversity of background to align with our performance culture and our long-term strategic vision. Specifically, these criteria include:

•	Exemplification of the highest standards of personal and professional integrity

•	Potential contribution to the diversity and culture of the Board, including by virtue of age, educational background, global perspective, gender, ethnicity, and nationality

•	Independence from management under applicable securities law, listing regulations, and Honeywell’s Corporate Governance Guidelines

•	Willingness to constructively challenge management through active participation in Board and committee meetings

•	Ability to devote sufficient time to performing their Board and committee duties

While Honeywell’s Corporate Governance Guidelines do not prescribe a diversity policy or standards, as a matter of practice, we are committed to enhancing both the diversity of the Board itself and the perspectives and values that are discussed in Board and committee meetings. Our current Board composition reflects this approach and the Board’s commitment to diversity.

The CGRC also believes that, in addition to diversity of personal characteristics, and experiences, diversity of service tenures on the Honeywell Board also facilitates effective Board oversight. Directors with many years of service to Honeywell provide the Board with a deep knowledge of our Company, while newer directors lend fresh perspectives. Hence, careful consideration is made to achieve the appropriate balance.

NOMINATION AND ELECTION PROCESS

Honeywell’s directors are elected at each Annual Meeting of Shareowners and hold office for one-year terms or until their successors are duly elected and qualified. Honeywell’s By-laws provide that in any uncontested election of directors (an election in which the number of nominees does not exceed the number of directors to be elected), any nominee who receives a greater number of votes cast “FOR” his or her election than votes cast “AGAINST” his or her election will be elected to the Board of Directors.

The Board has nominated 12 candidates for election as directors. If any nominee should become unavailable to serve prior to the Annual Meeting, the shares represented by a properly signed and returned proxy card or voted by telephone, via the Internet or by scanning the QR code will be voted for the election of such other person as may be designated by the Board. The Board may also determine to leave the vacancy temporarily unfilled or reduce the authorized number of directors in accordance with the By-laws.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

| Notice and Proxy Statement | 2019	9

01 |	PROPOSAL NO. 1: ELECTION OF DIRECTORS

NOMINEES FOR ELECTION

DARIUS ADAMCZYK Chairman and Chief Executive Officer, Honeywell International Inc.

About

Mr. Adamczyk has been the Chairman and Chief Executive Officer of Honeywell since April 2018. Mr. Adamczyk was President and Chief Executive Officer from March 2017 to April 2018 and Chief Operating Officer from April 2016 to March 2017. From April 2014 to April 2016, Mr. Adamczyk served as President and CEO of Honeywell Performance Materials and Technologies (PMT). Prior to serving as President and CEO of PMT, Mr. Adamczyk served as President of Honeywell Process Solutions from 2012 to 2014. When he joined Honeywell in 2008, he became President of Honeywell Scanning and Mobility from 2008 to 2012. Mr. Adamczyk began at Honeywell when Metrologic, Inc., where he was the Chief Executive Officer, was acquired by Honeywell. Prior to joining Honeywell, Mr. Adamczyk held several general management assignments at Ingersoll Rand, served as a senior associate at Booz Allen Hamilton, and started his career as an electrical engineer at General Electric.

Specific Qualifications, Attributes, Skills, and Experience

•  Senior leadership roles in global organizations, both large and small

•  Deep understanding of software, both technically and commercially, and a proven track record in growing software-related businesses at Honeywell

•  Demonstrated ability to deliver financial results as a leader in a variety of different industries, with disparate business models, technologies, and customers

•  Strategic leadership skills necessary to grow Honeywell sales organically and inorganically while meeting the challenges of a constantly changing environment across Honeywell’s diverse business portfolio

DUNCAN B. ANGOVE Chief Executive Officer and Managing Partner, Warmaug Partners LLC

About

Since 2018, Mr. Angove has been CEO and Managing Partner of Warmaug Partners LLC, a private equity firm focused on delivering superior financial returns through the application of financial capital and digital transformation. Previously, from 2010 to 2018, Mr. Angove was President of Infor, Inc., a privately held provider of enterprise software and a strategic technology partner for more than 90,000 organizations worldwide. Infor’s software is purpose-built for specific industries, from manufacturing to healthcare, providing complete suites that are designed to support end-to-end business processes and digital transformation. Previously, Mr. Angove served as the Senior Vice President and General Manager of the Retail Global Business Unit for Oracle Corporation, a global technology provider of enterprise software, hardware, and services, from 2005 to 2010. He joined Oracle through its acquisition of Retek Inc., then a publicly traded provider of software solutions and services to the retail industry, where he served in various roles of increasing responsibility from 1997 until 2005.

Specific Qualifications, Attributes, Skills, and Experience

•  Senior technology industry leader with global operating experience including in software and digital transformation

•  Deep understanding of the trends across enterprise cloud, infrastructure software, digital, and the Internet of Things, and skilled at driving value creation

•  Extensive experience in corporate strategy, M&A, sales, marketing, and business and product development

10	| Notice and Proxy Statement | 2019

01 |	PROPOSAL NO. 1: ELECTION OF DIRECTORS

WILLIAM S. AYER Retired Chairman and Chief Executive Officer, Alaska Air Group, Inc.

About

Mr. Ayer is the retired Chairman of the Board and Chief Executive Officer of Alaska Air Group, Inc. (Alaska Air Group), the parent company of Alaska Airlines and its sister carrier, Horizon Air. Mr. Ayer served as Chief Executive Officer of Alaska Air Group and its subsidiaries through 2012, and as Chairman through 2013. A veteran of more than three decades in aviation, Mr. Ayer began his career with Horizon Air in 1982 where he held a variety of marketing and operations positions. He joined Alaska Airlines in 1995 as Vice President of Marketing and Planning, and subsequently held the posts of Senior Vice President, Chief Operating Officer, and President. In 2002, he became Alaska Air Group’s Chief Executive Officer, and, in May 2003, he was appointed Chairman. Mr. Ayer was a director of Puget Sound Energy, Inc. and Puget Energy, Inc., from January 2005 until January 2015 and served as Chairman from January 2009 until January 2015.

Specific Qualifications, Attributes, Skills, and Experience

• Deep aerospace industry knowledge as well as sales, marketing, and operations experience through his three decades of leadership roles at Alaska Air Group, recognized for its best-in-class operating metrics among U.S. air carriers

• Proven leadership skills in developing a business enterprise that can deliver long-term, sustained excellence based on a management style that includes a relentless focus on the customer, continuous improvement, and building a culture of safety, innovation, sustainability, and diversity

• Understanding of the U.S. public utility industry through his service as a director on the Board of Puget Energy

KEVIN BURKE Retired Chairman, President and Chief Executive Officer, Consolidated Edison, Inc.

About

Mr. Burke joined Consolidated Edison, Inc. (Con Edison), a utility provider of electric, gas, and steam services, in 1973 and held positions of increasing responsibility in system planning, engineering, law, nuclear power, construction, and corporate planning. He served as Senior Vice President from July 1998 to July 1999, with responsibility for customer service and for Con Edison’s electric transmission and distribution systems. In 1999, Mr. Burke was elected President of Orange and Rockland Utilities, Inc., a subsidiary of Con Edison. He was elected President and Chief Operating Officer of Consolidated Edison Company of New York, Inc., in 2000 and elected Chief Executive Officer in 2005. Mr. Burke served as President and Chief Executive Officer of Con Edison from 2005 through 2013, and was elected Chairman in 2006. Mr. Burke became non-executive Chairman of Con Edison in December 2013 and served in that capacity until April 2014. Mr. Burke was a member of the Board of Directors of Con Edison and a member of the Board of Trustees of Consolidated Edison Company of New York, Inc., which is a subsidiary of Con Edison, until May 2015.

Specific Qualifications, Attributes, Skills, and Experience

• Extensive management expertise gained through various executive positions, including senior leadership roles, at Con Edison

• Wealth of experience in energy production and distribution, energy efficiency, alternative energy sources, engineering and construction, government regulation, and development of new service offerings

• Significant expertise in developing clean and renewable energy infrastructure technology used in clean energy, solar generation, and other energy efficient products and services

• Oversaw the implementation of financial and management information systems, utility operational systems, and process simulators

• Deep knowledge of corporate governance and regulatory issues facing the energy, utility, and service industries

| Notice and Proxy Statement | 2019	11

01 |	PROPOSAL NO. 1: ELECTION OF DIRECTORS

JAIME CHICO PARDO President and Chief Executive Officer, ENESA, S.A. de C.V.

About

Mr. Chico Pardo has been President and Chief Executive Officer of ENESA, S.A. de C.V. (ENESA), a private fund investing in the Mexican energy and health care sectors since March 2010. He previously served as Co-Chairman of the Board of Telefonos de Mexico, S.A.B. de C.V. (TELMEX), a telecommunications company based in Mexico City, from April 2009 until April 2010, as its Chairman from October 2006 to April 2009, and as its Vice Chairman and Chief Executive Officer from 1995 until 2006. Mr. Chico Pardo was Co-Chairman of the Board of Impulsora del Desarrollo y el Empleo en América Latina, S.A. de C.V., a publicly listed company in Mexico engaged in investment in and management of infrastructure assets in Latin America, from 2006 until 2010. He also was Chairman of Carso Global Telecom, S.A. de C.V. from 1996 until 2010. Prior to joining TELMEX, Mr. Chico Pardo served as President and Chief Executive Officer of Grupo Condumex, S.A. de C.V. and Euzkadi/General Tire de Mexico, manufacturers of products for the construction, automotive, and telecommunications industries. Mr. Chico Pardo also has spent a number of years in the international and investment banking business. Mr. Chico Pardo is a director of Grupo Bimbo, S.A.B. de C.V. and PROMECAP Acquisition Company, S.A.B. de C.V. He previously served as a director of AT&T (2008-2015), Grupo Carso, S.A. de C.V. and several of its affiliates (1991-2013), three mutual funds in the American Funds family of mutual funds (2011-2013) and Honeywell Inc. from September 1998 to December 1999.

Specific Qualifications, Attributes, Skills, and Experience

• Broad international exposure through senior leadership roles in Latin American companies in the telecommunications, automotive, manufacturing, engineering, and construction industries

• Expertise in the management of infrastructure assets and international business, operations, and finance focused on Latin America

• Broad experience with investment strategies in innovation and technology to support the energy, healthcare, and telecommunications industries in Mexico and Latin America

• Enhanced perspectives on corporate governance, risk management, and other issues applicable to public companies

D. SCOTT DAVIS Retired Chairman and Chief Executive Officer, United Parcel Service, Inc.

About

Mr. Davis joined United Parcel Service, Inc. (UPS), a leading global provider of package delivery, specialized transportation, and logistics services in 1986. He served as the non-Executive Chairman of UPS from September 2014 until May 2016. Prior to his retirement as Chief Executive Officer of UPS, Mr. Davis served as Chairman and Chief Executive Officer from January 1, 2008 to September 2014. Prior to this, he served as Vice Chairman since December 2006 and as Senior Vice President, Chief Financial Officer and Treasurer since January 2001. Previously, Mr. Davis held various leadership positions with UPS, primarily in the finance and accounting areas. During his tenure at UPS, Mr. Davis served a critical role in helping UPS to reinvent itself into a technology company. Prior to joining UPS, he was Chief Executive Officer of II Morrow Inc., a technology company and developer of general aviation and marine navigation instruments. Mr. Davis is a Certified Public Accountant. He also is a director of Johnson and Johnson. Mr. Davis previously served on the Board of the Federal Reserve Bank of Atlanta (2003-2009), serving as Chairman in 2009, and as a director of EndoChoice Holdings (2015-2016).

Specific Qualifications, Attributes, Skills, and Experience

• Significant expertise in management, strategy, finance, and operations gained over 25 years at UPS including through senior leadership roles

• Financial management expertise, including financial reporting, accounting, and controls

• Strong banking experience and a deep understanding of public policy and global economic indicators

• Extensive experience in the transportation and logistics services industry

• In-depth understanding of technology and software solutions that support automated and web-based shipping, tracking, and specialized transportation logistics

12	| Notice and Proxy Statement | 2019

01 |	PROPOSAL NO. 1: ELECTION OF DIRECTORS

LINNET F. DEILY Former Deputy U.S. Trade Representative and Ambassador

About

Ms. Deily was Deputy U.S. Trade Representative and U.S. Ambassador to the World Trade Organization from 2001 to 2005. From 2000 until 2001, she was Vice Chairman of The Charles Schwab Corp. Ms. Deily served as President of the Schwab Retail Group from 1998 until 2000 and President of Schwab Institutional-Services for Investment Managers from 1996 to 1998. Prior to joining Schwab, she was the Chairman of the Board, Chief Executive Officer, and President of First Interstate Bank of Texas from 1990 until 1996. She retired as a director of Chevron Corporation in May 2018.

Specific Qualifications, Attributes, Skills, and Experience

• Unique global and governmental perspectives regarding international trade, capital markets, public policy, telecommunications, information services, corporate finance, refinery, and petrochemical industries

• Extensive experience leading international trade negotiations and detailed knowledge and insight into challenges and opportunities related to government relations

• Broad experience managing technology platforms for investment managers and retail clients

• Significant financial experience through senior leadership roles in banking, brokerage, and financial services companies

• Substantial experience as a Fortune 500 company director

JUDD GREGG Former Governor and U.S. Senator of New Hampshire

About

Senator Gregg has spent over three decades in public office, most recently serving as the United States Senator from the State of New Hampshire from January 1993 until January 2011. During his tenure in the Senate, Senator Gregg served on a number of key Senate Committees including Budget; Appropriations; Government Affairs; Banking, Housing and Urban Affairs; Commerce, Science and Transportation; Foreign Relations; and Health, Education, Labor and Pensions. He has served as the Chairman and Ranking Member of the Health, Education, Labor and Pensions Committee and the Chairman and Ranking Member of the Senate Budget Committee as well as chairman of various sub-committees. Senator Gregg served as a chief negotiator of the Emergency Economic Stabilization Act of 2008 and was the lead sponsor of the Deficit Reduction Act of 2005, and, along with the late Senator Ted Kennedy, co-authored the No Child Left Behind Act of 2001. In March 2010, Senator Gregg was appointed to President Obama’s bipartisan National Commission on Fiscal Responsibility and Reform. From 1989 to 1993, Senator Gregg was the Governor of New Hampshire and prior to that was a U.S. Representative from 1981 to 1989. Senator Gregg was named as Dartmouth College’s first distinguished fellow and he teaches at the college and its graduate schools. He also serves as a director of Evoqua Corporation. Senator Gregg previously served as a director of Intercontinental Exchange, Inc. (2011-2013).

Specific Qualifications, Attributes, Skills, and Experience

• Deep understanding and experience in local, state, national, and international issues

• Extensive experience in government, public policy, financial regulatory reform, banking, tax, capital markets, science, renewable technology and research, environmental protection and conservation, healthcare, and foreign policy

• Significant insight into fiscal affairs, governmental relations, legislative, and regulatory issues

| Notice and Proxy Statement | 2019	13

01 |	PROPOSAL NO. 1: ELECTION OF DIRECTORS

CLIVE HOLLICK Former Chief Executive Officer, United Business Media

About

Lord Hollick was Chief Executive Officer of United Business Media and its predecessor companies from 1974 to 2005. United was a London-based, international information, broadcasting, financial services, and publishing group. From 2005 to 2010, he was a partner, managing director, and adviser to Kohlberg Kravis Roberts and Co., a private equity firm focusing on businesses in the media and financial services sectors. In addition, Lord Hollick was Chairman of the Economic Affairs Committee of the House of Lords. He previously served as a director of ProSiebenSat. 1 Media AG (2007-2014), Gogo Inc. (2013-2014), The Nielsen Company B.V. (2006-2009), Diageo plc (2001-2011), TRW Inc. (2000-2002), and BAE Systems (1992-1997).

Specific Qualifications, Attributes, Skills, and Experience

• Management expertise, diverse perspective on international markets, and media experience gained through over 30 years as the leader of United Business Media

• Deep knowledge of public policy and trends in the UK and European markets

• In-depth understanding of the operating environment in the UK and Europe particularly with respect to information and financial services, broadcasting, publishing and online media, marketing and branding, technology, and innovation

• Substantial experience in mergers and acquisitions in the media and financial services sectors, including in a private equity context

GRACE D. LIEBLEIN Former Vice President-Global Quality, General Motors Corporation

About

Ms. Lieblein served as Vice President, Global Quality of General Motors (GM), a company that designs, manufactures and markets cars, crossovers, trucks, and automobile parts worldwide from November 2014 to March 2016. Ms. Lieblein served as Vice President, Global Purchasing and Supply Chain from December 2012 to November 2014, the GM Brazil President and Managing Director from June 2011 until December 2012, the GM Mexico President and Managing Director from January 2009 until June 2011 and Vehicle Chief Engineer from October 2004 to January 2009. Ms. Lieblein joined GM in 1978 as a co-op student at the General Motors Assembly Division in Los Angeles and has held a variety of leadership positions at GM in engineering, product development and manufacturing. Ms. Lieblein also is a director of Southwest Airlines Co. and American Tower Corporation.

Specific Qualifications, Attributes, Skills, and Experience

• Wide-ranging management and operating experience gained through various executive positions during an extensive career at GM

• Significant expertise in supply chain management, global manufacturing, engineering, technology, and product design and development

• International business, operations, and finance experience gained through senior leadership positions in Brazil and Mexico

14	| Notice and Proxy Statement | 2019

01 |	PROPOSAL NO. 1: ELECTION OF DIRECTORS

GEORGE PAZ Retired Chairman and Chief Executive Officer, Express Scripts Holding Company

About

Mr. Paz served as Chairman of the Board of Express Scripts Holding Company (Express Scripts), a pharmacy benefit management company, from May 2006 to its acquisition by Cigna in December 2018, as Chief Executive Officer from April 2005 to May 2016, and as President from October 2003 to February 2014. He first became a director of Express Scripts in January 2004. Mr. Paz joined Express Scripts as Senior Vice President and Chief Financial Officer in January 1998 and continued to serve as its Chief Financial Officer following his election as President until April 2004. Mr. Paz is a Certified Public Accountant. He also is a director of Prudential Financial, Inc.

Specific Qualifications Attributes Skills, and Experience

• Significant management and finance experience gained through senior leadership positions at Express Scripts

• Financial expertise, including in tax, financial reporting, accounting, and controls

• Information technology expertise in the healthcare and pharmaceutical industries and a strong track record of developing automated solutions in the healthcare marketplace

• Developed technologies for adjudication, compliance, prior authorization, and safety standards in healthcare

• Extensive experience in corporate finance, insurance and risk management, mergers and acquisitions, capital markets, government regulation, and employee health benefits

ROBIN L. WASHINGTON Executive Vice President and Chief Financial Officer, Gilead Sciences, Inc.

About

Ms. Washington joined Gilead Sciences, Inc. (Gilead), a research-based biopharmaceutical company, as Senior Vice President and Chief Financial Officer in May 2008. In her current role as Executive Vice President and Chief Financial Officer, she oversees Gilead’s Global Finance, Investor Relations, and Information Technology organizations. From 2006-2007, Ms. Washington served as Chief Financial Officer of Hyperion Solutions, an enterprise software company that was acquired by Oracle Corporation in March 2007. Prior to that, Ms. Washington spent nearly 10 years at PeopleSoft, a provider of enterprise application software, where she served in a number of executive positions, most recently in the role of Senior Vice President and Corporate Controller. Ms. Washington is a Certified Public Accountant. She is a director of Salesforce.com Inc. and previously served as a director of Tektronix, Inc. (acquired by Danaher Corporation) (2005-2007) and MIPS Technologies, Inc. (acquired by Imagination Technologies Group PLC) (2008-2013).

Specific Qualifications Attributes Skills, and Experience

• Extensive management, operational and accounting experience in the healthcare and information technology industries

• Financial expertise, including in tax, financial reporting, accounting and controls, corporate finance, mergers and acquisitions, and capital markets

• Broad experience on corporate governance issues gained through public company directorships

| Notice and Proxy Statement | 2019	15

02 |	CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

Honeywell is committed to strong corporate governance policies, practices, and procedures designed to make the Board effective in exercising its oversight role. Our Board of Directors oversees management performance on behalf of our shareowners to ensure that the long-term interests of our shareowners are being served, to monitor adherence to Honeywell standards and policies, and to promote the exercise of responsible corporate citizenship. Our Board values and considers the feedback we receive from our shareowners, and we have taken a number of actions over the last several years to increase shareowner rights, enhance the Board’s structure, and augment our commitment to sustainability and corporate responsibility taking into account those perspectives.

The following timeline summarizes the evolution of our corporate governance practices.

• Created role of independent Lead Director • Changed our independent auditor after a thorough, competitive vetting process to ensure delivery of value, quality and technology

•  Proactively adopted proxy access amendment to our By-laws providing that a single shareowner or group of up to 20 shareowners who have held 3% of Honeywell stock for three years may nominate the greater of 20% of the Board or two directors

• Significantly increased the responsibilities of the independent Lead Director
• Published a Supplier Code of Conduct, which was incorporated as a mandatory flowdown in our supply contracts; used third-party audits to validate compliance with the Supplier Code of Conduct
• Published a Human Trafficking Policy

•  Initiated significant changes to executive compensation plans in response to shareowner preference for longer-term performance awards, better visibility, and less discretion vis-à-vis award determinations, and heavier weighting toward performance-based equity rather than stock options

— Replaced two-year Growth Plan with three-year Performance Plan
— Shifted 80% of annual bonus to formulaic determination
— Shifted weight from stock options to performance stock units
• Amended our Corporate Governance Guidelines to improve Board refreshment
• Enhanced the Board’s self-evaluation process
• Further strengthened the role of Lead Director
• Instituted a formal Board skills and experience matrix to facilitate comparison of our director’s skills versus those skills deemed necessary to oversee our current strategy
• Increased Board retirement age to ensure Board continuity through CEO succession and portfolio realignment
• Continued evolution of executive compensation plan with further shift from stock options to performance stock units

•  Relentless, unambiguous communication that Integrity and Ethics, Supporting Diversity, and Workplace Respect are foundational principles of our performance culture required of every employee globally

• Instituted enterprise-wide mandatory annual certification of compliance with our updated Code of Business Conduct
• Nominated a new director for election to the Board by our shareowners under an enhanced recruitment process
• Inaugural Board skillset matrix included in Proxy Statement
• Reduced ownership threshold to call a special meeting of shareowners from 20% to 15%

•  Adopted executive approval requirements to increase oversight of trade association memberships

•  Instructed trade associations not to use our membership dues for political contributions

•  Reduced number of public company boards (including the Honeywell Board) on which any individual director may sit from five to four

•  Formalized equivalency of independent Lead Director and independent Chairman roles and responsibilities

16	| Notice and Proxy Statement | 2019

02 |	CORPORATE GOVERNANCE

SHAREOWNER OUTREACH AND ENGAGEMENT

Understanding the issues that are important to our shareowners is critical in ensuring that we address their interests in a meaningful and effective manner. It is also foundational to good corporate governance. In that light, we engage with our shareowners on a regular basis throughout the year to discuss a range of topics, including our performance, strategy, risk management, executive compensation, and corporate governance. We recognize the value of taking our shareowners’ views into account. Dialogue and engagement with our shareowners help set goals and expectations for our performance, and facilitate identification of emerging issues that may affect our strategies, corporate governance, compensation practices, and other aspects of our operations.

Our shareowner and investor outreach and engagement take many forms. We participate in numerous investor conferences and analyst meetings, hold our own investor events, some of which focus on individual businesses held at our facilities, and meet one-on-one with our shareowners in a variety of contexts and forums. As part of our governance-focused shareowner engagement program, members of our Board, including our Lead Director, participate in many of these meetings to discuss a range of Environmental, Social, and Governance (ESG) matters, including executive compensation, corporate governance, and sustainability. In addition, our Chairman and CEO, Chief Financial Officer, Vice President of Investor Relations, and other senior management engage with our shareowners on a frequent basis, year-round, to discuss Honeywell’s strategy and our financial and business performance and to provide updates on key developments.

Shareowner engagement during 2018 was robust given the implementation of significant portfolio actions that were announced in 2017 and our CFO transition. We held 24 one-on-one meetings with shareowners during the course of 2018 (representing approximately 29% of outstanding shares) to discuss a wide range of business performance, governance, sustainability and compensation topics. In addition, our Chairman and Chief Executive Officer, Chief Financial Officer, and other executive officers hosted 56 one-on-one or small group shareowner meetings to discuss business performance and seek feedback.

I  GOVERNANCE-FOCUSED SHAREOWNER ENGAGEMENT PROGRAM

SPRING Our Annual Report and Proxy Statement are distributed to our shareowners. We then extend invitations to our largest shareowners to discuss matters to be voted on at our upcoming Annual Meeting. SUMMER Management reports to the Board of Directors on the just-ended proxy season, including a discussion on the voting results and shareowner feedback. This discussion sets the agenda for our Summer/Fall shareowner engagement. ANNUAL SHAREOWNER ENGAGEMENT WINTER The Board implements governance changes, if appropriate, based on its independent judgment and the Summer/Fall shareowner feedback. SUMMER/FALL Management determines topics for upcoming shareowner discussions based on its review of new governance trends, regulatory developments, and the results of the recently concluded Annual Meeting of Shareowners. Management begins shareowner engagement with our largest shareowners. 54 shareowners received invitations to participate in one-on-one dialogue focused on ESG matters, representing 50% of our outstanding shares 24 one-on-one meetings with shareowners to discuss ESG matters, representing 29% of our outstanding shares 12 one-on-one shareowner meetings hosted by our independent Lead Director or an executive ofcer to discuss ESG matters, representing 24% of our outstanding shares

| Notice and Proxy Statement | 2019	17

02 |	CORPORATE GOVERNANCE

I  YEAR-ROUND SHAREOWNER ENGAGEMENT

• One-on-one shareowner meetings

• Shareowner meetings at industry conferences

• Roadshows in key regions to meet face-to-face with shareowners

I  2018 SHAREOWNER ENGAGEMENT FOCUS AREAS

In 2018, our conversations with shareowners focused on the following key areas:

•  Board oversight of long-term strategy

•  Performance in our four strategic business groups, key end market trends, overview of our competitive landscape, and potential impacts to our businesses from changes in the regulatory environment

•  Updates on the two spin transactions and the process by which Honeywell reached the decision to spin the Transportation Systems business (now Garrett Motion Inc. or Garrett) and the Homes and ADI global distribution businesses (now Resideo Technologies, Inc. or Resideo)

•  Introduction to our incoming CFO, Gregory P. Lewis, when executing the CFO transition

•  Board refreshment from a diversity and risk perspective

•  Recombination of the Chairman and CEO role

•  A recap of executive compensation program changes that were implemented in 2017 and 2018

•  Overview of capital deployment strategy following 2018 spins

•  An overview of our environmental and social policies and initiatives, such as our Inclusion and Diversity, Sustainability, Worker Safety, and New Uses of Legacy Properties programs

39 one-on-one or small- group shareowner meetings hosted by our Chairman and CEO to discuss business performance and seek feedback, attended by 105 shareowners

17 one-on-one or small- group shareowner meetings hosted by our CFO or other executive officers to discuss business performance and seek feedback, attended by 140 shareowners

I  SHAREOWNER FEEDBACK

Again this year, our shareowners welcomed our level of outreach and expressed appreciation for our engagement and our responsiveness to shareowner concerns. Below is a summary of the feedback we received:

•

Positive feedback on our 2018 financial performance, especially with regard to organic sales growth in Aerospace, defense and warehouse automation, our achievement of 100% adjusted free cash flow conversion, and our successful Intelligrated (SPS) integration and execution

•	Appreciation for the level of transparency and the speed with which we executed the Garrett and Resideo spins

•

Positive feedback regarding the changes to our executive compensation program, especially with regard to how the program has evolved in response to shareowner feedback – in 2018, approximately 92% of our shareowners voted in favor of “Say on Pay”

•

Continued interest in the recombination of the Chairman and CEO roles and in the Lead Director’s expanded responsibilities to strengthen the position as a counterbalance to the combined Chairman and CEO position

•	Increased interest in the beneficial dynamics resulting from the diversity of personal background, skills, and experiences of Honeywell’s directors

•	Emphasis on importance of maintaining alignment of director skillsets with Company strategy

18	| Notice and Proxy Statement | 2019

02 |	CORPORATE GOVERNANCE

BOARD LEADERSHIP STRUCTURE

I  CHAIRMAN OF THE BOARD

Our CEO, Darius Adamczyk, became the Chairman of the Board at the 2018 Annual Meeting of Shareowners following the retirement of our former Chairman, David M. Cote. The decision to appoint Mr. Adamczyk as Chairman and recombine the Chairman and CEO roles followed careful consideration by the Board and extensive engagement with our shareowners. Understanding the importance of this leadership decision to the Company and its shareowners, the Board thoroughly explored the benefits and challenges of this appointment through an open-minded and unbiased decision-making process.

In reaching its decision to recombine the roles of Chairman and CEO under Mr. Adamczyk, the Board considered a wide range of factors as follows:

•

The benefits of a unified leadership structure during a period when Honeywell is in the process of a major portfolio realignment and a strategic shift designed to focus resources and management’s attention on high-growth businesses in six attractive industrial end markets where we can deploy our core technological strengths related to software, data analytics, and the industrial internet of things

•

An evaluation of the strength of Mr. Adamczyk’s character, the quality of his leadership, and the likelihood that Mr. Adamczyk’s service as both Chairman and CEO would enhance Company performance – the Board continues to believe that an independent Chairman would not enhance Company performance or improve governance effectiveness under Mr. Adamczyk’s leadership

•	Our longstanding track record of outperformance under a unified leadership structure in which the roles of Chairman and CEO were combined

•	The highly independent nature of our Board where there is only one non-independent director

•	Steps taken by Honeywell’s Board to strengthen the role of the independent Lead Director and the demonstrated ability of our Lead Director to effectively lead the Board

The Board carefully weighed the views of its shareowners as part of its deliberations leading up to our 2018 Annual Meeting of Shareowners and continued to engage with shareowners on this topic during the summer/fall shareowner engagement meetings thereafter. We heard a range of views during those meetings, with most of our shareowners expressing confidence that the Honeywell Board understands the importance of good corporate governance and has the ability to make the right decision regarding its ongoing leadership structure, specifically the determination of whether and when to separate and combine the roles of Chairman and CEO.

I  INDEPENDENT LEAD DIRECTOR

Honeywell’s independent Lead Director plays an important role in our governance structure, serving as the de facto leader of the independent directors, the single focal point charged with ensuring that the Board as a whole is providing appropriate independent oversight of management, and an ex officio member of each Board committee on which he or she does not otherwise serve. Over the past several years, the Board has continually taken action to strengthen the role of Lead Director, including amendments to our Corporate Governance Guidelines to formalize the role of the Lead Director in the recruitment and selection of new Board members and in the annual self-evaluation process.

The roles and responsibilities of the Lead Director are described in our Corporate Governance Guidelines, which the Board further amended to formalize the equivalency of independent Lead Director and independent Chairman roles and responsibilities. The guidelines now explicitly acknowledge that, in the absence of an independent Chairman, the Lead Director would assume the same roles and responsibilities. These roles and responsibilities include the following:

•

As and when the Board considers adding new members, work with the CEO, the CGRC and the full Board to help identify and prioritize the specific skill sets, experience, and knowledge that candidates for election to the Board must possess

•	Review, and when appropriate, make changes to Board meeting agendas and Board meeting schedules to ensure there is sufficient time for discussion of all agenda items

•	Review, and when appropriate, make changes to presentation material and other written information provided to directors for Board meetings

•	Preside at all meetings at which the Chairman is not present, including executive sessions of the independent directors, and apprise the Chairman of the issues considered

•	Serve as liaison between the Chairman and the independent directors

•	Be available for consultation and direct communication with the Company’s shareowners

•	Call meetings of the independent directors when necessary and appropriate

| Notice and Proxy Statement | 2019	19

02 |	CORPORATE GOVERNANCE

•	Retain outside professionals on behalf of the Board

•	Consult with management about what information is to be sent to the Board

•	Identify key strategic direction and operational issues upon which the Board’s annual core agenda is based

•	Serve as an ex officio member of each committee on which he does not otherwise serve

The Lead Director is selected biennially by Honeywell’s independent directors, taking into account the Lead Director Selection Criteria memorialized in our Corporate Governance Guidelines. These criteria include:

•	Qualifies as independent, in accordance with relevant listing standards

•	Ability to commit the time and level of engagement required to fulfill the substantial responsibilities of the role

•

Effective communication skills to facilitate discussions among Board members, including between the independent directors and the Chairman and CEO, and to engage with shareowners and other key stakeholders

•	Strong rapport with other members of the Board

•	High personal integrity and ethical character

•

Skills and experience broadly in line with Honeywell’s corporate strategy, including, as relevant, leadership experience within a large, complex organization, international experience, exposure to a variety of markets, and expertise aligned with key growth initiatives

Our current Lead Director, Mr. Jaime Chico Pardo, was re-elected by our independent directors in 2017 to serve a second two-year term which will expire in 2020. In addition to satisfying each of the criteria listed above, Mr. Chico Pardo has worked tirelessly on behalf of Honeywell including assisting Honeywell in its efforts to increase organic sales growth in Mexico and across Latin America, meeting with shareowners, and participating in various external governance and lead director programs to stay current on best practices and investor concerns. Mr. Chico Pardo is extremely well regarded by his fellow Board members for, among other things, his encyclopedic knowledge of Honeywell, listening and communication skills, excellent judgment, and ability to build consensus for informed decision making.

DIRECTOR INDEPENDENCE

Our Corporate Governance Guidelines state that the, “Board intends that, at all times, a substantial majority of its directors will be considered independent under relevant NYSE and SEC guidelines.”

I  AFFIRMATIVE DETERMINATION OF INDEPENDENCE

To fulfill this intent, the Board regularly reviews the independence of each non-employee director to make an affirmative determination of independence. Specifically, the CGRC conducts an annual review of the independence of the directors and reports its findings to the full Board. This year, based on the report and recommendation of the CGRC, the Board has determined that each of the non-employee nominees standing for election to the Board at the Annual Meeting—Messrs. Angove, Ayer, Burke, Chico Pardo, Davis, Gregg, Hollick, and Paz and Mses. Deily, Lieblein, and Washington—satisfies the independence criteria in the applicable NYSE listing standards and SEC rules (including, where applicable, the enhanced criteria with respect to members of the Audit Committee and the MDCC). Each Board committee member qualifies as a non-employee director within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the Exchange Act).

I  CRITERIA FOR DIRECTOR INDEPENDENCE

For a director to be considered independent, the Board must determine that the director does not have any material relationships with Honeywell, either directly as a partner, shareowner, or officer of an organization that has a relationship with Honeywell, other than as a director and shareowner. Material relationships can include vendor, supplier, consulting, legal, banking, accounting, charitable, and family relationships, among others. The Board considered all relevant facts and circumstances in making its determinations, including the following:

•	No non-employee director or nominee receives any direct compensation from Honeywell other than under the director compensation program described in this Proxy Statement.

•

No immediate family member (within the meaning of the NYSE listing standards) of any non-employee director or nominee receives direct compensation from Honeywell other than compensation received for service as a non-executive employee.

•	No non-employee director or nominee is affiliated with Honeywell or any of its subsidiaries or affiliates.

•

No non-employee director or nominee is an employee of Honeywell’s independent accountants and no non-employee director or nominee (or any of their respective immediate family members) is a current partner of Honeywell’s independent accountants, or was within the last three years, a partner or employee of Honeywell’s independent accountants and personally worked on Honeywell’s audit.

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02 |	CORPORATE GOVERNANCE

•

No non-employee director or nominee is a member, partner, or principal of any law firm, accounting firm, or investment banking firm that receives any consulting, advisory, or other fees from Honeywell.

•

No Honeywell executive officer is on the compensation committee of the board of directors of a company that employs any of our non-employee directors or nominees (or any of their respective immediate family members) as an executive officer.

•

No non-employee director or nominee (or any of their respective immediate family members) is indebted to Honeywell, nor is Honeywell indebted to any non-employee director or nominee (or any of their respective immediate family members).

•	No non-employee director or nominee is an executive officer of a charitable or other tax-exempt organization that received contributions from Honeywell.

•

Honeywell has commercial relationships (purchase and/or sale of products and services) with companies at which our directors serve or have served as officers within the past three years (Mr. Angove—Infor, Ms. Lieblein—General Motors, Mr. Paz—Express Scripts, and Ms. Washington—Gilead Sciences). In each case:

—	The relevant products and services were provided on terms and conditions determined on an arm’s-length basis and consistent with those provided by or to similarly situated customers and suppliers;

—	The relevant director did not initiate or negotiate the relevant transaction, each of which was in the ordinary course of business of both companies; and

—

The combined amount of such purchases and sales was less than 0.05% of the consolidated gross revenue of each of Honeywell and the other company in each of the last three completed fiscal years. This level is significantly below the requirements of the NYSE listing standards for director independence, which uses a 2% of consolidated gross revenue threshold and applies it to each of purchases and sales rather than the combination of the two.

•

While a non-employee director’s or nominee’s service as an outside director of another company with which Honeywell does business would generally not be expected to raise independence issues, the Board also considered those relationships and confirmed the absence of any material commercial relationships with any such company. Specifically, those commercial relationships were in the ordinary course of business for Honeywell and the other companies involved and were on terms and conditions available to similarly situated customers and suppliers.

•	The above information was derived from Honeywell’s books and records and responses to questionnaires completed by the director nominees in connection with the preparation of this Proxy Statement.

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02 |	CORPORATE GOVERNANCE

BOARD’S ROLE IN RISK OVERSIGHT

While senior management has primary responsibility for managing risk, the Board as a whole has responsibility for risk oversight with specific risk areas delegated to relevant Board committees who report on their deliberations to the Board. The specific risk areas of focus for the Board and each of its committees are summarized below.

Board/Committee	Primary Areas of Risk Oversight

Full Board

•  Oversee the Company’s risk governance framework, including an enterprise-wide culture that supports appropriate risk awareness and the identification, escalation, and appropriate management of risk

•  Integrity, ethics, and compliance with our Code of Business Conduct

•  General strategic and commercial risks such as new product launch, capital spend, raw material price increases, foreign currency fluctuation, diminished customer demand, technology obsolescence, reductions to government spending, and a slowdown in economic growth

•  Disruption, including disruptive technologies, emerging competition, and changing business models

•  M&A integration and the M&A competitive landscape

•  Legal risks such as those arising from litigation and intellectual property matters

Audit Committee

•  Oversee the Company’s Enterprise Risk Management (ERM) and Crisis Incident Management programs

•  Cybersecurity, including protection of customer and employee data, trade secrets, and other proprietary “crown jewel” information, ensuring the security of data on the cloud, persistent threats, and cyber risks associated with our own software products

•  Accounting, controls, and financial disclosure

•  Tax and liquidity management

•  Product integrity and product security

•  Vendor risk, including supply chain disruption

•  Operational business continuity, including catastrophic risks such as natural disasters and plant accidents

Corporate Governance and Responsibility Committee (CGRC)

•  Political contributions and lobbying

•  Regulatory compliance, such as data privacy, sanctions and export compliance, government contracts compliance, and counterfeit parts

•  Integrity and compliance programs and policies

•  Geopolitical risk, including political, economic or military conflicts and tariffs

•  Health, safety, environmental, product stewardship, and sustainability

Management Development and Compensation Committee (MDCC)

•  Succession planning

•  Compensation plans, programs, and arrangements and other employment practices and policies

•  Recruitment and retention of key talent

•  Labor compliance and progress in implementing our diversity goals and objectives

•  Workplace respect and culture

•  Workplace violence

Retirement Plans Committee	• Funding of our employee pension and saving plans

I  ENTERPRISE RISK MANAGEMENT PROGRAM

The Board uses the ERM program as a key tool for understanding the inherent risks facing Honeywell as well as assessing whether management’s processes, procedures, and practices for mitigating those risks are effective. The ERM assessment deployed by management is robust, based on both an enterprise-wide “top down” and “bottom up” view of commercial, strategic, legal, compliance, cyber, and reputational risks and strategies for mitigating those risks. In 2018, the ERM program included interviews with each director, each executive officer, and 57 risk owners across all businesses and functions.

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02 |	CORPORATE GOVERNANCE

Both the Audit Committee and the full Board review the results of the annual ERM assessment. During the reviews, Honeywell’s CFO and General Counsel jointly present the results of the ERM assessment in a manner designed to provide full visibility into the risks facing Honeywell and how management is mitigating those risks, thereby enabling the Board to effectively exercise its oversight function. To facilitate continued monitoring and oversight by the Board, key risk areas identified during the ERM process and management’s associated mitigation activities become part of Board and/or committee meeting agendas for the following year.

Every three years, the ERM process includes one-on-one meetings with each Board member to discuss each director’s “top down” view of risks facing the enterprise, to solicit the director’s recommendations for improving the ERM process, and to ensure that the universe of risks and the metrics for identifying key risks, in terms of likelihood of occurrence and potential financial impact, is both realistic and appropriate. Feedback from the one-on-one interviews with the individual Board members is presented to the full Board and incorporated in our ERM program and risk mitigation efforts.

I  OVERSIGHT OF STRATEGY

One of the Board’s primary responsibilities is overseeing management’s establishment and execution of the Company’s strategy and the associated risks. The full Board oversees strategy and strategic risk through robust and constructive engagement with management, taking into consideration our key priorities, global trends impacting our business, regulatory developments, and disruptors in our industries. The Board’s oversight of our strategy primarily occurs through deep-dive annual reviews of the long-term strategic plans and annual operating plans of each of our businesses. During these reviews, management provides the Board with its view of the key commercial and strategic risks faced by each business unit, and the Board provides management with robust feedback on whether management has identified the key risks and is taking appropriate actions to mitigate risk. In addition to the review of each business’ strategic and annual plans, specific areas of risk and opportunity are tabled for further Board and/or committee discussion as specific risks arise or as requested by management or individual Board members to ensure additional Board engagement on the areas of risk that are most impactful to Honeywell’s strategic direction.

The Board’s oversight of strategy was prominent during the portfolio review process that ultimately led to the Garrett and Resideo spins. With the ultimate goal of achieving an outcome that would promote long-term shareowner value, the Board engaged in a rigorous, thorough, and unbiased review of our portfolio, devoting a substantial amount of time and resources to reviewing and pressure testing the financial and strategic analyses prepared by management and external advisors. The Board then monitored management’s execution of the spin transactions to ensure world-class execution.

I  OVERSIGHT OF HUMAN CAPITAL AND CULTURE

The Board and the MDCC provide oversight over human capital, with particular focus on culture, talent development and assessment as well as succession planning. Honeywell fosters a performance culture where all directors, officers, and employees are expected to uphold our foundational principles of Integrity and Ethics, Supporting Diversity, and Workplace Respect, and build meaningful careers based on our 8 Behaviors: Have a Passion for Winning, Be A Zealot for Growth, Think Big … Then Make It Happen, Act With Urgency, Be Courageous, Go Beyond, Inspire Greatness, and Become Your Best. The strength of our culture is essential to fulfilling our strategic vision, and the Board and the MDCC work with management to monitor compliance with the foundational principles and measure progress against the 8 Behaviors.

The Board also is closely engaged in the development and management of human capital. The Board’s involvement in leadership development and succession planning is systematic and ongoing, and the Board provides input on important decisions in each of these areas. The Board has primary responsibility for succession planning for the CEO and oversight over succession planning for other executive officer positions. The MDCC oversees the development of the process and protocols regarding succession plans for our executive officers, and annually reviews and updates these protocols to reflect input from Board members. To assist the Board, the CEO annually provides an assessment of senior managers and their potential to succeed to the position of CEO. In addition, the Board meets regularly with high-potential executives, both in small group and one-on-one settings.

BOARD PRACTICES AND PROCEDURES

I  BOARD AND COMMITTEE MEETINGS

•

Agenda. The Board and its committees perform an annual review of the agenda items to be considered for each meeting. During that review, each Board and committee member is free to raise topics that are not on the agenda at any meeting and to suggest items for inclusion on future agendas.

•

Number of Meetings and Attendance. In 2018, the Board held seven meetings and the committees of the Board collectively held 24 meetings. The Board had 100% meeting attendance, and the directors’ average attendance rate at meetings of the committees on which they have been appointed was 98%. Each of the directors participated in at least 75% of the aggregate of the total number of Board meetings held during the period for which he or she was a director, and the total number of meetings held by all Board committees on which he or she served (during the period that he or she served).

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02 |	CORPORATE GOVERNANCE

•

Special Meetings. The Chairman, the Lead Director, the Chair of the Corporate Governance and Responsibility Committee, and at the request of two independent directors, the Corporate Secretary, are permanently empowered and authorized to call special meetings of the Board at any time and for any reason.

•

Board Meeting Materials. Each director is provided in advance with written material to be considered at every meeting of the Board and of the committees on which he or she is a member and has the opportunity to provide comments and suggestions.

I   SELF-EVALUATION

•

Objective. The Board and each of its committees conduct a comprehensive evaluation of their effectiveness throughout the year. Committee members have the opportunity to provide input directly to the Lead Director, committee chairs, or to management. A more formal self-evaluation is launched in January of each year and the feedback gleaned from the evaluation is utilized to facilitate and enable adequate Board refreshment and an appropriate evolution of Board skills, experiences, and perspectives specifically with a view toward eliciting feedback on whether our directors’ skills are matched to Honeywell’s strategic needs and its risk profile.

•

Process. The Lead Director, together with the Chair of the CGRC, are jointly responsible for leading the self-evaluation process – a process that includes the development and approval of the evaluation by the CGRC, its administration through a third party, summarization of the results, and its report out to the full Board on an anonymous basis.

I   OTHER BEST PRACTICE BOARD PROCEDURES

•

Annual Shareowner Meeting Attendance. Our Corporate Governance Guidelines encourage all directors to attend our Annual Meeting of Shareowners. Generally, Board and committee meetings are held immediately preceding and following the Annual Meeting, with directors attending the Annual Meeting. All of our directors attended last year’s Annual Meeting.

•

Engagement with Management. The Board and its committees provide feedback to management, and management is required to answer questions raised by the directors during Board and committee meetings. Our senior management meets regularly with the Board, including yearly reviews of each business’ long-term strategic plan and annual operating plan.

•

Director Education. Our Board believes that director education is vital to the ability of directors to fulfill their roles and supports Board members in their continuous learning. Directors may enroll in continuing education programs at Honeywell’s expense on corporate governance and critical issues associated with a director’s service on a public company board. Our Board also hears regularly from management on numerous subjects, including investor sentiments, shareowner activism, regulatory developments, data privacy, and cybersecurity. In addition, the Board periodically participates in site visits to Honeywell’s facilities. For example, in 2018, Board members visited Honeywell’s new software center in Atlanta, Georgia, and attended its annual Technology Symposium.

•

Director Orientation. All new directors participate in our director orientation program during the first year on our Board. New directors receive an extensive suite of onboarding materials covering director responsibilities, corporate governance practices and policies, business strategies, leadership structure, and long-term plans. They then participate in a series of meetings over time with management representatives from all of our businesses and functional areas to review and discuss information about Honeywell’s strategic plans, financial statements, and key issues, policies, and practices. Based on feedback from our directors, we believe this graduated onboarding approach over the first year of Board service, coupled with participation in regular Board and committee meetings, provides new directors with a strong foundation for understanding our businesses, connects directors with members of management with whom they will interact, and accelerates their effectiveness to engage fully in Board deliberations. Directors have access to additional orientation and educational opportunities upon acceptance of new or additional responsibilities on the Board and in committees.

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02 |	CORPORATE GOVERNANCE

BOARD COMMITTEES

The Board currently has four committees. All of the members of each committee are independent, non-employee directors. Each committee operates under a written charter, which is available on our website at www.honeywell.com (see “Investors/Corporate Governance/Board Committees”). The table below lists the current membership of each committee and the number of committee meetings held in 2018.

Name	Audit	Corporate Governance and Responsibility	Management Development and Compensation	Retirement Plans

Mr. Angove

Mr. Ayer

Mr. Burke

Mr. Chico Pardo*	ex officio		ex officio

Mr. Davis			Chair

Ms. Deily		Chair

Mr. Gregg

Mr. Hollick

Ms. Lieblein

Mr. Paz	Chair

Ms. Washington				Chair

2018 Meetings	11	4	6	3

* Lead Director is an ex officio member of each committee on which he does not otherwise serve.

I AUDIT COMMITTEE

•  Appoint (subject to shareowner approval), and be directly responsible for the compensation, retention and oversight of, the firm that serves as independent accountants to audit our financial statements and to perform services related to the audit; this includes resolving disagreements between management and the independent accountants regarding financial reporting;

•  Review the scope and results of the audit with the independent accountants;

•  Consider the accountants’ independence;

•  Review with management and the independent accountants, prior to filing, the annual and interim financial results (including Management’s Discussion and Analysis) to be included in Forms 10-K and 10-Q;

•  Consider the adequacy and effectiveness of our internal control over financial reporting and auditing procedures;

•  Review, approve, and establish procedures for the receipt, retention, and treatment of complaints received by Honeywell regarding accounting, internal control over financial reporting or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•  Review material legal and compliance matters, the effectiveness of the Company’s integrity and compliance program and significant health, safety, or environmental incidents; and

•  Together with the full Board, exercise oversight over management’s enterprise risk management (ERM) process and assess whether mitigation strategies for the risks identified through the ERM process are adequate, including for such risks as cybersecurity, import-export compliance, and foreign corrupt practices.

  Audit committee oversight of independent accountants

The Audit Committee seeks to ensure the exercise of appropriate professional skepticism by the independent accountants by reviewing and discussing, among other things, management and auditor reports regarding significant estimates and judgments and the results of peer quality review and Public Company Accounting Oversight Board inspections of the independent accountants. The Audit Committee also reviews and pre-approves all audit and non-audit services provided to Honeywell by the independent accountants in order to determine that such services would not adversely impact auditor independence and objectivity. The Audit Committee also holds separate executive sessions at each in-person meeting with representatives of our independent accountants, and with Honeywell’s Chief Financial Officer and Vice President-Corporate Audit.

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02 |	CORPORATE GOVERNANCE

I CORPORATE GOVERNANCE AND RESPONSIBILITY COMMITTEE (CGRC)

•  Identify and evaluate potential director candidates and recommend to the Board the nominees to be proposed by the Company for election to the Board;

•  Review and make a recommendation to the Board regarding whether to accept a resignation tendered by a Board nominee who does not receive a majority of votes cast for his or her election in an uncontested election of directors;

•  Review annually and recommend changes to the Corporate Governance Guidelines;

•  Together with the Lead Director, lead the Board in its annual review of the performance of the Board and its committees;

•  Review policies and make recommendations to the Board concerning the size and composition of the Board, the qualifications and criteria for election to the Board, retirement from the Board, compensation and benefits of non-employee directors, the conduct of business between Honeywell and any person or entity affiliated with a director, and the structure and composition of Board committees; and

•  Review Honeywell’s policies and programs relating to health, safety, and environmental matters; sustainability; political contributions and lobbying, inclusion and diversity and such other matters, including the Company’s Code of Business Conduct, as may be brought to the attention of the committee regarding Honeywell’s role as a responsible corporate citizen.

  Evaluation and Nomination of Director Candidates

Primary responsibility for identifying and evaluating director candidates and for recommending re-nomination of incumbent directors resides with the CGRC, which consists entirely of independent directors under applicable SEC rules and NYSE listing standards. Our independent Lead Director also is formally charged with responsibility for new director recruitment, including the responsibility of working with the Chairman and CEO, CGRC, and the full Board to help identify and prioritize the specific skill sets, experience, and knowledge that director candidates must possess. The CGRC and Lead Director then establish criteria for director nominees based on these inputs.

•

Nomination of New Candidates. Potential director candidates meeting the criteria established by the CGRC and Lead Director are then identified either by reputation, existing Board members, or shareowners. The CGRC is also authorized, at the expense of Honeywell, to retain search firms to identify potential director candidates, as well as other external advisors, including for purposes of performing background reviews of potential candidates. Search firms retained by the CGRC shall be provided guidance as to the particular experience, skills, or other characteristics that the Board is then seeking. The CGRC may delegate responsibility for day-to-day management and oversight of a search firm engagement to the Chairman of the Board and/or the Senior Vice President, Human Resources, Security and Communications.

Candidates are interviewed multiple times by the Chairman and CEO, Lead Director, and other members of the Board to ensure that candidates not only possess the requisites skills and characteristics, but also the personality, leadership traits, work ethic, and independence of thought to effectively contribute as a member of the Board. After this process, the Board nominates the successful candidate for election to the Board at the Annual Meeting of Shareowners. Director candidates are principally identified and evaluated in anticipation of upcoming director elections and other potential or expected Board vacancies. From time to time, the Board fills vacancies in its membership which arise between annual meetings of shareowners using the same process described above.

•

Re-nomination of Incumbents. To ensure that the Board continues to evolve and be refreshed in a manner that serves the changing business and strategic needs of Honeywell, before recommending for re-nomination a slate of incumbent directors for an additional term, the CGRC also evaluates whether incumbent directors possess the requisite skills and perspective, both individually and collectively. This evaluation is based primarily on the results of the annual review it performs with the Board of the requisite skills and characteristics of Board members, as well as the composition of the Board as a whole, and the results of the Board’s annual self-evaluation.

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02 |	CORPORATE GOVERNANCE

I MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE (MDCC)

•  Evaluate and approve executive compensation plans, policies, and programs, including review and approval of executive compensation-related corporate goals and objectives;

•  Sole authority to retain and terminate a compensation consultant to assist in the evaluation of CEO or senior executive compensation;

•  Review and approve the individual goals and objectives of the Company’s executive officers;

•  Evaluate the CEO’s performance relative to established goals and objectives and, together with the other independent directors, determine and approve the CEO’s compensation level;

•  Review and determine the annual salary and other remuneration (including incentive compensation and equity-based plans) of all other officers;

•  Review and discuss with management, the Compensation Discussion and Analysis and other executive compensation disclosure included in this Proxy Statement;

•  Produce the annual Committee Report included in this Proxy Statement;

•  Form and delegate authority to subcommittees when appropriate;

•  Review the management development program, including executive succession plans; and

•  Review or take such other action as may be required in connection with the bonus, stock, and other benefit plans of Honeywell and its subsidiaries.

  Compensation Committee Interlocks and Insider Participation

During fiscal year 2018, all of the members of the MDCC were independent directors, and no member was an employee or former employee of Honeywell. No MDCC member had any relationship requiring disclosure under “Certain Relationships and Related Transactions” on page 92 of this Proxy Statement. During fiscal year 2018, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on the MDCC.

  Administration of Executive Compensation Program

The MDCC administers the Executive Compensation Program, including determination of the elements of the program and their relative weighting, incentive compensation plan targets, and award amounts. When administering the program, the MDCC takes into account recommendations from senior management with regard to the overall executive compensation program and the individual compensation of the executive officers. As part of Honeywell’s annual planning process, the CEO, CFO, and Senior Vice President, Human Resources, Security and Communications develop targets for Honeywell’s incentive compensation programs and present them to the MDCC. These targets are reviewed by the MDCC to ensure alignment with our strategic and annual operating plans, taking into account the targeted year-over-year and multi-year improvements as well as identified opportunities and risks. The CEO recommends base salary adjustments and cash and equity incentive award levels for Honeywell’s other executive officers. These recommendations are based on performance appraisals (including an assessment of the achievement of pre-established financial and non-financial management objectives) together with a review of supplemental performance measures and prior compensation levels relative to performance.

  Retention of Independent Compensation Consultant

The MDCC has sole authority to retain a compensation consultant to assist the MDCC in the evaluation of director, CEO, or senior executive compensation, but only after considering all factors relevant to the consultant’s independence from management. In addition, the MDCC is directly responsible for approving the consultant’s compensation, evaluating its performance, and terminating its engagement. Under the MDCC’s established policy, its consultant cannot provide any other services to Honeywell without the MDCC’s approval, as delegated to the MDCC Chair. Since October 2009, the MDCC has retained Pearl Meyer (PM) as its independent compensation consultant.

The MDCC regularly reviews the services provided by its outside consultants and performs an annual assessment of the independence of its compensation consultant to determine whether the compensation consultant is independent. The MDCC conducted a specific review of its relationship with PM in 2019, and determined that PM is independent in providing Honeywell with executive compensation consulting and limited other employee benchmarking services, and that PM’s work for the MDCC did not raise any conflicts of interest, consistent with SEC rules and NYSE listing standards.

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02 |	CORPORATE GOVERNANCE

In making this determination, the MDCC reviewed information provided by PM on the following factors:

•	Any other services provided to Honeywell by PM;

•	Fees received by PM from Honeywell as a percentage of PM’s total revenue;

•	Policies or procedures maintained by PM to prevent a conflict of interest;

•	Any business or personal relationship between the individual PM consultants assigned to the Honeywell relationship and any MDCC member;

•	Any business or personal relationship between the individual PM consultants assigned to the Honeywell relationship, or PM itself, and Honeywell’s executive officers; and

•	Any Honeywell stock owned by PM or the individual PM consultants assigned to the Honeywell relationship.

In particular, the MDCC noted that PM did not provide any services to the Company or its management other than service to the MDCC and limited other employee benchmarking services. Unless approved by the MDCC Chair, it does not provide, directly or indirectly through affiliates, any non-executive compensation services, including, but not limited to, pension consulting or human resources outsourcing. The MDCC will continue to monitor the independence of its compensation consultant on a periodic basis.

PM compiles information and provides advice regarding the components and mix (short-term/long-term; fixed/variable; cash/equity) of the executive compensation programs of Honeywell and its Compensation Peer Group (see pages 43-44 of this Proxy Statement for further detail regarding the Compensation Peer Group) and analyzes the relative performance of Honeywell and the Compensation Peer Group with respect to stock performance and the financial metrics generally used in the programs. PM also provides the MDCC with information regarding emerging trends and best practices in executive compensation, as well as a specialized survey related to executive aircraft operations. In addition to information compiled by PM, the MDCC also reviews general survey data compiled and published by third parties. Neither the MDCC nor Honeywell has any input into the scope of or the companies included in these third-party surveys.

While the MDCC reviews information provided by PM regarding compensation paid by the Compensation Peer Group, as well as third-party survey data, as a general indicator of relevant market conditions, the MDCC does not target a specific competitive position relative to the market in making its compensation determination.

PM reports to the MDCC Chair, has direct access to MDCC members, attends MDCC meetings either in person or by telephone, and meets with the MDCC in executive session without management present.

I RETIREMENT PLANS COMMITTEE

•  Appoint the trustees for funds of the employee pension benefit plans of Honeywell and certain subsidiaries;

•  Review funding strategies;

•  Review investment policy for fund assets; and

•  Oversee members of management that direct the investment of pension fund assets.

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03 |	CORPORATE RESPONSIBILITY AND SUSTAINABILITY

CORPORATE RESPONSIBILITY AND SUSTAINABILITY

Honeywell takes seriously its commitment to corporate social responsibility, protection of our environment, and creation of sustainable opportunity everywhere it operates. This unwavering commitment underlies the principle that good business, economic growth, and social responsibility go hand-in-hand. Honeywell’s Environmental, Social, and Governance (ESG) initiatives are aligned with the Company’s long-term strategy, both informing and supporting Honeywell’s strategic plans. This alignment emerges from the inclusion of Environmental and Social (E&S) considerations in scenario planning and other strategic planning processes where E&S-related business risks and opportunities are identified and addressed.

The Board’s well-informed and proactive oversight extends to E&S initiatives in three principle ways:

•

The Corporate Governance and Responsibility Committee (CGRC) has primary jurisdiction for managing risks and opportunities associated with E&S, meeting at least once a year with the Corporate Vice President for Health, Safety, Environment, Product Stewardship and Sustainability (HSEPS), the Senior Vice President for Government Relations, the Senior Vice President for Human Resources, Security and Communications, and other leaders with responsibility for E&S to present and discuss various E&S topics.

•	Direct Audit Committee and Board engagement with E&S risk areas through a robust and comprehensive Enterprise Risk Management program.

•

Direct Board engagement on select E&S topics. In the past 12 months, management has presented to the Board on a variety of E&S initiatives such as employee diversity, sexual harassment compliance, safety, business continuity, and environmental matters.

PERFORMANCE CULTURE

Honeywell’s performance culture is defined by a set of 8 Behaviors. At their foundation is a commitment to Integrity and Ethics, Supporting Diversity, and Workplace Respect, fundamental values that underlie everything Honeywell does.

FOUNDATIONAL PRINCIPLES

Integrity and Ethics | Supporting Diversity | Workplace Respect

8 BEHAVIORS

Have a Passion for Winning
- Beat the competition
- Fearless accountability for getting results

Be Courageous
- Confront problems directly and face adversity head on
- Take on seemingly impossible goals

Be a Zealot for Growth
- Obsess over growth and customers
- Understand what creates value for customers

Go Beyond
- Over deliver on commitments

Think Big ... Then Make It Happen
- Be willing to re-examine almost anything
- Innovate with agility

Inspire Greatness
- Set high expectations
- Achieve things you and your team never thought possible

Act with Urgency
- Move with lightning speed
- Use speed as a differentiator

Become Your Best
- Seek and accept feedback
- Bounce back from disappointments

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03 |	CORPORATE RESPONSIBILITY AND SUSTAINABILITY

Honeywell’s foundational principles reflect our vision and values and help our employees, representatives, contractors, consultants, and suppliers comply with a high standard of conduct globally. At their core is the Company’s Code of Business Conduct (the Code) that applies to all of our directors, officers and employees across the Company in all businesses and in all countries. The Code is a baseline set of requirements that enables employees to recognize and be aware of how to report integrity, compliance, and legal issues. In addition, the Code outlines our pledge to recognize the dignity of each individual, respect each employee, provide compensation and benefits that are competitive, promote self-development through training that broadens work-related skills, and value diversity of perspectives and ideas.

All employees are required to complete Code of Business Conduct training and certify each year that they will comply with the Code.

I  INTEGRITY AND ETHICS

The Code provides guidance and outlines expectations in a number of key integrity and compliance areas, including how employees should treat each other, conflicts of interest, Health, Safety, Environment, Product Stewardship and Sustainability (HSEPS), books and records, anti-corruption and proper business practices, trade compliance, insider trading, data privacy, respect for human rights, and the appropriate use of information technology and social media. In addition to the Code, Honeywell provides comprehensive training on key compliance topics, develops training scenarios, provides mechanisms for employees and third parties to report concerns (including anonymously), and ensures timely and fair reviews of integrity and compliance concerns through a best-in-class process to report and investigate allegations. Honeywell responds to 100% of reported allegations.

Moreover, the integrity and compliance program includes, among other elements, a Supplier Code of Conduct that flows down to Honeywell’s global supply chain to reinforce Honeywell’s expectation that its suppliers also will abide by our high standards of integrity and compliance, including our Conflict Minerals, Anti-Human Trafficking, Business Integrity, and Health, Safety, and Environmental policies. Suppliers are monitored via quality, ethics, and good manufacturing practices. When a supplier is found to be in violation of any Honeywell standard, they are either replaced or issued a corrective action plan. If the violation is related to unethical or illegal activities, the supplier is removed as a viable supply source.

Honeywell’s Code of Business Conduct applies to all directors, officers (including the Chief Executive Officer, Chief Financial Officer, and Controller) and employees. Amendments to or waivers of the Code of Business Conduct applicable or granted to any of Honeywell’s directors or executive officers will be published on our website. We foster a culture of integrity, ethics, and workplace respect by setting the tone at the top and by unambiguously and repeatedly reinforcing our expectations.

I  SUPPORTING DIVERSITY

The Board believes that its diversity (three women, three Hispanics, one African-American and two non-U.S.) and the diversity of Honeywell’s executive leadership (over 50% diverse by gender or ethnicity) supports our evolving business strategy. The Company’s commitment to inclusion and diversity enables better decision making, helps build competitive advantages, and furthers long-term success.

Honeywell has many inclusion and diversity councils and is involved in several professional organizations including the Society of Women Engineers, the National Society of Black Engineers, the Society of Hispanic Engineers, Anita Borg Institute, the Leadership Council on Legal Diversity, and NJ LEEP, a college access and success program serving students in the greater Newark, New Jersey, area. Honeywell leaders have won several prestigious diversity awards from the Society of Women Engineers, Diversity Journal, and NJ LEEP, as well as many others. The Company also introduced a new company-wide diversity program this January at our annual senior leadership meeting that focuses on the development and advancement of women leaders at Honeywell.

I  WORKPLACE RESPECT

Fostering a respectful workplace environment is a key priority for Honeywell. While the Company’s Code of Business Conduct and other policies have long prohibited harassment, in 2018, the Company issued a revised global harassment policy to reaffirm our commitment to maintain a respectful workplace for all. This new policy provides more explicit guidance on the expectations for each employee and makes clear that all employees who experience or witness harassment are expected to report such conduct. Our Chairman and CEO and our General Counsel communicated the launch of this updated policy in a video distributed to all employees, as well as through town hall meetings. The message continues to be reinforced through training programs, such as a sexual harassment training program that was developed in tandem with the revised policy and is being deployed globally.

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03 |	CORPORATE RESPONSIBILITY AND SUSTAINABILITY

SUSTAINABILITY

>60% reduction in greenhouse gas intensity since 2013, exceeding our third public five-year goal and achieving 58 MT CO2e/$M at the end of 2018	>50% energy efficiency improvement since 2013 to 132 MWh/$M (or 0.45 BBTU/$M) at the end of 2018	4,350 greenhouse gas and energy efficiency projects completed since 2010 saving an annualized $80M	127 million gallons of water saved in water-stressed regions since 2013 from 150 projects	0.42 total case incident rate (TCIR), a safety record over 4x better than the weighted average TCIR of the industries in which we operate	~3,000 acres remediated and restored as valuable community assets

Latest estimate of greenhouse gas intensity and energy efficiency pending external review.

Honeywell’s Sustainable Opportunity policy is based on the principle that by integrating health, safety, and environmental considerations into all aspects of its business, Honeywell:

•	Protects its people and the environment;

•	Drives compliance with all applicable regulations;

•	Achieves sustainable growth and accelerated productivity; and

•	Develops technologies that expand the sustainable capacity of our world.

Honeywell invents and manufactures technologies that address some of the world’s most critical challenges around energy, safety, security, productivity, and global urbanization.

The Honeywell Operating System (HOS), which drives sustainable improvements and the elimination of waste in manufacturing operations to generate exceptional performance, is a critical component in how the Company thinks about sustainability. HOS is a lean-based system with roles and ownership for all employees from the plant floor to the Board room to engage in careful planning and analysis, continuous employee engagement and improvement, and thorough follow through. Honeywell has built sustainability directly into HOS so the tools, personnel, activities, and culture are used to drive sustainability with the same focus used to drive other critical operational objectives, like quality, delivery, inventory, and cost. This ensures that sustainability is an integral part of the Honeywell work experience every day.

In addition, progress on our sustainability program is considered, along with other factors, in determining annual incentive compensation for senior leadership.

I  HEALTH, SAFETY, ENVIRONMENT, PRODUCT STEWARDSHIP, AND SUSTAINABILITY (HSEPS)

Honeywell’s HSEPS matters are managed by a global team of trained professionals with extensive knowledge and hundreds of years of collective experience in occupational health, chemistry, hydrology, geology, engineering, safety, industrial hygiene, materials management, and energy efficiency.

Honeywell’s Vice President of HSEPS reports to the Company’s Senior Vice President and General Counsel and has overall responsibility for HSEPS programs. A Corporate Energy and Sustainability Team, led by the Vice President of HSEPS, the Vice President of Global Real Estate, and the Director of Sustainability, helps drive the Company’s sustainability goals. Progress on these goals is reported to Honeywell’s CEO on a quarterly basis and is reviewed with the Board’s Corporate Governance and Responsibility Committee at least annually.

The Company utilizes a comprehensive HSEPS Management System based on recognized third-party-certified standards, including ISO 14001 and ISO 45001, and industry best practices. The system is fully integrated into HOS, the Company’s blueprint for continuous, sustainable operational improvement. Compliance with standards and regulatory requirements is monitored through a company-wide, HSEPS-led audit process. The timely development and implementation of process improvement and corrective action plans are closely monitored.

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03 |	CORPORATE RESPONSIBILITY AND SUSTAINABILITY

I  HIGHLIGHTS OF OUR ENVIRONMENTAL ACHIEVEMENTS

Greenhouse Gas Reduction and Energy Efficiency. Honeywell reports on its global greenhouse gas emissions publicly through CDP, various regulatory agencies, and its website, www.honeywell.com/citizenship/sustainability. A qualified third party has provided limited assurance per ISO 14064-3 of Honeywell’s 2011-2017 Scope 1 and Scope 2 greenhouse gas emissions inventories. Overall, our sustainability program has reduced our greenhouse gas intensity by more than 90%.

Honeywell exceeded its first public goal to reduce global greenhouse gases by more than 30% and improve energy efficiency by more than 20% between 2004 and 2011.

A second five-year goal, set to reduce greenhouse gas emissions by an additional 15% per dollar of revenue from 2011 levels, was met three years early.

Honeywell exceeded its third goal to reduce greenhouse gas emissions per dollar of revenue from 2013 levels by an additional 10% by end of 2018.

Water and Waste. Honeywell has developed a global inventory of water usage in its manufacturing operations and implements water conservation projects in areas experiencing “water stress.” Since 2013, the Company has implemented 150 water conservation projects in “water stressed” areas, saving more than 127 million gallons. Each of our businesses is required to establish annual waste targets for reducing hazardous waste, as normalized by revenue, and diverting non-hazardous waste from landfills.

Safety. The safety of our employees, contractors and partners is a top priority, and we use our HOS-based approach to maintain our safety record. Our global TCIR (the number of occupational injuries and illnesses per 100 employees) was 0.42 at the end of 2018. According to the U.S. Bureau of Labor Statistics, the weighted average TCIR of the industries in which Honeywell operates is over 2.0. In other words, our safety record is four times better than the average of the industries in which we operate. Honeywell has received worker safety awards from governments and organizations around the world.

New Uses from Legacy Properties. Honeywell has legacy manufacturing operations dating back to the 19th century, like other companies with long, successful histories. The Company’s dedicated, cross-functional team resolves our cleanup responsibilities while at the same time creating shared value with our communities. Technical excellence, scientific rigor, and community engagement drive our work. We integrate site re-use with remediation to create solutions that are both protective and marketable. Over the last decade, we have made tremendous progress cleaning up and then helping to create reuse opportunities. At Honeywell, we do not believe that our cleanup is complete until the legacy property has been transformed into a valuable asset for the surrounding community. For example:

Baltimore, Maryland. Former chemical plant was remediated and has become a new downtown community, Harbor Point. Harbor Point is now home to Exelon, a leading energy provider, Morgan Stanley, and Johns Hopkins Medicine.

Syracuse, New York. Allied Chemical, Honeywell’s predecessor, operated on the shores of Onondaga Lake for about 100 years. At one point the lake was considered the “Most Polluted Lake” in North America. Honeywell completed the cleanup in 2017, and in 2015 was presented with an Audubon New York award for its “leadership in one of the most ambitious environmental reclamation projects in the United States.” About 1,800 acres of wetlands have already been restored and preserved and ~1.1 million native plants are being planted. More than 250 wildlife species are now calling these areas home, and more than 120 unique bird species have been identified in and around Onondaga Lake.

Jersey City, New Jersey. Former 95-acre waste site in Jersey City has been cleaned up; in January 2019, the site was purchased by the City of Jersey City for Bayfront, a live-work-play development with waterfront access and 20+ acres of open space.

HONEYWELL HOMETOWN SOLUTIONS

Honeywell demonstrates its commitment to Corporate Social Responsibility and community involvement through Honeywell Hometown Solutions, our unique global corporate citizenship program that emphasizes STEM education, inclusion and diversity, sustainability, child safety, and humanitarian relief. These programs have delivered significant and meaningful results in communities around the world:

•

Approximately five million students have participated in Honeywell’s science, technology, engineering, and math (STEM) programs; 19 Atlanta teachers received computation and coding training at the new STEM Teacher Leadership Program at Georgia Tech, earning Georgia STEM School Certification; and Honeywell Control Labs in six universities in Turkey, Romania, and Indonesia are focused on loT technologies, serving 10,000+ students.

•

Students have received unique learning opportunities and educators gain valuable teaching tools to promote environmental science in the classroom through partnerships with environmental organizations in Mexico and the United States.

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03 |	CORPORATE RESPONSIBILITY AND SUSTAINABILITY

•

About one million U.S. students have learned potentially life-saving lessons to help avoid abduction and preventable childhood injuries with KidSmartz, and about three million students have received Safe Kids at Home fire, burns, and scalds safety training in China, India, and Malaysia.

•	Nearly 600 homes were repaired for low-income families, the elderly, and the disabled in the U.S. and Mexico.

•

In 2018, Honeywell employees received financial assistance to help recover from Hurricanes Florence and Michael in the eastern United States. Honeywell also donated $1.5 million in safety products and financial relief to support emergency personnel in North and South Carolina. Over the years, relief efforts supported employees and communities after Hurricanes Harvey, Irma, Maria, Matthew, and Sandy in the U.S.; an earthquake in Central Mexico; wildfires in Fort McMurray, Alberta, Canada; flooding in Louisiana and Romania; typhoons in the Philippines; and the Great Japan Earthquake and Tsunami.

For more information about our Sustainability and Corporate Citizenship programs, please visit our website at www.honeywell.com/citizenship.

POLITICAL ENGAGEMENT AND CONTRIBUTIONS

Engagement in the political process is critical to our success. Our future growth depends on forward-thinking legislation and regulation that makes society safer and more energy efficient and improves public infrastructure. We strive always to engage responsibly in the political process and to ensure that our participation is fully consistent with all applicable laws and regulations, our principles of good governance, and our high standards of ethical conduct.

We have developed a strong team of government relations professionals based in Washington, D.C. who drive our lobbying programs and initiatives. Our government relations organization is led by the Senior Vice President, Global Government Relations. Members of the government relations organization work from a global network of offices.

I  MANAGEMENT AND BOARD OVERSIGHT

The law department oversees our political engagement. The Senior Vice President, Global Government Relations reports to the Company’s Senior Vice President and General Counsel (General Counsel) and also works closely with the Vice President, Global Compliance whose organization ensures compliance with our political spending policy. The General Counsel, Senior Vice President, Global Government Relations and Vice President, Global Compliance, meet regularly with the Chairman and Chief Executive Officer and his leadership team about legislative, regulatory, and political developments.

With respect to Board oversight, our public policy efforts, including all lobbying activities, political contributions and payments to trade associations and other tax-exempt organizations, are the responsibility of the CGRC, which consists entirely of independent, non-employee directors. Each year, the CGRC receives an annual report on the Company’s policies and practices regarding political contributions. The CGRC’s oversight of our political activities ensures compliance with applicable law and our Code of Business Conduct as well as alignment with our policies. In addition, each year the Senior Vice President, Global Government Relations reports to the CGRC on trade association political spending and to the full Board of Directors on our global lobbying and government relations program.

I  POLITICAL CONTRIBUTIONS

We have not made any political contributions using corporate funds since at least 2009 and have no present intention of making such political contributions in the future. Even before 2009, any such contributions were extremely rare and for minimal amounts of less than $5,000. Any use of corporate funds for political contributions require the prior approval of the Company’s General Counsel. In addition, membership in any 501(c)(6) trade association that receives more than $50,000 in membership dues from Honeywell in any fiscal year is subject to prior approval of the Company’s General Counsel and its Senior Vice President, Global Government Relations, and these trade associations are instructed not to use our funds for political contributions at the federal, state or local levels.

In 2013 and again in 2019, we revised and expanded our disclosure on our policy and procedures for political activity and contributions as well as for trade association membership. This disclosure is available on Honeywell’s website at www.honeywell.com (see “Investors/Corporate Governance/Political Contributions”).

In 2018, the Center for Political Accountability (CPA), a non-profit, non-partisan organization, assessed our disclosure for its annual CPA-Zicklin Index of Corporate Political Disclosure and Accountability (CPA-Zicklin Index). The CPA-Zicklin Index measures the transparency, policies, and practices of the S&P 500. Our enhanced disclosure on political lobbying and contributions ranked us in the “First Tier” of the 2018 CPA-Zicklin Index for the fifth year in a row. Our enhanced disclosure was also influenced by feedback received from our largest shareowners during our shareowner outreach initiative in which we met with shareowners to discuss their views on several topics, including Honeywell’s disclosure on lobbying and political contributions.

For additional detail on Honeywell’s policies and processes on political contributions and lobbying, please see our response to shareowner proposal number 5 on page 90.

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04 |	DIRECTOR COMPENSATION

DIRECTOR COMPENSATION

The Corporate Governance and Responsibility Committee (CGRC) reviews and makes recommendations to the Board regarding the form and amount of compensation for non-employee directors. Directors who are employees of Honeywell receive no compensation for service on the Board. Honeywell’s director compensation program is designed to enable continued attraction and retention of highly qualified directors and to address the time, effort, expertise, and accountability required of active Board membership.

ELEMENTS OF COMPENSATION

In general, the CGRC and the Board believe that annual compensation for non-employee directors should consist of both a cash component, designed to compensate members for their service on the Board and its committees, and an equity component, designed to align the interests of directors and shareowners.

I  ANNUAL COMPENSATION

Board Retainer	• $100,000 per annum paid in quarterly installments
Lead Director Compensation	• $35,000 per annum - in addition to Board Retainer
Committee Membership Compensation	• $10,000 per annum for each committee membership ($15,000 per annum for members of the Audit Committee)
Committee Chair Compensation	• $20,000 per annum - in addition to committee membership compensation
Common Stock Equivalents

• Each year, $60,000 in Common Stock equivalents is automatically credited to each director’s account in the Deferred Compensation Plan for Non-Employee Directors. Dividend equivalents are credited with respect to these amounts.

• These amounts are credited annually but payment is deferred until termination of Board service. Payments are made in cash, as either a lump sum or in equal annual installments.

Annual Equity Grants

• Each non-employee director receives an annual equity grant with a target value of $100,000 consisting of 50% restricted stock units (RSUs) and 50% options to purchase shares of Common Stock at a price per share equal to the fair market value of a share of Common Stock on the date of grant, which is the date of the Annual Meeting of Shareowners.

• Stock options vest in equal annual installments over the four years following the grant date. The options also become fully vested at the earliest of the director’s retirement from the Board on or after the mandatory retirement age set by the Board and in effect on the date of grant (currently age 75), death, disability or change in control, as set forth in the 2016 Stock Plan for Non-Employee Directors of Honeywell (the Non-Employee Director Plan) and the relevant award agreements.

• The RSUs vest on the earliest of the third anniversary of the date of grant, the director’s death or disability, or change in control.

I  DEFERRED COMPENSATION

A non-employee director may elect to defer all or any portion of his or her annual cash retainers and fees, until a specified calendar year or termination of Board service. Compensation is credited to their account in the Deferred Compensation Plan for Non-Employee Directors. Amounts credited either accrue interest (3.38% for 2018) or are valued as if invested in a Honeywell Common Stock fund or one of the other funds available to participants in our employee savings plan as elected by the participant. The unit price of the Honeywell Common Stock fund is increased to take dividends into account. In addition to payments at the termination of Board service, upon a change of control, as defined in the Non-Employee Director Plan, a director may receive, pursuant to a prior election, a lump-sum payment for amounts deferred before 2006.

Mr. Chico Pardo participates in the legacy Honeywell Inc. Non-Employee Directors Fee and Stock Unit Plan. The last fee deferral under this plan occurred on December 1, 1999. Since that date, deferred amounts are increased only by dividend equivalents. Payment will be made to the participating director in whole shares of Common Stock following the earlier of a change in control or the director’s termination of Board service for any reason, in one payment or annual installments, as elected by the director.

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04 |	DIRECTOR COMPENSATION

I  RESTRICTED STOCK UNIT GRANT UPON ELECTION TO BOARD

Upon their election to the Board, new non-employee directors receive a one-time grant of 3,000 RSUs that vest on the earliest of the fifth anniversary of continuous Board service, death, disability, or change in control. During this period, the director will receive dividend equivalents that will be automatically reinvested into additional RSUs which vest according to the same schedule as the underlying RSUs to which they relate. The director may defer the receipt of the RSUs on substantially the same terms and conditions as Honeywell officers with respect to new grants of RSUs.

I  CHARITABLE MATCH

Honeywell also matches, dollar for dollar, any charitable contribution made by a director to any qualified charity, up to an aggregate maximum of $25,000 per director, per calendar year. For 2018, matching charitable contributions were made by Honeywell in the amounts of $25,000 for each of Messrs. Ayer, Burke, Chico Pardo, Gregg, Hollick and Paz and Ms. Deily and in the amount of $15,223 for Ms. Lieblein.

I  OTHER BENEFITS

Directors may utilize available Company aircraft for travel to and from Board and committee meetings, and non-employee directors are provided with $350,000 in business travel accident insurance. In addition, they are also eligible to elect to receive $100,000 in term life insurance. Directors elected to the Board after September 2008 are responsible for paying premiums for term life insurance which they elect to receive. Mr. Hollick is also eligible to participate in a Company-provided medical plan in the UK under a legacy arrangement not available to other directors.

2018 DIRECTOR COMPENSATION TABLE

Director Name	Fees Earned or Paid in Cash($)(1)	Stock Awards($)(2)(3)	Option Awards($)(2)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)(5)	All Other Compensation($)(6)	Total($)

Duncan B. Angove	$173,434	$50,116	$50,314	$ —	$ 4	$273,868
William S. Ayer	$180,000	$50,116	$50,314	$ —	$25,004	$305,434
Kevin Burke	$185,000	$50,116	$50,314	$ —	$25,004	$310,434
Jaime Chico Pardo	$215,000	$50,116	$50,314	$ —	$27,335	$342,765
D. Scott Davis	$205,000	$50,116	$50,314	$10,319	$ 1,991	$317,740
Linnet F. Deily	$205,000	$50,116	$50,314	$ —	$30,035	$335,465
Judd Gregg	$185,000	$50,116	$50,314	$ —	$25,004	$310,434
Clive Hollick	$180,000	$50,116	$50,314	$11,399	$45,339	$337,168
Grace D. Lieblein	$180,000	$50,116	$50,314	$ —	$15,227	$295,657
George Paz	$205,000	$50,116	$50,314	$ —	$25,004	$330,434
Bradley Sheares(7)	$103,846	$ —	$ —	$21,695	$ 431	$125,972
Robin L. Washington	$194,287	$50,116	$50,314	$ —	$ 4	$294,721

Mr. David M. Cote was an executive director until April 23, 2018, when he retired from the Board. He did not receive any additional compensation for services provided as a director.

(1)	Includes all fees earned, whether paid in cash or deferred under the Deferred Compensation Plan for Non-Employee Directors (including amounts treated as deferred in the Honeywell Common Stock Fund).

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04 |	DIRECTOR COMPENSATION

(2)	The following table reflects all outstanding stock awards and option awards held at December 31, 2018 by each of the listed individuals:

Director Name	Outstanding Stock Awards	Outstanding Option Awards

Mr. Angove	3,554	2,297
Mr. Ayer	4,689	11,744
Mr. Burke	1,264	31,036
Mr. Chico Pardo	1,264	31,036
Mr. Davis	1,264	20,536
Ms. Deily	1,264	20,536
Mr. Gregg	1,264	25,786
Mr. Hollick	1,264	31,036
Ms. Lieblein	1,264	17,464
Mr. Paz	1,264	36,286
Dr. Sheares(7)	—	—
Ms. Washington	1,264	17,464

(3)

The amounts set forth in this column represent the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. The fair value of each stock award is estimated on the date of grant by averaging the high and low of the Company’s stock price on the day of grant. Stock awards of 335 shares were made to non-employee directors in April 2018 with a value of $149.60 per share.

(4)

The amounts set forth in this column represent the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718. The fair value of each option award is estimated on the date of grant using the Black-Scholes option-pricing model. Option awards of 2,200 shares were made to non-employee directors in April 2018 with a Black-Scholes value of $22.87 per share. A more detailed discussion of the assumptions used in the valuation of option awards made in fiscal year 2018 may be found in Note 19 of the Notes to the Financial Statements in the Company’s Form 10-K for the year ended December 31, 2018.

(5)

Amounts included in this column reflect above-market earnings on deferred compensation from pre-2006 deferrals. Amounts invested in cash under the Deferred Compensation Plan for Non-Employee Directors are credited with the same rate of interest that applies to executives under the Honeywell Salary and Incentive Award Deferral Plan for Selected Employees. Deferrals for the 2006 plan year and later earn a rate of interest, compounded daily, based on the Company’s 15-year cost of borrowing. This rate is subject to change annually and was 3.38% for 2018. Deferrals for the 2005 plan year earn a rate of interest, compounded daily, which was set at an above-market rate before the beginning of the plan year and is subject to change annually. Deferrals for the 2004 plan year and prior plan years earn a rate of interest, compounded daily, that was set at an above-market rate before the beginning of each plan year. This rate is fixed until the deferral is distributed.

(6)	Includes amounts described in “Charitable Match” and “Other Benefits” above.
(7)	Dr. Sheares retired from the Board on April 23, 2018.

STOCK OWNERSHIP GUIDELINES

Director stock ownership guidelines have been adopted under which each non-employee director, while serving as a director of Honeywell, must hold Common Stock (including shares held personally, RSUs, and/or Common Stock equivalents) with a market value of at least five times the annual cash retainer (or $500,000). Directors have five years from election to the Board to attain the prescribed ownership threshold. All current directors (other than Mr. Angove who joined the Board in February 2018) have attained the prescribed ownership threshold.

In addition, directors must hold net gain shares from option exercises for one year. “Net gain shares” means the number of shares obtained by exercising the option, less the number of shares the director sells to cover the exercise price of the options and pay applicable taxes.

On average, Honeywell non-employee directors held, as of December 31, 2018, Common Stock with a market value of 29x the annual cash retainer, reflecting their deep commitment to shareowner value creation

36	| Notice and Proxy Statement | 2019

05 |	PROPOSAL NO. 2: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

PROPOSAL 2: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Honeywell seeks a non-binding advisory vote from its shareowners to approve the compensation of its Named Executive Officers (NEOs) as described in the Compensation Discussion and Analysis section beginning on page 38 and the Executive Compensation Tables section beginning on page 64. This vote is commonly known as “Say-on-Pay,” and the Board has adopted a policy of providing for an annual Say-on-Pay vote.

We encourage you to read the Compensation Discussion and Analysis and Executive Compensation Tables section to learn more about our executive compensation programs and policies that reflect changes made over the past two years in response to shareowner feedback. The Board believes that its 2018 compensation decisions and our executive compensation programs align the interests of shareowners and executives by emphasizing variable, at-risk compensation largely tied to measurable performance goals utilizing an appropriate balance of near-term and long-term objectives.

This vote is not intended to address a specific item of compensation, but rather our overall compensation policies and procedures related to the NEOs. Because the Say-on-Pay vote is advisory, it will not be binding upon the Board. However, the Board will take into account the outcome of the vote and feedback from discussions with shareowners when considering future executive compensation arrangements.

The Board recommends that shareowners vote in favor of the following resolution:

“RESOLVED, that the Company’s shareowners approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2019 Annual Meeting of Shareowners pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2018 Summary Compensation Table and the other related tables and disclosure.”

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

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06 |	COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION

DISCUSSION AND ANALYSIS

Non-GAAP Financial Measures

This Proxy Statement, including the Compensation Discussion and Analysis, contains financial measures presented on a non-GAAP basis. Honeywell’s non-GAAP financial measures used in this document are as follows: segment profit, on an overall Honeywell basis, a measure by which we assess operating performance, which we define as operating income adjusted for certain items as presented in Appendix A; segment margin, on an overall Honeywell basis, which we define as segment profit divided by sales; organic sales growth, which we define as sales growth less the impacts from foreign currency translation, acquisitions and divestitures for the first 12 months following transaction date, and impacts from adoption of the new accounting guidance on revenue from contracts with customers that arise solely due to non-comparable accounting treatment of contracts existing in the prior period; adjusted free cash flow, which we define as cash flow from operations less capital expenditures and which we adjust to exclude the impact of separation costs related to the Garrett and Resideo spins, if and as noted in the document; adjusted free cash flow conversion, which we define as adjusted free cash flow divided by net income attributable to Honeywell, excluding pension mark-to-market expenses, debt refinancing expenses, separation costs related to the spins, the 4Q17 U.S. tax legislation charge, and adjustments to such charge, if and as noted in Appendix A; and adjusted earnings per share, which we adjust to exclude pension mark-to-market expenses, as well as for other components, such as debt refinancing expense, separation costs related to the spins, the 4Q17 U.S. tax legislation charge, adjustments to such charge, and after-tax segment profit contribution from Garrett and Resideo in the periods noted in Appendix A, net of spin indemnification impacts assuming both indemnification agreements were effective in such periods, if and as noted in Appendix A. Other than references to reported earnings per share, all references to earnings per share in this document are so adjusted. The respective tax rates applied when adjusting earnings per share for these items are identified in the reconciliations presented in Appendix A. Management believes that, when considered together with reported amounts, these measures are useful to investors and management in understanding our ongoing operations and in the analysis of ongoing operating trends. These metrics should be considered in addition to, and not as replacements for, the most comparable GAAP measure. Refer to Appendix A for reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures.

Other Definitions

Peer Median Reflects Compensation Peer Group Median

Multi-Industry Peer Median Includes EMR, GE, MMM, and UTX.

Peer Median Net Income, EPS Reflect Adjusted (Non-GAAP) Results.

Adjusted Net Income Before Interest = Non-GAAP Net Income + After-Tax Interest

Net Investment = Book Value Of Equity + Total Debt

ROIC = Adjusted Net Income Before Interest ÷ Net Investment (2-Point Average)

ROA = Adjusted Net Income ÷ Total Assets (2-Point Average)

ROE = Adjusted Net Income ÷ Total Shareowner Equity (2-Point Average)

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06 |	COMPENSATION DISCUSSION AND ANALYSIS

OUR NAMED EXECUTIVE OFFICERS

Thomas A. Szlosek, our former Senior Vice President and Chief Financial Officer (retired in 2018) is also reported in this Proxy Statement as a Named Executive Officer as required by SEC rules.

PERFORMANCE SUMMARY

  DELIVERED STRONG OPERATIONAL PERFORMANCE IN 2018 WHILE EXECUTING TWO COMPLEX SPINS

In 2018, Honeywell delivered on our commitments and grew sales, segment margin, adjusted earnings per share (EPS), and adjusted free cash flow (FCF) year over year, while executing two complex spins that refocused the portfolio. We continued to build on our track record of performance as evidenced by our results versus the key metrics we use as the basis for our executive compensation programs. In 2018, we delivered:

•	Organic sales growth of 6%

•	Adjusted earnings per share growth of 12%

•	60 basis points of segment margin expansion

•	100% adjusted free cash flow conversion; 22% adjusted free cash flow growth

The table below showcases our success on these metrics over the past three years (2016-2018):

Reconciliation, notes, and definitions of non-GAAP financial measures used in the Compensation Discussion and Analysis section and elsewhere in this Proxy Statement, other than as part of disclosure of target levels, can be found on page 38 or in Appendix A.

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06 |	COMPENSATION DISCUSSION AND ANALYSIS

As laid out during our 2017 Investor Conference, below are our long-term financial commitments. Since then, we’ve continued to foster a culture within Honeywell of doing what we say we will do, or as we call it, the “say/do ratio.” In 2018, we over-delivered on these financial commitments to shareowners and continued to make investments in the businesses through research and development, capital expenditures, and M&A.

CEO Priority		Metric	Long-Term Commitment	2018 Result
1	Accelerate Organic Growth	Organic sales growth	Low-to-mid single digit	6%
2	Expand Margins / Improve Cash Conversion	Basis points (bps) expansion	30 - 50 bps	60 bps
		Adjusted FCF conversion	~100%	100%
3	Become a Software- Industrial Company	Connected software sales growth	~20%	14%
4	More Aggressive Capital Deployment	• Dividend growth in line with EPS growth • Disciplined M&A • Share repurchases from residual capacity • High ROI capital expenditures		$7.6B

Reconciliation, notes, and definitions of non-GAAP financial measures used in the Compensation Discussion and Analysis section and elsewhere in this Proxy Statement, other than as part of disclosure of target levels, can be found on page 38 or in Appendix A.

  STRATEGICALLY DEPLOYED CAPITAL WHILE MAINTAINING BALANCE SHEET FLEXIBILITY

Our recent financial performance and smart capital deployment decisions will benefit shareowners in the long term. Given the market environment in 2018, we continued to execute a balanced capital deployment strategy consisting of the following actions:

•	Announced a 10% dividend increase, our ninth consecutive double-digit increase since 2010, while completing two spins that reduced sales by nearly 20%;

•	Repurchased $4.0 billion in Honeywell shares, reducing the weighted average share count by over 2%;

•	Deployed more than $0.8 billion to high ROI capital expenditures;

•	Deployed over $0.5 billion to the Transnorm and Ortloff Engineers, Ltd. acquisitions; and

•	Paid down over $1.5 billion of long-term and net short-term debt.

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06 |	COMPENSATION DISCUSSION AND ANALYSIS

OUR COMPENSATION PROGRAM

I  PHILOSOPHY AND APPROACH

Our executive compensation program creates long-term shareowner value through four key objectives:

Attract and Retain World-Class Leadership Talent with the skills and experience necessary to develop and execute business strategies, drive superior financial results, and nimbly adapt and react to constantly evolving end market conditions in an enterprise with our scale, breadth, complexity, and global footprint;

Emphasize Variable, At-Risk Compensation with an appropriate balance of near-term and long-term objectives that align executive and shareowner interests;

Pay for Superior Results and Sustainable Growth by rewarding and differentiating among executives based on the achievement of enterprise, business unit, and individual objectives as well as efforts to advance Honeywell’s long-term growth initiatives; and

Manage Risk Through Oversight and Compensation Program Design Features and Practices that balance short-term and long-term incentives, are not overly leveraged, and cap maximum payments.

The key factors that shape the MDCC’s overall assessment of performance and appropriate levels of compensation include (in no particular order):

•	Operational and financial performance — for the entire corporation and the relevant business group;

•	Aggressiveness of each executive’s financial goals and targets compared to peers as well as the business/macroeconomic conditions in which our businesses operate;

•	Each executive’s long-term leadership potential and associated retention risk;

•	Execution against strategic initiatives and the impact of investments that will benefit financial performance in future years;

•	The senior executive succession plan;

•	Stock price performance and total shareowner return;

•	Trends and best practices in executive compensation; and

•	Peer group comparisons, including performance, pay levels, and related practices.

The MDCC reviews these factors over various time frames during the year to ensure a strong linkage between pay and performance. In addition, the MDCC reviews each NEO’s four-year compensation history in total and each element of total annual direct compensation. The MDCC also reviews projected benefit payments under Honeywell’s retirement and deferred compensation plans, and any previously granted awards or grants. This enables the MDCC to understand how each element of compensation interacts with the other elements and to see how current compensation decisions may affect future wealth accumulation and executive retention.

Honeywell’s senior executives are recognized as industry leaders with backgrounds, depth of experience, and management skills that are highly attractive to competitors. The MDCC prefers to address critical retention and succession risks through the existing compensation program. It reserves the right, if deemed necessary, to take appropriate compensation actions that it believes are in the best interest of the Company and its shareowners to strengthen the succession plan and guard against the loss of key talent, especially during critical transition periods.

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06 |	COMPENSATION DISCUSSION AND ANALYSIS

I  PROGRAM DESIGN AND LINK TO BUSINESS STRATEGY AND PERFORMANCE

In 2018, the evolutionary changes in our compensation program, which began in 2016, were fully implemented. The following table provides an overview of our executive compensation program and demonstrates the strong link between each of our direct compensation elements and our business strategy and performance.

Pay Element	Description	Link to Strategy and Performance

Base Salary	• Base salaries are determined based on scope of responsibility, years of experience, and individual performance.	• To attract and compensate high-performing and experienced leaders at a competitive level of cash compensation.

Annual Incentive Compensation Plan (ICP)	• 80% based on formulaic determination against pre-established financial metrics. 20% based on assessment of individual performance.	• To motivate and reward executives for achieving annual corporate, business, and functional goals in key areas of financial and operational performance.

Long-Term Incentive Compensation (LTI)	• Three-Year Performance Plan: — CEO and the whole Leadership Team*: ~ 50% of annual LTI — Stock-based PSUs — Relative TSR along with key financial metrics

•  Focuses executives on the achievement of specific long-term financial performance goals directly aligned with our operating and strategic plans. TSR portion pays based on three-year return from stock price appreciation and dividends vs. peers.

	• Stock Options: — CEO and the whole Leadership Team*: ~ 25% of annual LTI	• Directly aligns the interest of our executives with shareowners. Options only have value for executives if operating performance results in stock price appreciation.

	• Restricted Stock Units: — CEO and the whole Leadership Team*: ~ 25% of annual LTI	• Strengthens key executive retention over relevant time periods to ensure consistency and execution of long-term strategies.

* Leadership Team refers to all direct CEO staff officers at the time annual LTI awards were made in 2018. The mix of LTI awards to Mr. Gregory P. Lewis differed from those of the Leadership Team in 2018 as he was not a member of the Leadership Team at the time 2018 annual LTI awards were made. His future LTI awards will be allocated between elements based on the same mix that applies to the other Leadership Team members.

I  HOW COMPENSATION DECISIONS ARE MADE

Decision making over executive compensation rests with the MDCC, which holds six regularly scheduled meetings each year. Each meeting includes an executive session comprised solely of independent directors, and those meetings are attended by the MDCC’s independent compensation consultant. Meeting agendas contain items proposed by either management or the MDCC members.

In carrying out its responsibilities, the MDCC balances a number of important considerations, including:

•	The importance of aligning pay with Company and individual performance;

•

The need to attract, retain, and reward executives with a proven track record of delivering consistent financial results and driving “seed-planting” initiatives that will create sustainable long-term shareowner value;

•	The complex multi-industry and global nature of our businesses and the importance of growth outside of the United States for future success;

•	The positioning of pay relative to the competitive market; and

•	The importance of maintaining and executing on a thorough and rigorous succession planning process.

To create long-term shareowner value, the MDCC believes that Honeywell’s compensation programs must be financially competitive and structured to drive sustained performance against our strategic and financial goals and objectives. The MDCC is focused on maintaining a compensation program for Honeywell that emphasizes variable, at-risk compensation and has an appropriate balance of near-term and long-term objectives.

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06 |	COMPENSATION DISCUSSION AND ANALYSIS

I  ENGAGEMENT WITH SHAREOWNERS ON COMPENSATION

The MDCC also considers shareowner feedback and the results of the annual advisory vote on executive compensation in making determinations about the structure of Honeywell’s pay program, or whether any changes to the program should be considered. We routinely engage with our shareowners to better understand their views on our governance and compensation practices. Our Lead Director and MDCC Chair often participate in these engagements. The feedback we received from shareowners enabled the Board to better understand shareowners’ perspectives on our executive compensation programs, which resulted in significant changes to our programs that have been phased in over the last two years and fully implemented in 2018. These changes led to over 92% of our shareowners voting in favor of ’Say on Pay’ in 2017 and 2018. In 2018, we extended meeting invitations to 54 of our shareowners to discuss Environmental, Social, and Governance (ESG) matters, including our executive compensation program, representing 50% of our common shares outstanding. Our invitation was accepted by 18 different shareowners (representing 29% of our common shares outstanding), and 24 separate meetings were held, many of which included the participation of our Lead Director. No additional executive compensation program modifications were made in 2018 as a result of these meetings.

I  COMPENSATION PEER GROUP

To ensure appropriate levels of executive officer compensation, and the alignment of pay and performance, the MDCC believes it is important to understand how Honeywell compares to other relevant companies. As such, the MDCC reviews executive officer compensation, and assesses Honeywell’s financial performance, against two sets of peer data: 1) a group of 16 companies that we call our “Compensation Peer Group,” and 2) a smaller subset of the Compensation Peer Group that we call our “Multi-Industry Peer Group.”

Multi-Industry Peer Group. This peer group is made up of Emerson Electric Co. (EMR), General Electric Company (GE), 3M Company (MMM), and United Technologies Corporation (UTX), companies against whom we frequently compete for investor dollars. Each of these four companies is a multi-industrial company that has broadly overlapping institutional ownership, is covered by the same set of Wall Street research analysts that cover Honeywell, and operate in a similarly diverse set of end markets on a global basis.

Compensation Peer Group. The companies included in the broader Compensation Peer Group are reviewed by the MDCC on an annual basis with a focus on companies that have one or more of the following attributes:

•	Business operations in the industries and markets in which Honeywell participates;

•	Similar revenue and/or market capitalization;

•	Similar breadth of portfolio and complexity;

•	Global scope of operations and/or diversified product lines; and

•	Demonstrated competitor for executive talent.

No changes were made to the Multi-Industry Peer Group or to the Compensation Peer Group companies in 2018.

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06 |	COMPENSATION DISCUSSION AND ANALYSIS

The following table lists relevant comparative information for the Compensation Peer Group companies for 2018:

	Mkt Cap ($M) (12/31/2018)	Total Assets ($M)	Sales ($M)	# Employees	Total Shareholder Return (12/31/2018)
Company Name					1 Year	3 Years	5 Years	10 Years

Honeywell International Inc.	$ 97,807	$ 57,773	$ 41,802	114,000	-8%	43%	68%	437%

Multi-Industry Peer Group (4)

3M Company	$110,949	$ 36,500	$ 32,765	93,516	-17%	36%	54%	329%

Emerson Electric Co.	$ 37,413	$ 20,390	$ 17,408	87,500	-12%	38%	0%	122%

General Electric Company	$ 65,845	$309,129	$121,615	283,000	-55%	-73%	-68%	-34%

United Technologies Corporation	$ 91,933	$134,211	$ 66,501	240,200	-15%	19%	5%	153%

Honeywell Percentile Rank	77%	41%	42%	38%	100%	100%	100%	100%

Honeywell TSR Rank Order					1	1	1	1

Other Compensation Peers (12)

The Boeing Company	$183,143	$117,359	$101,127	153,000	12%	142%	169%	879%

Caterpillar Inc.	$ 74,985	$ 78,509	$ 54,722	104,000	-18%	105%	63%	280%

Deere and Company	$ 47,521	$ 70,108	$ 37,318	74,413	-3%	109%	84%	391%

Eaton Corporation plc	$ 29,757	$ 31,092	$ 21,609	99,000	-10%	46%	6%	281%

General Dynamics Corporation	$ 46,558	$ 45,408	$ 36,193	105,600	-21%	21%	81%	245%

Illinois Tool Works Inc.	$ 42,036	$ 14,870	$ 14,768	48,000	-22%	46%	68%	362%

Ingersoll-Rand Plc	$ 22,411	$ 17,915	$ 15,668	49,000	4%	75%	63%	680%

Johnson Controls International plc	$ 27,398	$ 48,797	$ 31,400	122,000	-20%	-9%	-27%	131%

Lockheed Martin Corporation	$ 74,474	$ 44,876	$ 53,762	105,000	-16%	30%	103%	337%

Phillips 66	$ 39,726	$ 54,302	$111,461	14,200	-12%	16%	29%	0%

Raytheon Company	$ 43,640	$ 31,864	$ 27,058	67,000	-17%	31%	88%	293%

Schlumberger Limited	$ 49,964	$ 70,507	$ 32,815	100,000	-45%	-44%	-54%	4%

All Compensation Peers (16)

Honeywell Percentile Rank	89%	61%	62%	77%	82%	64%	67%	88%

Honeywell TSR Rank Order					4	7	6	3

Source: S&P Capital IQ

TSR is calculated by the growth in capital from purchasing a share in the company and assuming the dividends and share distributions received from any spins are reinvested in the applicable company at the time they are paid.

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06 |	COMPENSATION DISCUSSION AND ANALYSIS

I  PERFORMANCE RELATIVE TO PEERS

2018 Performance

The following graphs show our performance versus the median of each of the Compensation Peer Group and the Multi-Industry Peer Group for three key metrics in 2018. Specifically, we’ve selected adjusted earnings per share and adjusted free cash flow growth because those are the primary measures used in our annual incentive plan (ICP). Adjusted earnings per share growth for the Compensation Peer Group was higher than Honeywell’s in 2018 predominately due to performance in the Aerospace, Defense, and Machinery sectors. Honeywell’s adjusted EPS growth in 2018 also was impacted by dilution from the spins of Garrett Motion Inc. (Garrett) and Resideo Technologies, Inc. (Resideo) in September and October of 2018, respectively. Excluding the after-tax segment profit contribution from Garrett in the fourth quarter of 2017 and Resideo in November and December 2017, net of spin indemnification impacts, Honeywell’s adjusted EPS growth would have been approximately 15.1% in 2018.

Source: S&P Capital IQ

15.1% adjusted EPS V% is calculated by comparing our 2018 adjusted earnings per share against our adjusted 2017 earnings per share after removing the spin segment profit contribution from Garrett in the fourth quarter of 2017 and the Resideo segment profit contribution in November and December 2017, net of spin indemnification impacts, at a tax rate of 17.2% and ending weighted average share count for 2017 of 772 million (impact of $0.19).

Three-Year Cumulative Growth (2016 – 2018)

The MDCC also reviews Honeywell’s performance relative to the Compensation Peer Group and Multi-Industry Peer Group over multi-year time periods. The following graphs show our performance versus the median of each of the Compensation Peer Group and the Multi-Industry Peer Group for three key metrics over the three-year period ending in 2018 that the MDCC reviewed. Three-year reported sales growth and adjusted EPS growth for the Compensation Peer Group was high driven by 2018 performance of companies focused primarily in the Aerospace, Defense, and Machinery sectors. Likewise, Honeywell’s Aerospace segment grew sales 9% organically in 2018, with our Defense and Space sales growing 15%.

Source: S&P Capital IQ

TSR is calculated by the growth in capital from purchasing a share in the company and assuming the dividends and share distributions received from any spins are reinvested in the applicable company at the time they are paid.

Reconciliation, notes, and definitions of non-GAAP financial measures used in the Compensation Discussion and Analysis section and elsewhere in this Proxy Statement, other than as part of disclosure of target levels, can be found on page 38 or in Appendix A.

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06 |	COMPENSATION DISCUSSION AND ANALYSIS

Three-Year Average Return (2016 – 2018)

The MDCC also carefully considers several different ratios that are important measures of Honeywell’s earnings performance compared to both the Compensation Peer Group Median and the Multi-Industry Peer Group Median. Shareowners have told us that they regard ROIC as a particularly important metric because it shows how well management is balancing delivery of short-term results against long-term sustainable growth. Honeywell’s three-year average ROIC was 17.2%, which significantly outperformed both the Multi-Industry Peer Group Median and the Compensation Peer Group Median.

Source: S&P Capital IQ

Cumulative Total Shareowner Return (TSR)

Total Shareowner Return Percentile Rank Versus Peers

One-Year	Three-Year	Five-Year	Ten-Year

Multi-Industry Peers = 100th Percentile	Multi-Industry Peers = 100th Percentile	Multi-Industry Peers = 100th Percentile	Multi-Industry Peers = 100th Percentile

Compensation Peers = 82nd Percentile	Compensation Peers = 64th Percentile	Compensation Peers = 67th Percentile	Compensation Peers = 88th Percentile

Source: S&P Capital IQ

TSR is calculated by the growth in capital from purchasing a share in a company and assuming the dividends and share distributions received from any spins are reinvested in the applicable company at the time they are paid.

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06 |	COMPENSATION DISCUSSION AND ANALYSIS

2018 COMPENSATION DECISIONS

The table below summarizes the 2018 compensation actions that are consistent with our commitment to align pay with Company performance and the interests of our shareowners. Details about the compensation decisions made in 2018 are more fully discussed later in this Compensation Discussion and Analysis.

Pay Element	CEO (Mr. Adamczyk)	Other NEOs	Comments

Base Salary	• Base salary was increased to $1,600,000 (up 6.67%).	• Merit increases averaged 2.6%. • Mr. Lewis received a promotional base salary increase of 36% when he became CFO in August of 2018.	• Messrs. Lewis and James are first-year NEOs.
Annual Incentive Compensation Plan (ICP)	• ICP Target: 175% of base salary. • Earned award paid at 149% of target, reflecting application of the ICP formula and strong 2018 performance.

•  ICP Target: 115% of base salary for Mr. Mahoney; 100% for other NEOs.

•  Average earned award paid to other NEOs in place at year-end was 141% of individual target awards.

•  Mr. Szlosek was not paid an ICP award for 2018 due to his retirement.

• 80% of payout based on Company performance against the two pre-established ICP metrics of adjusted EPS and adjusted free cash flow. For Mr. Mahoney, performance against Aerospace net income and adjusted free cash flow goals counted toward half of his calculated award.

• 20% of payouts were determined based on the MDCC’s qualitative assessment of individual performance and accomplishments discussed on pages 52-55.

Performance Plan Units – annual grant	• Performance Stock Units (PSUs) represented 50% of 2018 annual LTI.

•  PSUs represented 50% of 2018 annual LTI for other NEOs in position at the time of the annual LTI grant in February 2018.

•  For Mr. Lewis, three-year performance cash units were awarded, which represented 31% of his 2018 annual LTI.

• PSU earned awards will be determined at the end of the three-year performance period based on four equally weighted metrics: total revenue, average return on investment (ROI), average segment margin rate and total shareowner return (TSR) relative to the Compensation Peer Group.

• Difference in weighting and form for Mr. Lewis was due to his award being made prior to him becoming an officer of the Company. His award will be determined at the end of the three-year performance period based on the same three financial metrics and goals that apply to the other NEOs, but without the TSR metric.

Stock Options – annual grant	• Represented 25% of 2018 annual LTI.	• Represented 25% of 2018 annual LTI for other NEOs in position at the time of the annual LTI grant in February 2018. • For Mr. Lewis, represented 35% of his 2018 annual LTI.	• 2018 stock option grants were issued with a strike price of $155.39. • Difference in weighting for Mr. Lewis due to award being made prior to him becoming an officer of the Company.
Restricted Stock Units (RSUs) – annual grant	• Represented 25% of 2018 annual LTI.	• Represented 25% of 2018 annual LTI for other NEOs in position at the time of the annual LTI grant in February 2018. • For Mr. Lewis, represented 33% of his 2018 annual LTI.

• RSUs issued to the CEO and Other NEOs in position at the time of the annual LTI grant vest over six years.

• RSUs issued to Mr. Lewis prior to him becoming an officer will vest three years from the grant date.

• Difference in weighting and vesting period for Mr. Lewis due to award being made prior to him becoming an officer of the Company.

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06 |	COMPENSATION DISCUSSION AND ANALYSIS

I  2018 TOTAL ANNUAL DIRECT COMPENSATION FOR EACH NAMED EXECUTIVE OFFICER (NEO)

The table below reflects each of the pay elements that the MDCC regularly considers as part of its decision-making process. This table does not replace the Summary Compensation Table shown on page 64, as required by the SEC.

NEO	Position	Base Salary	Annual Incentive Plan (ICP)(1)	2018-2020 Performance Plan Units(2)	Stock Options(3)	Restricted Stock Units(4)	Total Annual Direct Compensation

Darius Adamczyk	Chairman and CEO	$1,571,154	$4,100,000	$6,375,720	$3,185,655	$3,185,495	$18,418,024
Gregory P. Lewis	SVP and Chief Financial Officer	$578,981	$ 730,000	$ 525,000	$591,250	$554,742	$ 2,979,973
Timothy O. Mahoney	President and CEO, Aerospace	$992,788	$1,840,000	$3,057,076	$1,523,060	$1,522,822	$ 8,935,746
Krishna Mikkilineni	SVP, Engineering and IT	$810,673	$ 930,000	$2,632,028	$1,307,845	$1,305,276	$ 6,985,822
Mark R. James	SVP, HR, Security and Communications	$774,231	$1,080,000	$2,354,112	$1,173,040	$1,165,425	$ 6,546,808
Thomas A. Szlosek(5)	Retired Chief Financial Officer	$560,481	$ —	$2,713,768	$1,348,050	$1,336,354	$ 5,958,653

(1)	Annual ICP payouts determined 80% based on a calculation against pre-set goals. The remaining 20% was based on individual assessments.
(2)

Grant date value of performance stock units (PSUs) issued for a new three-year performance period for all NEOs except Mr. Lewis. The amount for Mr. Lewis is the grant date value of performance cash units for the same three-year performance period, made prior to him becoming an officer of the Company.

(3)	All stock option grants awarded to NEOs vest ratably over 4 years, have a 10-year term, and are subject to stock ownership and post-exercise holding requirements.
(4)

Restricted stock units vest over six-year periods and are subject to stock ownership and post-vesting holding requirements. The grant to Mr. Lewis, made prior to him becoming an officer of the Company, vests in three years.

(5)	2018-2020 Performance Plan Units and Stock Options granted to Mr. Szlosek in 2018 were forfeited upon his retirement.

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06 |	COMPENSATION DISCUSSION AND ANALYSIS

I  ELEMENTS OF 2018 TOTAL ANNUAL DIRECT COMPENSATION

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06 |	COMPENSATION DISCUSSION AND ANALYSIS

I  CFO SUCCESSION

On August 3, 2018, Mr. Gregory P. Lewis succeeded Mr. Thomas A. Szlosek as the Company’s Senior Vice President and Chief Financial Officer (CFO). In connection with this promotion, the MDCC approved a compensation arrangement for Mr. Lewis with an initial base salary of $700,000 and target annual incentive compensation opportunity of 100% of base salary. No additional LTI was awarded at the time of his promotion beyond the regular annual executive LTI grants made to him as a non-officer executive employee in February 2018. Mr. Lewis did not enter into a formal employment contract in connection with his promotion to CFO.

Concurrent with Mr. Lewis’ promotion on August 3, 2018, Mr. Szlosek entered into a retirement agreement after 14 years of service with the Company. Under the terms of this agreement, Mr. Szlosek agreed to provide transitional services through the end of 2018 and extend the duration of his post-employment non-compete and non-solicitation agreements from one to three years. While providing transition services during this period, Mr. Szlosek agreed not to accept an outside position with another company without Honeywell’s written consent and to make himself available to Honeywell’s CEO and CFO as needed. In consideration of the expanded restrictive covenants and transitional services, Mr. Szlosek was permitted to retain restricted stock unit awards previously granted to him, which would vest in the future on their original vesting dates subject to any applicable Company performance conditions. No regular compensation or consulting fees were paid during the transition period, and all other unvested LTI awards held by Mr. Szlosek as of his retirement date were forfeited, including PSUs and stock options awarded to him in February 2018.

2018  ANNUAL INCENTIVE COMPENSATION PLAN DECISIONS

For 2018, 80% of the ICP awards earned by the NEOs were determined formulaically based on financial targets established by the MDCC. 20% of the awards were determined based on the MDCC’s qualitative assessment of individual performance against objectives for 2018 and the significant accomplishments listed on pages 52-55. The attainment percentage for both the formulaic and individual qualitative portions of the award can range from 0% to 200%.

Individual 2018 ICP Target Amounts for the NEOs were determined by multiplying their 2018 calendar year base salary by their individual ICP target award percentage. Individual ICP target percentages for 2018 were:

•	Mr. Adamczyk: 175%

•	Mr. Mahoney: 115%

•	Other NEOs: 100%

I  ICP FORMULAIC PORTION (80% OF TARGET AWARD)

The following table describes each of the financial ICP metrics and the relative weighting percentage for each metric that is included in the formulaic portion of the ICP payout (i.e., 80%) for each NEO.

For Messrs. Adamczyk, Lewis, Mikkilineni and James (the Corporate NEOs), the formulaic portion of their ICP award was based on Company-wide (Total Honeywell) adjusted EPS and adjusted FCF. For Mr. Mahoney (the Aerospace NEO), in addition to Total Honeywell adjusted EPS and adjusted FCF, the MDCC also established financial targets for Aerospace net income and adjusted FCF which were given equal weighting. Mr. Szlosek was not considered for a 2018 ICP award as a result of his retirement.

Metric	Significance	ICP Weighting (Formulaic)

		Corporate NEOs	Aerospace NEO

Adjusted EPS	• Viewed as the most important measure of near-term profitability that has a direct impact on stock price and shareowner value creation.	50%	25%
Aerospace Net Income	• Business unit measure of near-term profitability and contribution to overall Company performance.	—	25%
Total Honeywell Adjusted Free Cash Flow	• Reflects quality of earnings and incremental cash generated from operations that may be reinvested in our businesses, used to make acquisitions, or returned to shareowners in the form of dividends or share repurchases.	50%	25%
Aerospace Adjusted Free Cash Flow	• Business unit contribution to overall Company adjusted FCF performance.	—	25%
Total		100%	100%

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06 |	COMPENSATION DISCUSSION AND ANALYSIS

For 2018, the Total Honeywell targets for adjusted EPS and adjusted FCF were based on the midpoint of the external guidance that was communicated to our shareowners during our January 2018 earnings call, as adjusted to exclude the impact of the spins for the portions of the year they were no longer a part of Honeywell (i.e., three months for Garrett and two months for Resideo).

ICP Goal	2017 Actual	2018 ICP Goal (Target)	v. 2017 Actual	Basis for 2018 Goals	2018 Threshold (50% Payout)	2018 Maximum (200% Payout)

Adjusted EPS	$7.15	$7.65	+7.0%	• Midpoint of initial guidance range communicated to investors in January 2018, adjusted for spin impact to guidance	$6.12	$9.18

Total Honeywell Adjusted Free Cash Flow	$4.935 billion	$5.366 billion	+8.7%		$4.293 billion	$6.439 billion

Spin impact to guidance accounts for after-tax segment profit of the Garrett and Resideo businesses subsequent to their respective spin dates, net of spin indemnification impacts.

I  ACTUAL PERFORMANCE AGAINST 2018 ICP GOALS

The Corporate NEO’s formulaic payout portion of ICP (80% of ICP) was based on performance against 2018 ICP goals for Total Honeywell as follows:

ICP Goal	2018 ICP Goal (Target)	2018 Actual Performance	Achievement %	2018 Performance	Metric Payout Percentage*	Corporate NEO Weighting	Calculated Payout Percentage
Adjusted EPS	$7.65	$8.01	104.7%	• Exceeded the Target ICP Goal for 2018. • Represented a 12% increase over 2017 Actual. • New record-level of performance for the Company.	123.5%	50%	61.75%
Total Honeywell Adjusted Free Cash Flow	$5.366 billion	$6.030 billion	112.4%	• Exceeded the Target ICP Goal for 2018. • Represented a 22% increase over 2017 Actual. • New record-level of performance for the Company.	161.9%	50%	80.95%

		Total Calculated (Formulaic) Payout: Corporate NEOs					142.70%

Mr. Mahoney’s formulaic payout portion of ICP (80% of ICP) was based on performance against 2018 ICP goals for both Total Honeywell and Aerospace as follows:

ICP Goal	2018 ICP Goal (Target)	2018 Actual Performance	Achievement %	Metric Payout Percentage*	Aerospace Weighting	Calculated Payout Percentage

Adjusted EPS	$7.65	$8.01	104.7%	123.5%	25%	30.88%

Total Honeywell Adjusted Free Cash Flow	$5.366 billion	$6.030 billion	112.4%	161.9%	25%	40.48%

Aerospace Net Income	$2.688 billion	$2.995 billion	111.4%	156.9%	25%	39.23%

Aerospace Adjusted Free Cash Flow	$2.731 billion	$3.082 billion	112.9%	164.3%	25%	41.08%

		Total Calculated (Formulaic) Payout: Mr. Mahoney				151.67%

*Metric Payout Percentage based on ICP payout curve which provides for 5% incremental payout for each 1% of incremental performance above target.

Reconciliation, notes, and definitions of non-GAAP financial measures used in the Compensation Discussion and Analysis section and elsewhere in this Proxy Statement, other than as part of disclosure of target levels, can be found on page 38 or in Appendix A.

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06 |	COMPENSATION DISCUSSION AND ANALYSIS

I  ICP-INDIVIDUAL QUALITATIVE PORTION (20% OF TARGET AWARD)

The MDCC conducted a qualitative assessment to determine the individual qualitative portion of the ICP award payout, which accounted for 20% of the target award. The MDCC first reviewed overall industry conditions for each business and noted general 2018 accomplishments that were significant to understanding individual NEO performance. The following summarizes key aspects of that analysis:

Reconciliation, notes, and definitions of non-GAAP financial measures used in the Compensation Discussion and Analysis section and elsewhere in this Proxy Statement, other than as part of disclosure of target levels, can be found on page 38 or in Appendix A.

•	Met or exceeded the high-end of our original organic sales, segment margin, adjusted EPS, and adjusted FCF guidance in 2018 even after considering the dilution from the two spins

•

Led a substantial portfolio transformation that culminated in the spins of the legacy Transportation Systems (Garrett) and Homes (Resideo) businesses; transformation narrowed portfolio focus from eight to six attractive end markets

•	Acquired Transnorm (now part of Safety and Productivity Solutions) and Ortloff Engineers, Ltd. (now part of Performance Materials and Technologies)

•	Seamlessly transitioned to a new CFO in August 2018 while maintaining operational efficiency that resulted in achieving 100% adjusted FCF conversion for the first time since 2012

•

Hired a Chief Supply Chain Officer to focus on key working capital initiatives and enhancing organizational efficiency across the Company’s supply chain. These initiatives helped us achieve a 0.6x working capital turn improvement and contributed approximately $150 million to our free cash flow growth in 2018.

The MDCC then reviewed and considered the key 2018 activities and accomplishments for Mr. Adamczyk and each of the other NEOs at year end, some of which are summarized below:

Mr. Adamczyk, Chairman and Chief Executive Officer (CEO) – Qualitative Considerations

•

Successfully executed the portfolio review announced in October 2017, culminating with the spins of Honeywell’s Transportation Systems business and its Homes product portfolio and ADI global distribution business into two standalone, publicly-traded companies. The portfolio enhancement required a substantial operational effort across the globe, led by a team of 100+ dedicated professionals, provided a dividend back to Honeywell of $2.8 billion, and provided indemnity protection to Honeywell for environmental and asbestos liability payments. This was all achieved with minimal business and customer disruption on an expedited timeline and ahead of investors’ expectations.

•

Led Honeywell through an outstanding year of financial outperformance even when considering the dilution from the two spins. Honeywell delivered adjusted EPS growth of 12% which was $0.21 above the high end of its original guidance; organic sales growth of 6% which was 2 points above the high end of its original guidance and the Company’s highest organic sales growth since 2011; margin expansion of 60 basis points which was 10 basis points above the high end of original guidance; and adjusted free cash flow of $6 billion, or $100 million above the high end of its original guidance, representing growth of 22% and conversion of 100%. On a comparable basis, the Company has not achieved 100% adjusted FCF conversion since 2012 and exceeded the prior five-year average by ~11%. Working capital initiatives drove 0.6x turns improvement which accounted for approximately $150 million of improvement in free cash flow.

•

Under Mr. Adamczyk’s leadership, our financial performance exceeded that of the majority of our Multi-Industry Peers in organic sales growth, segment margin expansion, and adjusted free cash flow growth and conversion.

•

Significantly enhanced Honeywell’s ability to rapidly grow our software business and further transform into a technology-industrial company. Software-only sales grew by 14% over prior year. Key organizational redesign in 2018 in this regard included the establishment of Honeywell Connected Enterprise (HCE), a strengthened and centralized organization that will serve as the software innovation engine for all of Honeywell. HCE operates with a culture of speed and the agility of a start-up, working closely with businesses and customers across the entire portfolio to build the world’s best software solutions rapidly and efficiently on a single platform.

•

Continued to effectively deploy capital to enhance Honeywell’s portfolio through acquisitions, joint ventures, and investments through Honeywell Ventures. Key accomplishments in 2018 included the acquisition of Ortloff Engineers, Ltd., a privately held licensor and industry-leading developer of specialized technologies that drive high returns in natural gas processing and sulfur recovery. These offerings complement our existing Honeywell UOP offerings, which allows us to better meet customer needs for high-recovery NGL extraction plants globally. Key accomplishments also included the acquisition of Transnorm, a global leader in high performance conveyor solutions that are used in diverse end

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06 |	COMPENSATION DISCUSSION AND ANALYSIS

markets such as the parcel delivery, e-commerce fulfillment, and airport industries. The Transnorm acquisition strengthens Honeywell’s warehouse automation portfolio and positions the Company to support the growing European e-commerce market while broadening Honeywell’s Connected Distribution Center offering. The broader portfolio enables customers to achieve maximum throughput in fulfillment operations. Honeywell Ventures completed five investments including in Soft Robotics, a developer of automation solutions and soft robotic gripping systems that can grasp and manipulate items with the dexterity of a human hand, and IoTium, a managed secure network infrastructure platform for the industrial Internet of Things.

•

Deployed over $7 billion to capital expenditures, dividends, and share repurchases. The 10% dividend increase announced in September 2018 was the ninth consecutive double-digit increase since 2010 and was declared despite two spins that reduced sales by ~20%. The share repurchases of $4 billion lowered the outstanding share count by more than 2%.

•

Positioned the business for long-term growth and profitability through $520 million of repositioning actions that will improve the Company’s cost structure by reducing fixed cost, optimizing its manufacturing footprint, and improving supply chain operations to enhance delivery.

•

Drove a robust Environmental, Social, and Corporate Governance program that includes final resolution of remediation challenges disclosed in SEC filings with the sale to Jersey City of the Bayfront brownfield site and the settlement of the Natural Resource Damages in Syracuse through provision of extensive public access and habitat opportunities; achievement of five-year public sustainability goal by year end (greenhouse gas intensity now improved by more than 90%); products that make a positive impact on the planet; improving sustainability of Company operations; Honeywell’s award-winning global citizenship initiative including STEM (science, technology, engineering, and math) education as well as focus on safe water, humanitarian relief, and safety and accident prevention; an inclusion and diversity program ingrained in Honeywell’s culture; a new development program for Honeywell’s top 50 up-and-coming female leaders; and ensuring that Honeywell has zero tolerance for a hostile work environment.

•	Honeywell ranked number one in all categories in the Institutional Investor All-America Executive awards for the EE/MI sector, with Mr. Adamczyk named “Best CEO.”

Mr. Lewis, Senior Vice President and Chief Financial Officer – Qualitative Considerations

•	Successfully transitioned into the role of CFO, effective August 3, after our former CFO, Thomas A. Szlosek, retired.

•

Effectively led the Treasury, Tax, Audit, Business Analysis and Planning, Investor Relations, M&A, Real Estate, Pension, Finance Operations, and Enterprise Information Management (EIM) groups beginning May 1, during the transition to CFO.

•

Led our Enterprise Information Management (EIM) initiative. During his time in this role, Mr. Lewis led a cross-functional team that worked to standardize data access and transform information systems across Honeywell’s enterprises into a differentiator in how we serve our customers, create new offerings, and run our businesses to drive superior returns. Mr. Lewis oversaw the elimination of 35 enterprise resource planning (ERP) systems in 2018 contributing to a total of 77 eliminations from a starting point of 148 in 2015. This put the Company on a path to drive more than $50 million in cost savings over the next several years. Developed, funded, and began implementation of the IT roadmap to digitize Honeywell’s internal operations.

•

Under Mr. Lewis’ leadership, Honeywell delivered a strong financial performance that exceeded the high end of its original 2018 guidance, even after considering the dilution from the spins of Transportation Systems and the Homes products portfolio and ADI global distribution business. Among our Multi-Industry Peers, Honeywell generated the second highest performance with respect to segment margin expansion, and adjusted free cash flow growth and conversion. The performance was driven principally by profitable growth across the businesses, with approximately 60% of the portfolio growing organic sales by more than 5%.

•

Drove a 0.6x turn improvement in working capital across the organization, which accounted for approximately $150 million of the total ~$1.1 billion improvement in adjusted free cash flow, and resulted in adjusted free cash flow conversion of 100%.

•

Oversaw the execution of a complex portfolio transformation that included over 90 factory and warehouse transitions, 17 ERP systems that were either eliminated, cloned or shut down, over 10,000 customer and supplier contract negotiations, over 20,000 employee payroll changes, and the negotiation of 225 transition services with the spin companies.

•	Effectively structured spin transactions that indemnify Honeywell for asbestos and environmental liability payments thereby creating cash flexibility and increasing cash flow.

•	Maintained Honeywell’s solid investment grade credit rating post spins through targeted use of spin proceeds for debt reduction and share repurchases.

•

Achieved growth in pension funding status from ~105% to ~106% and reduced market risk by de-risking pension through re-balancing of U.S. assets such that fixed income investments comprised ~ 49% of the portfolio at the end of 2018, up from 15% at the end of 2017.

•

Enhanced Honeywell’s balance sheet capacity through tax restructuring and cash repatriation, setting Honeywell up for long term growth and flexibility through balanced capital deployment across M&A, dividends, capex, and share repurchases.

| Notice and Proxy Statement | 2019	53

06 |	COMPENSATION DISCUSSION AND ANALYSIS

Mr. Mahoney, President and CEO, Aerospace – Qualitative Considerations

•	Delivered strong Aerospace performance with 9% organic sales growth and a segment margin of 22.6%.

•

Led several successful platform and airline pursuits, including winning the auxiliary power units on the new Air Force 1 aircraft and the USAF’s NextGen Bomber. Displaced the incumbent on the United Airlines 737MAX Avionics, and won the Advanced Jet Trainer engine, auxiliary power unit and mechanical systems, and the USAF’s trainer environmental control system.

•	Completed critical certifications of integrated avionics on the Pilatus PC-24, Boeing 757/767, and 787-10, and the upgrade to the DU1310 display, ahead of schedule and below budget.

•

Maintained global recognition of Honeywell Aerospace as a Health, Safety, Environment, Product Stewardship, and Sustainability leader, including 2018 recognition by the Industrial Commission of Arizona and the Arizona Division of Occupational Safety and Health as a “VPP Partner in Safety” and 2018 recognition by the Arizona Department of Environmental Quality as a Platinum organization for commitments to waste reduction, energy efficiency and other continuous improvements to reduce impact on the environment.

•

Drove significant commercial aviation aftermarket growth of 5% on the strength of improved maintenance contract capture, upgrade, and retrofit sales including GoDirectTM solutions with numerous domestic and global airlines.

•

Oversaw manufacturing excellence improvement efforts generating 14% increase in shipment volume and 23% reduction in customer escapes. Completed a three-year effort to improve the manufacturability of 6500-part numbers to 96% or greater rolled throughput yield, and embedded flawless launch and advanced planning in our new product introduction (NPI) processes.

•

Launched a major multi-year transformation of our supply base resulting in the performance remediation of 143 parts, and second sourcing of 41 parts in the first year, which will culminate in the exit out of 200 underperforming suppliers by the end of 2020.

•	Secured $2.5 billion of new, long-term service contracts with global commercial customers spanning the full product portfolio.

•

Delivered critical customer milestones greater than 95% on time on all development programs including the 777x first shipset delivery and the F124 First Engine to Test. Achieved a $29 million reduction in development program execution costs while completing critical customer milestones.

•

Continued to expand in High Growth Regions. Co-opened a new facility in China with the Aviation Industry Corporation of China (AVIC) to produce technology for China’s commercial aircraft industry, and signed the country’s largest business jet operator to avionics and mechanical service plans.

Mr. Mikkilineni, Senior Vice President, Engineering and Information Technology – Qualitative Considerations

•

Led research, development and engineering (RDE), which enabled 2018 NPI revenue of $8.1 billion. Optimized RDE costs through footprint reductions from 241 to 138 sites and with continued automation including bots, software lifecycle management, NPI portfolio management, and product lifecycle management tools.

•

Developed and deployed five advanced technology priorities as well as product family-based technology roadmaps. Defined a new idea-to-revenue process, which optimizes cycle time, customer intimacy, and launch effectiveness with intention to drive NPI vitality up by 200 basis points annually.

•

Continued to drive Honeywell Technology Solutions with a global footprint of 7,000 engineers maintaining and developing 40% of Honeywell’s products; enabled local-for-local NPI revenue of $200 million.

•

Led the information technology function with $84M in year-over-year productivity. Implemented process enhancements that reduced time to resolve critical incidents by 50% and increased information technology services customer satisfaction rating by 5%. Moved over 930 applications to a cloud-based platform.

•	Led the Customer Care function with first call resolution at 85% and 24-hour case closure rate. Deployed a digital customer experience platform covering 50% of contact center staff.

•	Successfully transitioned direct responsibility for the Integrated Supply Chain function, as well as connected software and products, to other corporate officers in 2018.

Mr. James, Senior Vice President, Human Resources, Security and Communications – Qualitative Considerations

•

Effectively executed on critical human resources and systems transitions needed to complete the two spins in 2018. Established new organization structures and filled critical pre-spin roles to enable standalone operating companies, implemented new payroll and HR systems for 77 entities paying 21,000 employees in 57 countries, and split or established 121 employee benefits/pension plans. Separated 7,000 contracts while driving $70M in cost avoidance and $7.7M in productivity through spin-related negotiations.

•

Challenged the human resource services organization to expand the automation of its processes. These efforts resulted in the implementation of 34 new automated processes and 15 bots that are expected to generate $1 million in annual savings. Achieved a bot efficiency rating of 67% versus the industry standard of 45%.

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06 |	COMPENSATION DISCUSSION AND ANALYSIS

•

Led the staffing function to achieve a 25% improvement in hiring cycle time with a focused effort to identify and remove bottlenecks and automate initiation and approval processes. Focused on top-grading the organization to dramatically increase our subject matter expertise and capabilities. Achieved proper mix of internal and external hiring for new or backfilled executive-level roles to enhance software and technology capabilities to support the Company’s continued transformation.

•

Drove the procurement function to deliver $275 million in savings through an innovative competitive sourcing strategy that covered about $3.7 billion in spend. Mr. James was responsible for the procurement function for the first half of 2018.

•	Played key role in identifying, securing, and implementing new global headquarters location and laying foundation for successful move of key talent to Charlotte, North Carolina, beginning in 2019.

•

Assumed responsibility for corporate security in 2018. Implemented enhanced tools that improved the time required to detect malicious cyber activity by 92% and decreased the time required to contain a cyber event by 72%.

•

Led the communications function to complete a comprehensive refresh of Honeywell’s Customer Experience Center in Washington, D.C. The improved center is organized around Honeywell’s key connected verticals – aircraft, plant, worker, building, supply chain, distribution center — and hosts an average of 2,000 visitors each year (seven ambassadors and 30 members of Congress attended grand opening).

I  APPROVED ICP PAYOUT AMOUNTS

After applying the formulaic payout percentages described above (80% weight) and deciding individual performance attainment percentages for each NEO based on their qualitative assessment (20% weight), the MDCC approved 2018 ICP payments as follows:

	Formulaic Portion(1)					+	Qualitative Portion(2)					=	Total Individual ICP Payout Percentage	×	Target 2018 ICP Award Amount (5)	=	Actual 2018 ICP Award (rounded)

	Attainment		×	Weight	Payout %		Attainment		×	Weight %	Payout %

Mr. Adamczyk	142.70%			80%	114.2%		173.0%			20%	34.6%		148.8%		$2,757,328		$4,100,000
Mr. Lewis	142.70%			80%	114.2%		175.0%			20%	35.0%		149.2%		$ 491,465		$ 730,000
Mr. Mahoney	151.67%	(3)		80%	121.3%		200.0%			20%	40.0%		161.3%		$1,142,990		$1,840,000
Mr. Mikkilineni	142.70%			80%	114.2%		0%	(4)		20%	0%		114.2%		$ 811,342		$ 930,000
Mr. James	142.70%			80%	114.2%		125.0%			20%	25.0%		139.2%		$ 775,123		$1,080,000

(1)	Attainment based on performance against 2018 ICP Goals and application of leverage table. Attainment can range from 0% to 200%.
(2)	Attainment based on MDCC assessment. Attainment can range from 0% to 200%. Payout % can range from 0% to 40%.
(3)	Formulaic attainment percentage for Mr. Mahoney includes 50% of award based on full year Aerospace performance against Aerospace ICP goals.
(4)	The MDCC’s determination of qualitative attainment for Mr. Mikkilineni reflects a reduction in the scope of his responsibilities during 2018, not his individual performance.
(5)	The Target 2018 ICP Award Amount for each NEO was determined as follows:

	2018 Base Salary(a)	×	Individual Target ICP Award %		=	Target 2018 ICP Award Amount

Mr. Adamczyk	$1,575,616		175%			$2,757,328
Mr. Lewis	$ 587,877		83.6	%(b)		$ 491,465
Mr. Mahoney	$ 993,904		115%			$1,142,990
Mr. Mikkilineni	$ 811,342		100%			$ 811,342
Mr. James	$ 775,123		100%			$ 775,123

(a)	ICP applicable base salary for the 2018 calendar year.
(b)	Individual Target ICP Award % for Mr. Lewis reflects proration due to change in his ICP target percentage during the performance year.

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06 |	COMPENSATION DISCUSSION AND ANALYSIS

2018 LONG-TERM INCENTIVE COMPENSATION DECISIONS

Grants of LTI awards to the CEO and other NEOs in February 2018 reflected the evolution of our LTI program, which was fully implemented in 2018, with the mix of annual LTI being 50% in performance stock units, 25% in stock options, and 25% in restricted stock units.

As Mr. Lewis became an NEO after annual grants were made in February, his 2018 LTI awards differed from the NEO Target Mix. His 2018 LTI mix was 31% in Performance Plan cash units, 35% stock options, and 33% RSUs.

I  TOTAL LTI VALUE

For 2018 LTI awards to the NEOs, the MDCC (or, in the case of Mr. Adamczyk, the independent members of the full Board) determined a total annual LTI value to be awarded and then allocated the award between PSUs, RSUs and stock options based on the mix proportions described above. Each of the three elements and the respective values awarded to each NEO are described in detail below.

In determining the Total LTI value to be awarded to each NEO, factors that were considered included:

•	The relative value of long-term incentive awards granted to comparable named executive officers at the Compensation Peer Group companies,

•	Any changes in the scope of responsibilities,

•	The value of LTI awards granted in prior years, and

•	Each NEO’s leadership impact and expected future contribution toward the overall success of Honeywell.

I  PERFORMANCE STOCK UNITS

2018-2020 Performance Plan

The Performance Plan is a share-based, long-term incentive plan introduced in 2017. Under the 2018-2020 Performance Plan, a target number of PSUs were issued to each executive officer of the Company in February 2018, for the performance period January 1, 2018, through December 31, 2020. The actual number of PSUs earned by each NEO will be determined at the end of the three-year period based on Company performance as measured by the following four equally-weighted performance metrics:

3-Year Cumulative Revenue (25% weight)

• Measures the effectiveness of our organic growth strategies, including new product introduction and marketing and sales effectiveness, as well as projected growth in our end markets.

• Reported revenue will be adjusted to exclude the impact of corporate transactions (e.g., acquisitions, divestitures, spins) and fluctuations in foreign currency rates.

3-Year Average Segment Margin Rate (25% weight)

• Focuses executives on driving continued operational improvements and delivering synergies from recent corporate actions and acquisitions.

• Results will not be adjusted for foreign currency changes over the cycle.

3-Year Average ROI (25% weight)	• Focuses leadership on making investment decisions that deliver a high level of profitability. • Results will not be adjusted for foreign currency changes over the cycle.

3-Year Relative TSR (25% weight)

• Measures Honeywell’s three-year cumulative TSR relative to the 2018 Compensation Peer Group over the Plan’s performance period.

• The beginning point for TSR determination (all companies) will be based on 30 trading days from the beginning of the performance period. The ending point will be based on 30 days leading up to the end of the performance period.

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06 |	COMPENSATION DISCUSSION AND ANALYSIS

In February 2018, the MDCC established the actual performance goals for the 2018-2020 performance period assuming no portfolio changes. In keeping with the design of the Performance Plan, these goals were adjusted in the fourth quarter of 2018 to take into consideration the impact of the two spins on the full performance period goals. Goals were set for the total Company (Total Company) and separately for each of our businesses. For Corporate NEOs, including the CEO, awards are earned based on performance against the performance metrics stated above. For the Aerospace NEO, the financial goals portion of the award (75% at target) is based 50% on performance against goals set for Aerospace and 50% against the Total Company goals.

The table below sets out each metric at the Total Company level, their respective goals for the 2018-2020 period, and the number of PSUs that would be earned at each specified level of performance. No PSUs will be earned for a metric if performance falls below the noted threshold. If the Company’s performance for any of the performance metrics falls between the percentages listed on the table, the percentage of PSUs earned shall be determined by linear interpolation. The total number of PSUs that may be earned can range from 0% to 200% of the target number of PSUs originally awarded.

	3-Year Cumulative Revenue ($M)	% of PSUs	3-Year Average Segment Margin Rate	% of PSUs	3-Year Average ROI	% of PSUs	3-Year Relative Total Shareowner Return		% of PSUs	Total % of PSUs

No payout	< $106,582	0%	< 19.7%	0%	< 22.5%	0%	< 35th Percentile		0%	0%

	—		—		—		35th Percentile	(1)	6.25%	6.25%

Threshold	$106,582	12.5%	19.7%	12.5%	22.5%	12.5%	40th Percentile		12.5%	50%

Target	$110,448	25%	20.2%	25%	23.2%	25%	50th Percentile		25%	100%

	$112,381	37.5%	20.45%	37.5%	23.6%	37.5%	60th Percentile		37.5%	150%

Maximum	>= $114,313	50%	>= 20.7%	50%	>= 24.0%	50%	>= 75th Percentile		50%	200%

(1)	Represents threshold for the relative TSR metric.

Annual three-year Performance Plan awards to non-officer executive employees utilize the same goals and targets set out above for the NEOs, excluding the relative TSR metric. The three financial metrics are equally weighted. The grant to Mr. Lewis in 2018 was made on this basis.

2018-2020 Performance Plan Awards to NEOs

Performance Plan awards were granted to the NEOs for the 2018-2020 performance period in the first quarter of 2018:

NEO	# of Performance Units(1)	Grant Date Value(2)

Mr. Adamczyk	39,000	$6,375,720

Mr. Lewis (3)	5,250	$525,000

Mr. Mahoney	18,700	$3,057,076

Mr. Mikkilineni	16,100	$2,632,028

Mr. James	14,400	$2,354,112

Mr. Szlosek (4)	16,600	$2,713,768

(1)	All grants awarded on February 27, 2018.
(2)

The grant date unit value of $163.48 was determined based on the fair market value of Honeywell stock on the date of grant of $155.39 for the three internal financial metrics, and a value of $187.75 for the relative TSR metric, based on a multifactor Monte Carlo simulation conducted by an independent valuation service provider.

(3)	The grant date unit value of the cash-based performance award to Mr. Lewis was $100.00.
(4)	The grant made to Mr. Szlosek was later forfeited upon his retirement.

At the end of the three-year performance period, the total number of PSUs earned for each NEO shall be determined on a strictly formulaic basis. Dividend equivalents applied during the vesting period as additional PSUs will be adjusted based on the final number of PSUs earned. 50% of the resulting PSUs earned will be converted to shares of Company common stock and issued to each NEO, subject to the holding period requirements for officers. The remaining 50% shall be converted to cash based on the fair market value of a share of Honeywell stock on the last day of the performance period and paid to each NEO in the first quarter following the end of the performance period.

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06 |	COMPENSATION DISCUSSION AND ANALYSIS

2017-2019 Performance Plan Goals

In keeping with the design of the Performance Plan, upon the spins of Garrett and Resideo in 2018, the MDCC approved a restatement of the goals originally set-out in 2017 for the 2017-2019 performance period to adjust for the impact of the two spins. The approach used was to include Garrett and Resideo in the goals for the portion of the performance period that they were part of Honeywell and exclude them for the portion of the period they were not. The impact was that the three-year cumulative revenue target decreased by excluding Garrett and Resideo revenue from their respective spin dates in Q4 2018 through 2019. The three-year average segment margin rate and average ROI goals both increased as a result of applying the same adjustment approach to those metrics. Changes to threshold and maximum levels were scaled consistent with the original targets. There was no change or impact on the relative TSR targets.

The following table describes the 2017-2019 Performance Plan goals as restated for impact of the 2018 spins:

	3-Year Cumulative Revenue ($M)	% of PSUs	3-Year Average Segment Margin Rate	% of PSUs	3-Year Average ROI	% of PSUs	3-Year Relative Total Shareowner Return		% of PSUs	Total % of PSUs

No payout	< $104,942	0%	< 19.1%	0%	< 20.5%	0%	< 35th Percentile		0%	0%

	—		—		—		35th Percentile	(1)	6.25%	6.25%

Threshold	$104,942	12.5%	19.1%	12.5%	20.5%	12.5%	40th Percentile		12.5%	50%

Target	$108,748	25%	19.6%	25%	21.2%	25%	50th Percentile		25%	100%

	$110,651	37.5%	19.85%	37.5%	21.6%	37.5%	60th Percentile		37.5%	150%

Maximum	>= $112,554	50%	>= 20.1%	50%	>= 22.0%	50%	>= 75th Percentile		50%	200%

(1)	Represents threshold for the relative TSR metric.

No Completed Performance Periods in 2018

As the Performance Plan was first introduced in 2017 for the 2017-2019 performance period, and the prior biennial Growth Plan ended with its last performance cycle in 2017, there were no long-term performance award cycles concluded in 2018 to be reported in this Proxy Statement.

I  STOCK OPTIONS

Stock options granted to the NEOs in February 2018 represented 25% of the total LTI mix, a lower percentage of the overall LTI mix than in prior years. The MDCC believes that stock options continue to be an important element for focusing executives on actions that drive long-term stock appreciation that is directly aligned with the interests of our shareowners.

Stock options granted to Mr. Adamczyk, and all the other NEOs, vest 25% per year over four years, and have a 10-year term to exercise. The strike price for the 2018 annual stock options is $155.39, which was the fair market value of Honeywell stock on the date of grant (February 27, 2018). The grant date value was determined using a Black-Scholes value of $23.65 per share as provided by a third-party valuation company.

The following table presents the number of stock options granted to the other NEOs along with their respective grant date values.

NEO	# of Stock Options Awarded(1)	Grant Date Value(2)

Mr. Adamczyk	134,700	$3,185,655

Mr. Lewis	25,000	$591,250

Mr. Mahoney	64,400	$1,523,060

Mr. Mikkilineni	55,300	$1,307,845

Mr. James	49,600	$1,173,040

Mr. Szlosek (3)	57,000	$1,348,050

(1)	All grants awarded on February 27, 2018.
(2)	The grant date value was determined using a Black-Scholes value of $23.65 per share.
(3)	The grant made to Mr. Szlosek was later forfeited upon his retirement

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06 |	COMPENSATION DISCUSSION AND ANALYSIS

I  RESTRICTED STOCK UNITS

In the past, restricted stock units (RSUs) were issued to NEOs on a biennial basis, with grants made off-cycle from the annual LTI grant. In response to shareowner feedback received in 2016, the last biennial RSU grants to NEOs were made in 2016 and no RSUs were granted in 2017. Beginning in 2018, regular RSUs will now be issued to NEOs on an annual basis with grants made at the same time as other LTI awards; representing the last change in the LTI program transition. RSUs granted to the NEOs in February 2018 represented 25% of the total target LTI value and mix and vest over an extended period.

The following table presents the number of RSUs granted to the NEOs in 2018 along with their respective grant date values.

NEO	Target # of RSUs (1)	Grant Date Value (2)	Vesting (3)

Mr. Adamczyk	20,500	$3,185,495	33% in 2 years; 33% in 4 years; 34% in 6 years

Mr. Lewis	3,570	$ 554,742	100% in 3 years

Mr. Mahoney	9,800	$1,522,822	33% in 2 years; 33% in 4 years; 34% in 6 years

Mr. Mikkilineni	8,400	$1,305,276	33% in 2 years; 33% in 4 years; 34% in 6 years

Mr. James	7,500	$1,165,425	33% in 2 years; 33% in 4 years; 34% in 6 years

Mr. Szlosek	8,600	$1,336,354	33% in 2 years; 33% in 4 years; 34% in 6 years

(1)	All grants awarded on February 27, 2018.
(2)	The grant date value was determined using a FMV of Honeywell stock of $155.39 as of the grant date.
(3)

The extended vesting period associated with RSUs is designed to strengthen retention. During the vesting period, dividend equivalents will be earned in the form of additional RSU shares based on regular dividends paid by Honeywell, with such additional dividends vesting on the same timing as the underlying RSUs to which they relate. In addition, upon vesting, the NEO must hold the resulting net gain shares for a least one year before being eligible to sell the shares.

OTHER COMPENSATION AND BENEFIT PROGRAMS

I  RETIREMENT PLANS

We offer various retirement benefits to our NEOs. Specifically, depending upon when and where they joined the Company, some NEOs may participate in broad-based plans, including a defined benefit pension plan and a 401(k) savings plan that provides matching Company contributions. We also maintain an unfunded supplemental retirement plan to replace the portion of an executive’s pension benefit that cannot be paid under the broad-based plans because of Internal Revenue Service (IRS) limitations. More information on retirement benefits can be found beginning on page 70.

I  NONQUALIFIED DEFERRED COMPENSATION PLANS

Executive officers (including the NEOs) may choose to participate in certain nonqualified deferred compensation plans to permit retirement savings in a tax-efficient manner. Executive officers can elect to defer up to 100% of their annual ICP awards. In addition, executive officers may also participate in the Honeywell Supplemental Savings Plan to defer base salary that cannot be contributed to the Company’s 401(k) savings plan due to IRS limitations. These amounts are matched by the Company only to the extent required to make up for a shortfall in the available match under the 401(k) savings plan due to IRS limitations. Deferred compensation balances earn interest at a fixed rate based on the Company’s 15-year cost of borrowing, which is subject to change on an annual basis. Consistent with the long-term focus of the executive compensation program, matching contributions are treated as if invested in Company Common Stock. These plans are explained in detail beginning on page 74.

I  BENEFITS AND PERQUISITES

Our NEOs are entitled to participate in Honeywell-wide benefits such as life, medical, dental, and accidental death and disability insurance that are competitive with other similarly-sized companies. The NEOs participate in these programs on the same basis as the rest of our salaried employees. We maintain excess liability coverage for executive-level personnel, including the NEOs. Our security policy requires that our Chairman and CEO use Honeywell aircraft for all air travel (business or personal) to ensure the personal security and protect the confidentiality of our business. The security plan for the Chairman and CEO also provides for home security and related monitoring. From time to time, we also permit other executive officers to use Honeywell aircraft for personal or business use.

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06 |	COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION PRACTICES AND POLICIES

I WHAT WE DO	I WHAT WE DON’T DO

Pay for Performance. We closely align pay and performance, as a significant portion of target total direct compensation is at-risk. The MDCC validates this alignment annually and ensures performance-based compensation comprises a significant portion of executive compensation.

No Excessive Perks. We do not provide perquisites except in cases where there is a compelling business or security reason, nor do we provide gross-ups for officers, except in limited cases for relocation.

Robust Performance Goals. We establish clear and measureable goals and targets and hold our executives accountable for achieving specified levels to earn a payout under our incentive plans. We use different sets of operational metrics for ICP and performance-based LTI to drive top and bottom-line growth over multiple time frames, aligned with our goal of sustained long-term performance.

No Guaranteed Annual Salary Increases or Bonuses. Annual salary increases are based on evaluations of individual performance and the competitive market. In addition, we do not provide guarantees on bonus payouts.

Double Trigger in the Event of a Change-in-Control (CIC). We have double trigger vesting on equity and severance for CIC; executives will not receive cash severance nor will equity vest in the event of a CIC unless accompanied by qualifying termination of employment.

No New Excise Tax Gross-Ups and No Accelerated Bonus Payments Upon CIC. We eliminated gross-ups for excise taxes upon a CIC for any new officers since 2009. Plans provide that ICP awards earned in the year of a CIC would be paid at the time they would typically be paid based on business performance rather than target.

Maximum Payout Caps for Incentive Plans. Annual cash incentive plan (ICP) and Performance Plan payouts are capped.	No Incentivizing of Short-Term Results to the Detriment of Long-Term Goals and Results. Pay mix is heavily weighted towards long-term incentives aligned with the interests of shareowners.

Clawback Practices. We maintain a policy that allows for recoupment of incentive compensation for any significant financial restatement or if an executive leaves the Company to join a competitor.	No Excessive Risks. Compensation practices are appropriately structured and avoid incentivizing employees to engage in excessive risk-taking.

Robust Stock Ownership Requirements. We require officers to hold meaningful amounts of stock and require them to hold net shares for one year from exercise or vesting.	No Hedging or Pledging. We do not allow hedging or pledging of our stock.

Options Granted at FMV. Annual stock options awarded to all executives (including the NEOs) are approved by the MDCC on the same day, with an exercise price no less than the fair market value of Honeywell’s Common Stock on the date of grant.

No Options Repricing. We prohibit repricing (reduction in exercise price or exchange for cash or other consideration) or reloading of stock options.

Independent Compensation Consultant. We retain an independent compensation consultant on behalf of the MDCC to review and advise the MDCC on executive compensation matters. The independent consultant attends all MDCC meetings.	No Consultant Conflicts. Under the MDCC’s established policy, the compensation consultant cannot provide any other services to Honeywell without the MDCC’s approval. Regular independence reviews are conducted.

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06 |	COMPENSATION DISCUSSION AND ANALYSIS

RISK OVERSIGHT CONSIDERATIONS

The MDCC believes that balancing the various elements of Honeywell’s executive compensation program:

•	Supports the achievement of competitive revenue, earnings, and cash performance in variable economic and industry conditions without undue risk; and

•

Mitigates the potential to reward risk-taking that may produce short-term results that appear in isolation to be favorable, but that may undermine the successful execution of the Company’s long-term business strategy and destroy shareowner value.

The following compensation design features guard against unnecessary or excessive risk-taking:

RISK OVERSIGHT AND COMPENSATION DESIGN FEATURES

Robust processes for developing strategic and annual operating plans, approval of capital investments, and internal controls over financial reporting and other financial, operational, and compliance policies and practices.

Diversity of the Company’s overall portfolio of businesses with respect to industries and markets served (types, long-cycle / short-cycle), products and services sold, and geographic footprint.

MDCC review and approval of corporate, business and individual executive officer objectives to ensure that these goals are aligned with the Company’s annual operating and strategic plans, achieve the proper risk /reward balance, and do not encourage unnecessary or excessive risk-taking.

Executive Compensation features that guard against unnecessary or excessive risk-taking include:

•	Pay mix between fixed and variable, annual and long-term, and cash and equity compensation is designed to encourage strategies and actions that are in the Company’s long-term best interests;

•	Base salaries are positioned to be consistent with executives’ responsibilities so they are not motivated to take excessive risks to achieve financial security;

•	Incentive awards are determined based on a review of a variety of performance indicators, thus diversifying the risk associated with any single performance indicator;

•	Design of long-term compensation program rewards executives for driving sustainable, profitable, growth for shareowners;

•	Vesting periods for equity compensation awards encourage executives to focus on sustained stock price appreciation; and

•

Incentive plans are not overly leveraged with maximum payout caps and have design features that are intended to balance pay for performance with an appropriate level of risk-taking. The MDCC also has some discretionary authority (e.g., 20% of awards) to adjust the annual ICP payments, which further reduces the potential for negative business risk associated with such plans.

Adoption of clawback policies, which provide for the recoupment of incentive compensation paid to senior executives if there is a significant restatement of Company financial results. Clawback provisions in the Company’s current stock plan also allow the Company to cancel shares or recover gains realized by an executive if non-competition or non-solicitation provisions are violated.

Prohibition on hedging and pledging of shares by our executive officers and directors.

Ownership thresholds in the Company’s stock ownership guidelines for officers that require NEOs to hold shares of Common Stock equal to four times their current annual base salary (six times for the CEO), as detailed in the Stock Ownership Guidelines.

•	Officers must also hold 100% of the net shares from vesting of RSUs, the net shares issued from PSUs, and the net gain shares from option exercises for at least one year.

Based upon the MDCC’s risk oversight and compensation policies, the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on Honeywell’s operations or results. A full discussion of the role of the Board in the risk oversight process begins on page 22 of this Proxy Statement.

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06 |	COMPENSATION DISCUSSION AND ANALYSIS

I  STOCK OWNERSHIP GUIDELINES

The MDCC believes that our executives more effectively pursue our shareowners’ long-term interests if our executives hold substantial amounts of stock. Accordingly, the MDCC maintains minimum stock ownership guidelines for all executive officers.

Under these guidelines, the Chairman and CEO must hold shares of Common Stock equal in value to six times his current annual base salary. Other executive officers are required to own shares equal in value to four times their current base salary. Shares used in determining whether these guidelines are met include shares held personally, equivalent shares held in qualified and nonqualified retirement accounts, outstanding RSUs, and 50% of outstanding Performance Plan stock units. All NEOs maintain ownership levels well above these minimum requirements, as shown in the following table.

Named Executive Officers’ Stock Ownership

Represents stock ownership as of March 1, 2019. Other NEOs (Average) excludes Mr. Szlosek due to his retirement in 2018.

In addition, the stock ownership guidelines require officers to hold for at least one year 100% of the “net shares” obtained from RSUs that vest, the “net shares” issued from PSUs, and the “net gain shares” obtained from the exercise of stock options. “Net shares” means the number of shares issued when RSUs vest or PSUs are earned, less the number of shares withheld or sold to pay applicable taxes. “Net gain shares” means the number of shares obtained from exercising stock options, less the number of shares needed to cover the option exercise price and applicable taxes.

After the one-year holding period, officers may sell net shares or net gain shares; however, after the sale, they must continue to meet the prescribed minimum stock ownership guideline level.

I  RECOUPMENT/CLAWBACK

Our Corporate Governance Guidelines provide for the recoupment (or clawback) of incentive compensation paid to senior executives if there is a significant restatement of financial results (a Restatement). Under the guidelines, the Board can seek recoupment if and to the extent that:

•	The amount of incentive compensation was calculated based upon the achievement of financial results that were subsequently reduced due to a Restatement;

•	The senior executive engaged in misconduct; and

•	The amount of incentive compensation that would have been awarded to the senior executive had the financial results been properly reported would have been lower than the amount actually awarded.

The complete text of the Corporate Governance Guidelines is posted on our website at www.honeywell.com (see “Investors/Corporate Governance/Guidelines”).

In addition, if during the two-year period following an executive officer’s termination of employment with Honeywell (or one-year period for Mr. James), he or she commences employment with, or otherwise provides services to a Honeywell competitor, without the MDCC’s prior approval, or violates non-solicitation commitments, then the Company reserves the right, for awards issued under the 2006, 2011, and 2016 Stock Incentive Plans, to:

•	Cancel all unexercised options; and

•

Recover any gains attributable to options that were exercised, and any value attributable to RSUs and Performance Plan awards (including the former Growth Plan) that were paid, during the period beginning 12 months before and ending two years after the executive officer’s termination of employment.

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06 |	COMPENSATION DISCUSSION AND ANALYSIS

We have entered into non-competition agreements with our executive officers that preclude them from going to work for a competitor for up to two years after termination of employment. The list of competitors and the duration of the non-competition covenant has been tailored, in each case, to the executive officer’s position and the competitive threat this represents. Because money damages cannot adequately compensate Honeywell for violations of these non-competition covenants, we have a full range of equitable remedies at our disposal to enforce these agreements, including the ability to seek injunctive relief.

I  TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

Beginning in 2018, Section 162(m) of the Internal Revenue Code limits the federal income tax deduction for annual individual compensation to $1 million for the NEOs, subject to a transition rule for written binding contracts in effect on November 2, 2017 and not materially modified after that date. In the past, Section 162(m)’s deduction limit included an exception for “performance-based” compensation. The Company’s compensation programs were generally designed to qualify for this performance-based exception. To accomplish this, the Company previously asked shareowners to approve equity and incentive compensation plans that included limitations and provisions required to be included under Section 162(m). Now that the performance-based compensation exception is no longer available, the Company will no longer include Section 162(m)-related limitations or provisions or request shareowner approval for this purpose, and may not generally attempt to meet the requirements previously included in our plans related to the exception; however, the Company intends to comply with the transition rule for written binding contracts in effect on November 2, 2017 as long as the MDCC determines that to be in the Company’s best interest.

I  PLEDGING AND HEDGING TRANSACTIONS IN COMPANY SECURITIES

Executive officers, directors and any of their designees are prohibited from pledging Honeywell’s securities or using Honeywell’s securities to support margin debt. All other employees must exercise extreme caution in pledging Honeywell’s securities or using Honeywell’s securities to support margin debt.

Hedging by directors, executive officers, employees on our restricted trading list, any employee in possession of material non-public information, or any of their designees is prohibited, and it is strongly discouraged for all other employees. For this purpose, hedging means purchasing financial instruments (including prepaid variable forward sale contracts, equity swaps, collars, and interests in exchange funds) or otherwise engaging in transactions that are designed to hedge or offset any decrease in the market value of Company stock held, directly or indirectly by them, whether the stock was acquired as part of a compensation arrangement or otherwise.

All employees, directors and any of their designees are prohibited from engaging in short sales of Honeywell securities. Selling or purchasing puts or calls or otherwise trading in or writing options on Honeywell’s securities by employees, officers and directors is also prohibited.

MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE REPORT

The MDCC reviewed and discussed Honeywell’s Compensation Discussion and Analysis with management. Based on this review and discussion, the MDCC recommended that the Board of Directors include the Compensation Discussion and Analysis in this Proxy Statement and the Form 10-K for the year ended December 31, 2018.

The Management Development and Compensation Committee

D. Scott Davis, (Chair)

Duncan B. Angove

William S. Ayer

Clive Hollick

Grace D. Lieblein

Jaime Chico Pardo (ex officio member)

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07 |	EXECUTIVE COMPENSATION TABLES

EXECUTIVE COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

Named Executive Officer	Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change In Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	SEC Total Compensation

Darius Adamczyk Chairman and Chief Executive Officer	2018	$1,571,154	$—	$9,561,215	$3,185,655	$4,100,000	$ 595,082	$233,498	$19,246,604
	2017	$1,414,615	$—	$5,254,000	$3,596,400	$5,723,000	$ 307,401	$204,737	$16,500,153
	2016	$1,120,383	$1,450,000	$3,343,750	$3,896,000	$ —	$ 349,933	$ 95,888	$10,255,954
Gregory P. Lewis(1) Senior Vice President, Chief Financial Officer	2018	$578,981	$—	$554,742	$591,250	$ 730,000	$ 103,155	$ 48,365	$ 2,606,493

Timothy O. Mahoney President and Chief Executive Officer, Aerospace	2018	$992,788	$—	$4,579,898	$1,523,060	$1,840,000	$ 106,968	$ 90,491	$ 9,133,205
	2017	$963,615	$—	$2,232,950	$2,064,600	$2,440,000	$1,383,760	$ 58,817	$ 9,143,742
	2016	$917,019	$850,000	$4,012,500	$2,726,500	$ —	$ 998,274	$ 56,021	$ 9,560,314
Krishna Mikkilineni Senior Vice President, Engineering and Information Technology	2018	$810,673	$—	$3,937,304	$1,307,845	$ 930,000	$ 801,272	$ 55,593	$ 7,842,687
	2017	$785,769	$—	$1,970,250	$1,798,200	$2,015,000	$1,869,471	$ 48,146	$ 8,486,836
	2016	$717,678	$725,000	$2,942,500	$2,181,200	$ —	$1,183,040	$ 43,915	$ 7,793,333
Mark R. James(1) Senior Vice President, Human Resources, Security and Communications	2018	$774,231	$—	$3,519,537	$1,173,040	$1,080,000	$ 426,688	$ 53,150	$ 7,026,646

Thomas A. Szlosek Retired Chief Financial Officer	2018	$560,481	$—	$4,050,122	$1,348,050	$ —	$ 229,616	$ 15,135	$ 6,203,404
	2017	$865,039	$—	$2,101,600	$1,798,200	$2,475,000	$ 220,964	$ 76,966	$ 7,537,769
	2016	$840,000	$850,000	$2,675,000	$2,337,000	$ —	$ 240,715	$ 51,400	$ 6,994,115

(1)	Messrs. Lewis and James being reported as NEO for the first time in 2019 (2018 compensation). Mr. Lewis became CFO of the Company mid-year.
(2)

Amount for 2016 reflects ICP award in year earned. For 2018 and 2017, annual ICP awards are included as Non-Equity Incentive Plan Compensation (see note 5 below) as awards were determined under a pre-set formulaic methodology.

(3)

2018 Stock Awards represent the sum of (i) PSU awards under the 2018-2020 Performance Plan at a grant date fair value of $163.48 and (ii) RSUs awarded at grant date price of $155.39. The PSU award value was calculated based on the weighted average of (a) the fair market value of Honeywell stock on the date of grant (February 27, 2018) for the three quarters of the award tied to performance against internal metrics, and (b) a multifactor Monte Carlo simulation of Honeywell’s stock price and TSR relative to each of the other companies in the Compensation Peer Group, determined in accordance with FASB ASC Topic 718, for the one quarter of the award with payout determined based on three-year TSR relative to the Compensation Peer Group.

NEO	2018-2020 Performance Stock Units	Restricted Stock Units	Total Stock Awards

Mr. Adamczyk	$6,375,720	$3,185,495	$9,561,215
Mr. Lewis	$ —	$ 554,742	$ 554,742
Mr. Mahoney	$3,057,076	$1,522,822	$4,579,898
Mr. Mikkilineni	$2,632,028	$1,305,276	$3,937,304
Mr. James	$2,354,112	$1,165,425	$3,519,537
Mr. Szlosek	$2,713,768	$1,336,354	$4,050,122

(4)

The 2018 Option Awards shown reflect the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718, using the Black-Scholes option-pricing model at the time of grant, with the expected-term input derived from a risk-adjusted Monte Carlo simulation of the historical exercise behavior and probability-weighted movements in Honeywell’s stock price over time. The 2018 annual Option Awards were awarded on February 27, 2018, with a Black-Scholes value of $23.65 per share at the time of grant. A discussion of the assumptions used in the valuation of option awards made in fiscal year 2018 may be found in Note 19 of the Notes to the Financial Statements in the Company’s Form 10-K for the year ended December 31, 2018.

(5)	The 2018 Non-Equity Incentive Plan Compensation value for each NEO represents their ICP award for the 2018 plan year determined using the pre-set formulaic methodology discussed beginning on page 50.
(6)

Represents (i) the aggregate change in the present value of each Named Executive Officer’s accumulated benefit under the Company’s pension plans from December 31, 2017, to December 31, 2018 (as disclosed in the Pension Benefits table on page 70 of this Proxy Statement) and (ii) interest earned in 2018 on deferred compensation that is considered “above-market interest” under SEC rules (as discussed on page 75).

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07 |	EXECUTIVE COMPENSATION TABLES

NEO	Change in Pension Value(a)	NQDC Interest(b)	Total Change in Pension Value and Nonqualified Deferred Compensation Earnings($)

Mr. Adamczyk	$593,741	$ 1,341	$595,082
Mr. Lewis	$102,171	$ 984	$103,155
Mr. Mahoney	$ —	$106,968	$106,968
Mr. Mikkilineni	$792,898	$ 8,374	$801,272
Mr. James	$398,584	$ 28,104	$426,688
Mr. Szlosek	$176,113	$ 53,503	$229,616

(a)

Change in aggregate pension value amounts include a change in discount rate from 3.68% as of December 31, 2017, to 4.35% at December 31, 2018. The present value of Mr. Mahoney’s aggregate pension value declined by 334,023 in 2018. This reduction was due to him reaching retirement age under the plan, the impact of the December 31, 2015 freeze on final average pay used to determine his pension amount and the impact of the increase in the discount rate.

(b)	Represents earnings under the Honeywell Salary and Incentive Deferral Plan in excess of that determined using SEC market interest rates.

(7)	For 2018, All Other Compensation consists of the following:

NEO	Matching Contributions(a)	Personal Use of Company Aircraft(b)	Security Systems(c)	Excess Liability Insurance(d)	Total Other Compensation

Mr. Adamczyk	$105,942	$125,356	$1,200	$1,000	$233,498
Mr. Lewis	$ 39,183	$ 8,182	$ —	$1,000	$ 48,365
Mr. Mahoney	$ 66,870	$ 22,621	$ —	$1,000	$ 90,491
Mr. Mikkilineni	$ 54,593	$ —	$ —	$1,000	$ 55,593
Mr. James	$ 52,150	$ —	$ —	$1,000	$ 53,150
Mr. Szlosek	$ 14,135	$ —	$ —	$1,000	$ 15,135

(a)

Represents total Company matching contributions to each Named Executive Officer’s accounts in the tax-qualified Honeywell Savings and Ownership Plan and the non-tax-qualified Supplemental Savings Plan.

(b)

For security reasons, Mr. Adamczyk is required by Company policy to use Company aircraft for all business and personal travel (requirement to use Company aircraft for specific personal travel may be waived at the discretion of Honeywell’s security personnel). Other NEOs may have access to available corporate aircraft for personal travel, from time to time, if approved by the CEO. The amount shown for each NEO represents the aggregate incremental cost of personal travel. This amount is calculated by multiplying the total number of personal flight hours by the average direct variable operating costs (e.g., expenses for aviation employees, variable aircraft maintenance, telecommunications, transportation charges, including but not limited to hangar and landing fees, aviation fuel, and commissaries) per flight hour for Company aircraft.

(c)	In accordance with the CEO security plan, represents the total cost paid by the Company in 2018 for expenses relating to personal residential security provided to protect Mr. Adamczyk.
(d)	Represents the annual premiums paid by the Company to purchase excess liability insurance coverage for each Named Executive Officer.

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07 |	EXECUTIVE COMPENSATION TABLES

OTHER COMPENSATION TABLES

|  GRANTS OF PLAN-BASED AWARDS—FISCAL YEAR 2018

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Option Awards: Number of Securities Underlying Options(4)	Exercise or Base Price of Option Awards ($/Sh)	Closing Price on Date of Grant of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(5)

Named Executive Officer	Award Type(1)	Grant Date	Units (#)	Threshold ($)(2)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Darius Adamczyk	ICP			$ 27,573	$2,757,328	$5,514,656
	NQSO	2/27/2018								134,700	$155.39	$153.92	$3,185,655
	PSU	2/27/2018					2,438	39,000	78,000				$6,375,720
	RSU	2/27/2018					20,500	20,500	20,500				$3,185,495
Gregory P. Lewis	ICP			$ 4,915	$491,465	$982,930
	PCU	2/27/2018	5,250	$262,500	$525,000	$1,050,000
	NQSO	2/27/2018								25,000	$155.39	$153.92	$591,250
	RSU	2/27/2018					3,570	3,570	3,570				$554,742
Timothy O. Mahoney	ICP			$ 11,430	$1,142,990	$2,285,980
	NQSO	2/27/2018								64,400	$155.39	$153.92	$1,523,060
	PSU	2/27/2018					1,169	18,700	37,400				$3,057,076
	RSU	2/27/2018					9,800	9,800	9,800				$1,522,822
Krishna Mikkilineni	ICP			$ 8,113	$811,342	$1,622,684
	NQSO	2/27/2018								55,300	$155.39	$153.92	$1,307,845
	PSU	2/27/2018					1,006	16,100	32,200				$2,632,028
	RSU	2/27/2018					8,400	8,400	8,400				$1,305,276
Mark R. James	ICP			$ 7,751	$775,123	$1,550,246
	NQSO	2/27/2018								49,600	$155.39	$153.92	$1,173,040
	PSU	2/27/2018					900	14,400	28,800				$2,354,112
	RSU	2/27/2018					7,500	7,500	7,500				$1,165,425
Thomas A. Szlosek	NQSO	2/27/2018								57,000	$155.39	$153.92	$1,348,050
	PSU	2/27/2018					1,038	16,600	33,200				$2,713,768
	RSU	2/27/2018					8,600	8,600	8,600				$1,336,354

(1)	Award Type:
ICP = Incentive Compensation Plan (Annual Bonus Paid in 2019, for 2018 Performance Year)
NQSO = Nonqualified Stock Option
PSU = Performance Stock Unit (3-year Performance Plan award)
PCU = Performance Cash Unit (3-year Performance Plan award)
RSU = Restricted Stock Unit
(2)	Represents the minimum level of performance that must be achieved for any amount to be payable.
(3)

The amount in the Target column represents the number of PSUs or RSUs awarded to the Named Executive Officer in 2018 under the 2016 Stock Incentive Plan. Actual earned award may range from 0% to 200% based on performance over a three-year performance period ending December 31, 2020. Awards vest 100% in February 2021. 50% of the total number of PSUs earned will be converted to, and paid in, cash. 50% of the earned PSUs shall be paid in shares subject to a minimum one-year holding period.

(4)

NQSO awards in this column represent the number of annual stock options awarded to the Named Executive Officers on the grant date. These stock options vest in equal annual installments over a period of four years.

(5)

The grant date fair value of each NQSO in this column was $23.65, calculated in accordance with FASB ASC Topic 718, using the Black-Scholes option valuation model at the time of grant. The grant date fair value of each PSU was $163.48 which was determined based on the fair market value of Honeywell stock on the date of grant of $155.39 for the three internal financial metrics, and a value of $187.75 for the relative TSR metric, based on a multifactor Monte Carlo simulation conducted by an independent valuation service provider. The grant date fair value of each RSU was $155.39 based on the FMV of Honeywell stock on the grant date.

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07 |	EXECUTIVE COMPENSATION TABLES

Description of Plan-Based Awards

All NQSO, PSU, PCU and RSU awards granted to the Named Executive Officers in fiscal year 2018 were granted under the Company’s 2016 Stock Incentive Plan and are governed by and subject to the terms and conditions of the 2016 Stock Incentive Plan and the relevant award agreements. A detailed discussion of these long-term incentive awards can be found beginning on page 56 of this Proxy Statement.

Impact of 2018 Spins On Outstanding Equity Awards

Effective October 1, 2018, Honeywell completed the spin of its wholly owned subsidiary, Garrett Motion Inc. (Garrett) to holders of record of Honeywell common stock as of 5:00 p.m. EDT on September 18, 2018. In accordance with the terms of the underlying Stock Incentive Plans, outstanding NQSOs (Option Awards) and unvested and deferred RSUs and PSUs (Stock Awards) that were outstanding as of the October 1, 2018 distribution date were adjusted to preserve their pre–spin economic value. Each outstanding Option Award and Stock Award was adjusted upward by multiplying the number outstanding before the spin by an adjustment ratio of 1.011243. Outstanding Option Award exercise prices were adjusted downward on a grant-by-grant basis, by dividing the exercise price before the spin by an adjustment ratio of 1.011243.

Similarly, effective October 29, 2018, Honeywell completed the spin of its wholly owned subsidiary, Resideo Technologies, Inc. (Resideo) to holders of record of Honeywell common stock as of 5:00 p.m. EDT on October 16, 2018. In accordance with the terms of the underlying Stock Incentive Plans, outstanding NQSOs (Option Awards) and unvested and deferred RSUs and PSUs (Stock Awards) that were outstanding as of the October 29, 2018 distribution date were adjusted to preserve their pre-spin economic value. Each outstanding Option Award and Stock Award was adjusted upward by multiplying the number outstanding before the spin by an adjustment ratio of 1.032827. Outstanding Option Award exercise prices were adjusted downward on a grant-by-grant basis, by dividing the exercise price before the spin by an adjustment ratio of 1.032827.

The number of securities, shares or units underlying unexercised Option Awards and Stock Awards that have not vested, as well as the Option Award exercise prices, listed on the following Outstanding Equity Awards at 2018 Fiscal Year-End table, includes the impact of the adjustments made in the fourth quarter of 2018 for both the Garrett and Resideo spins.

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07 |	EXECUTIVE COMPENSATION TABLES

I  OUTSTANDING EQUITY AWARDS AT 2018 FISCAL YEAR-END

		Option Awards					Stock Awards

Name	Grant Year	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable		Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)		Market Value of Shares or Units of Stock That Have Not Vested($)(1)

Darius Adamczyk	2018	—	140,685	(2)	$148.79	2/26/2028	21,741	(7)	$2,872,421
	2018	—	—				41,360	(8)	$5,464,483
	2017	56,399	169,199	(3)	$119.69	2/27/2027	43,255	(9)	$5,714,851
	2016	52,520	52,520	(4)	$107.42	4/3/2026	—		$—
	2016	78,780	78,781	(5)	$98.70	2/24/2026	27,635	(10)	$3,651,136
	2015	118,170	39,391	(6)	$98.93	2/25/2025	—		$—
	2014	147,058	—		$89.48	2/26/2024	20,074	(11)	$2,652,177
	2013	42,015	—		$66.43	2/26/2023	—		$—
	2012	97,162	—		$57.00	2/28/2022	41,177	(12)	$5,440,305
	2011	12,078	—		$54.32	2/24/2021	—		$—
	2010	5,250	—		$38.26	2/25/2020	—		$—
	Total	609,432	480,576				195,242		$25,795,373
Gregory P. Lewis	2018	—	26,110	(2)	$148.79	2/26/2028	3,787	(13)	$500,338
	2017	6,527	19,583	(3)	$119.69	2/27/2027	3,862	(14)	$510,115
	2016	—	—				5,468	(15)	$722,432
	2016	12,603	12,606	(5)	$98.70	2/24/2026	4,469	(16)	$590,444
	2015	17,330	5,777	(6)	$98.93	2/25/2025	3,784	(17)	$499,942
	2014	21,007	—		$89.48	2/26/2024	—		$—
	2013	6,301	—		$66.43	2/26/2023	4,016	(18)	$530,727
	2012	6,301	—		$57.00	2/28/2022	—		$—
	2011	3,675	—		$54.32	2/24/2021	—		$—
	Total	73,744	64,076				25,386		$3,353,998
Timothy O. Mahoney	2018	—	67,261	(2)	$148.79	2/26/2028	10,394	(7)	$1,373,255
	2018	—	—				19,832	(8)	$2,620,204
	2017	32,377	97,133	(3)	$119.69	2/27/2027	18,384	(9)	$2,428,894
	2016	91,910	91,911	(5)	$98.70	2/24/2026	33,162	(19)	$4,381,363
	2015	137,866	45,955	(6)	$98.93	2/25/2025	—		$—
	2014	183,821	—		$89.48	2/26/2024	23,164	(11)	$3,060,428
	2013	210,082	—		$66.43	2/26/2023	—		$—
	2012	—	—				18,407	(20)	$2,431,933
	Total	656,056	302,260				123,343		$16,296,077
Krishna Mikkilineni	2018	—	57,756	(2)	$148.79	2/26/2028	8,908	(7)	$1,176,925
	2018	—	—				17,075	(8)	$2,255,949
	2017	28,199	84,600	(3)	$119.69	2/27/2027	16,220	(9)	$2,142,986
	2016	73,527	73,531	(5)	$98.70	2/24/2026	24,318	(10)	$3,212,894
	2015	86,658	28,886	(6)	$98.93	2/25/2025	—		$—
	2014	105,040	—		$89.48	2/26/2024	15,443	(11)	$2,040,329
	2013	21,007	—		$69.94	4/8/2023	—		$—
	2013	84,031	—		$66.43	2/26/2023	—		$—
	2012	84,031	—		$57.00	2/28/2022	10,226	(20)	$1,351,059
	2011	89,284	—		$54.32	2/24/2021	—		$—
	2010	12,520	—		$38.26	2/25/2020	—		$—
	Total	584,297	244,773				92,190		$12,180,143

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		Option Awards					Stock Awards

Name	Grant Year	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable		Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)		Market Value of Shares or Units of Stock That Have Not Vested($)(1)

Mark R. James	2018	—	51,803	(2)	$148.79	2/26/2028	7,954	(7)	$ 1,050,882
	2018	—	—				15,272	(8)	$ 2,017,737
	2017	24,021	72,067	(3)	$119.69	2/27/2017	14,059	(9)	$ 1,857,475
	2016	63,024	63,024	(5)	$ 98.70	2/24/2026	19,897	(10)	$ 2,628,792
	2015	86,658	28,886	(6)	$ 98.93	2/25/2025	—		$ —
	2014	105,040	—		$ 89.48	2/26/2024	17,759	(11)	$ 2,346,319
	2013	120,797	—		$ 66.43	2/26/2023	—		$ —
	2012	120,797	—		$ 57.00	2/28/2022	13,091	(20)	$ 1,729,583
	Total	520,337	215,780				88,032		$11,630,788
Thomas A. Szlosek	2018	—	—				9,121	(7)	$ 1,205,067
	2017	28,199	—		$119.69	10/5/2021	—		$ —
	2016	78,780	—		$ 98.70	10/5/2021	22,108	(10)	$ 2,920,909
	2015	98,475	—		$ 98.93	10/5/2021	—		$ —
	2014	105,040	—		$ 89.48	10/5/2021	19,304	(11)	$ 2,550,444
	2012	6,898	—		$ 57.00	10/5/2021	—		$ -
	Total	317,392	—				50,533		$ 6,676,420

(1)	Market value determined using the closing market price of $132.12 per share of Common Stock on December 31, 2018.
(2)	2018 option grants vest in four installments at the rate of 25% per year. Installments vest on February 27, 2019, February 27, 2020, February 27, 2021, and February 27, 2022.
(3)

2017 option grants vest in four annual installments at the rate of 25% per year. The first installment vested on February 27, 2018. The remaining installments vest on February 27, 2019, February 27, 2020, and February 27, 2021.

(4)

2016 promotional option grant that vests in four annual installments at the rate of 25% per year. The first two installments vested on April 4, 2017 and April 4, 2018. The remaining installments vest on April 4, 2019 and April 4, 2020.

(5)

2016 option grants vest in four annual installments at the rate of 25% per year. The first two installments vested on February 25, 2017 and February 25, 2018. The remaining installments vest on February 25, 2019 and February 25, 2020.

(6)

2015 option grants vest in four annual installments at the rate of 25% per year. The first three installments vested on February 26, 2016, February 26, 2017, and February 26, 2018. The remaining installment vests on February 26, 2019.

(7)

2018 restricted unit grants will vest 33% on each of February 27, 2020 and February 27, 2022, with the remaining RSUs vesting on February 27, 2024. The number of RSUs reflected here include dividend equivalents applied through December 31, 2018 which were reinvested as additional unvested RSUs that will vest based on the same vesting schedule of the RSUs to which they relate.

(8)

Represents PSUs issued under the 2018-2020 Performance Plan. Actual payout will be based on final performance against plan metrics for the full 3-year cycle. The number of PSUs reflected here includes dividend equivalents applied on the target number of shares through December 31, 2018 which were reinvested as additional unvested Performance RSUs that will be adjusted and vest on the same basis as the underlying PSUs to which they relate.

(9)

Represents PSUs issued under the 2017-2019 Performance Plan. Actual payout will be based on final performance against plan metrics for the full 3-year cycle. The number of PSUs reflected here includes dividend equivalents applied on the target number of shares through December 31, 2018 which were reinvested as additional unvested Performance RSUs that will be adjusted and vest on the same basis as the underlying PSUs to which they relate.

(10)

100% of these Performance RSUs are subject to an upward or downward adjustment based on Honeywell’s TSR performance relative to the Compensation Peer Group over a three-year period of August 1, 2016–July 31, 2019. These Performance RSUs also contain extended vesting periods with 33% vesting on July 31, 2019, 33% on July 31, 2021 and 34% on July 31, 2023. The number of Performance RSUs reflected here includes dividend equivalents applied on the target number of shares through December 31, 2018 which were reinvested as additional unvested Performance RSUs that will be adjusted and vest on the same basis as the underlying Performance RSUs to which they relate.

(11)

33% of these RSUs vested on July 25, 2017. The remaining RSUs will vest on July 25, 2019 and July 25, 2021. RSUs reflected here include dividend equivalents applied through December 31, 20187 which were reinvested as additional unvested RSUs that will vest based on the same vesting schedule of the RSUs to which they relate.

(12)

33% of these RSUs vested on March 1, 2015 and 33% vested on March 1, 2017. The remaining RSUs will vest March 1, 2019. RSUs reflected here include dividend equivalents applied through December 31, 2018 which were reinvested as additional unvested RSUs that will vest based on the same vesting schedule of the RSUs to which they relate.

(13)

These RSUs will vest 100% on February 27, 2021. RSUs reflected here include dividend equivalents applied through December 31, 2018 which were reinvested as additional unvested RSUs that will vest based on the same vesting schedule of the RSUs to which they relate.

(14)

These RSUs will vest 100% on February 28, 2020. RSUs reflected here include dividend equivalents applied through December 31, 2018 which were reinvested as additional unvested RSUs that will vest based on the same vesting schedule of the RSUs to which they relate.

(15)

33% of these RSUs will vest on October 3, 2019 and October 3, 2021. The remaining RSUs will vest on October 3, 2023. RSUs reflected here include dividend equivalents applied through December 31, 2018 which were reinvested as additional unvested RSUs that will vest based on the same vesting schedule of the RSUs to which they relate.

(16)

These RSUs will vest 100% on February 25, 2019. RSUs reflected here include dividend equivalents applied through December 31, 2018 which were reinvested as additional unvested RSUs that will vest based on the same vesting schedule of the RSUs to which they relate.

(17)

33% of these RSUs vested on July 31, 2018. The remaining RSUs will vest on July 31, 2020 and July 31, 2022. RSUs reflected here include dividend equivalents applied through December 31, 2018 which were reinvested as additional unvested RSUs that will vest based on the same vesting schedule of the RSUs to which they relate.

(18)

33% of these RSUs vested on April 22, 2016 and 33% vested on April 22, 2018. The remaining RSUs will vest April 22, 2020. RSUs reflected here include dividend equivalents applied through December 31, 2018 which were reinvested as additional unvested RSUs that will vest based on the same vesting schedule of the RSUs to which they relate.

(19)

100% of these Performance RSUs are subject to an upward or downward adjustment based on Honeywell’s TSR performance relative to the Compensation Peer Group over a three-year period of August 1, 2016–July 31, 2019. These Performance RSUs also contain extended vesting periods with 50% vesting on July 31, 2019, 50% on July 31, 2021. The number of Performance RSUs reflected here includes dividend equivalents applied on the target number of shares through December 31, 2018 which were reinvested as additional unvested Performance RSUs that will be adjusted and vest on the same basis as the underlying Performance.

(20)

33% of these RSUs vested on July 25, 2015 and July 25, 2017. The remaining RSUs will vest on July 25, 2019. RSUs reflected here include dividend equivalents applied through December 31, 2018 which were reinvested as additional unvested RSUs that will vest based on the same vesting schedule of the RSUs to which they relate.

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07 |	EXECUTIVE COMPENSATION TABLES

I  OPTION EXERCISES AND STOCK VESTED—FISCAL YEAR 2018

	Option Awards			Stock Awards

Named Executive Officer	Number of Shares Acquired on Exercise(#)(1)		Value Realized on Exercise($)(2)	Number of Shares Acquired on Vesting(#)(3)		Value Realized on Vesting($)(4)

Darius Adamczyk	—		—	3,983	(5)	$ 631,704
Gregory P. Lewis	—		—	9,371	(6)	$1,443,053
Timothy O. Mahoney	150,858	(7)	$13,679,728	—		$ —
Krishna Mikkilineni	40,000	(8)	$ 4,214,112	—		$ —
Mark R. James	—		$ —	—		$ —
Thomas A. Szlosek	229,438	(9)	$20,911,378	—		$ —

(1)	Represents the total number of stock options exercised during 2018 before the sale of option shares to cover the option exercise price, transaction costs and applicable taxes.
(2)

Represents “in the money” value of stock options at exercise calculated as: the difference between the market price at exercise and the exercise price, multiplied by the total number of options exercised. The individual totals may include multiple exercise transactions during the year. Under Honeywell’s Stock Ownership Guidelines, an officer must hold after-tax net gain shares from an options exercise for at least one year before they can be sold (waived upon retirement).

(3)	Represents the total number of RSUs that vested during 2018 before share withholding for taxes and transaction costs, and without considering prior deferral elections.
(4)

Represents the total value of RSUs at the vesting date calculated at the average of the high and low share price of one share of Common Stock on the day of vesting multiplied by the total number of RSUs that vested. The individual totals may include multiple vesting transactions during the year. Under Honeywell’s Stock Ownership Guidelines, an officer must hold after-tax net shares from an RSU vesting for at least one year before they can be sold (waived upon retirement).

(5)	After withholding shares sufficient to cover applicable taxes and fees due upon the vesting of RSUs, Mr. Adamczyk retained a total of 2,057 net shares.
(6)	After withholding shares sufficient to cover applicable taxes and fees due upon the vesting of RSUs, Mr. Lewis retained a total of 5,670 net shares.
(7)

Relates to stock options originally granted in February 2012 with a ten-year term that would have expired in 2022 if not exercised. In connection with the stock option exercise, shares were withheld to cover the exercise price and the applicable taxes due upon exercise with Mr. Mahoney receiving a total of 36,369 net gain shares.

(8)

Relates to stock options originally granted in February 2010 with a ten-year term that would have expired in 2020 if not exercised. In connection with the stock option exercise, shares were withheld to cover the exercise price and the applicable taxes due upon exercise with Mr. Mikkilineni receiving a total of 11,719 net gain shares.

(9)	Relates to stock options originally granted in February 2010, 2011, 2012, and 2013 with a ten-year term that would have expired in 2021 if not exercised.

I  PENSION BENEFITS

The following table provides summary information about the pension benefits that have been earned by our Named Executive Officers under two pension plans, the Honeywell International Inc. Supplemental Executive Retirement Plan (SERP) and the Honeywell International Inc. Retirement Earnings Plan (REP).

Pension Benefits—Fiscal Year 2018

Named Executive Officer	Plan Name	Number of Years of Credited Service(#)	Present Value of Accumulated Benefits($)(1)

Darius Adamczyk	REP	6.7	$ 107,225
	SERP	10.5	$1,514,694
	Total		$1,621,919
Gregory P. Lewis	REP	12.0	$ 193,030
	SERP	12.0	$ 328,750
	Total		$ 521,780
Timothy O. Mahoney	REP	21.1	$ 974,125
	SERP	21.1	$8,503,805
	Total		$9,477,930
Krishna Mikkilineni	REP	33.1	$1,148,406
	SERP	33.1	$8,087,464
	Total		$9,235,870
Mark R. James	REP	18.8	$ 875,350
	SERP	18.8	$5,765,395
	Total		$6,640,745
Thomas A. Szlosek	REP	14.3	$ 229,853
	SERP	14.3	$1,130,215
	Total		$1,360,068

(1)

The present value of the accumulated retirement benefit for each Named Executive Officer is calculated using a 4.35% discount rate, the projected RP-2014 post-retirement mortality table using scale MP-2018 and an immediate retirement age for Mr. Mahoney, age 62 for Messrs. Mikkilineni and James, and age 65 for the other Named Executive Officers, the earliest ages at which the Named Executive Officer can retire without an early retirement benefit reduction. Mr. Szlosek will receive a distribution of his SERP benefit in 2019 due to his retirement.

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The SERP and REP benefits depend on the length of each Named Executive Officer’s employment with Honeywell (and companies that have been acquired by Honeywell). This information is provided in the table above under the column entitled “Number of Years of Credited Service.” The column in the table above entitled “Present Value of Accumulated Benefits” represents a financial calculation that estimates the cash value today of the full pension benefit that has been earned by each Named Executive Officer. It is based on various assumptions, including assumptions about how long each Named Executive Officer will live and future interest rates. Additional details about the pension benefits for each Named Executive Officer include:

•	The REP is a tax-qualified pension plan in which a significant portion of our U.S. employees participate.

•

The REP complies with tax requirements applicable to broad-based pension plans, which impose dollar limits on the amount of benefits that can be provided. As a result, the pensions that can be paid under the REP for higher-paid employees represent a much smaller fraction of current income than the pensions that can be paid to less highly paid employees. We make up for this difference, in part, by providing supplemental pensions through the SERP.

•

All SERP benefits will be paid on the first day of the first month that begins following the 105th day after the later of the officer’s separation from service (as that term is defined in Internal Revenue Code Section 409A) or his earliest retirement date.

Pension Benefit Calculation Formulas

Within the REP and the SERP, a variety of formulas are used to determine pension benefits. Different benefit formulas apply for different groups of employees for historical reasons. Generally, as we have grown through acquisitions, we have in many cases retained the benefit formulas under pension plans that were maintained by the companies that we acquired, in order to provide continuity for employees. The differences in the benefit formulas for our Named Executive Officers reflect this history. The explanation below describes the formulas that are used to determine the amount of pension benefits for each of our Named Executive Officers under the REP and the SERP.

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07 |	EXECUTIVE COMPENSATION TABLES

Name of Formula	Benefit Calculation

REP

• Lump sum equal to (1) 6% of final average compensation (annual average compensation for the five calendar years out of the previous ten calendar years that produces highest average) times (2) credited service.

Allied Salaried

• Single life annuity equal to (1)(A) 2% of final average compensation (average of compensation for the 60 consecutive months out of prior 120 months that produces highest average) times (B) credited service (up to 25 years), minus (2) 64% of estimated Social Security benefits.

• The final average compensation component of the formula was frozen and no amounts earned or paid after December 31, 2015 will be included, except that the annual incentive compensation paid in 2016 was included in 2015 compensation.

Bendix

• Single life annuity at age 65 equal to the greater of (i) basic formula or (ii) minimum formula, where the basic formula is equal to 2% of final average compensation multiplied by up to 25 years of credited service plus 0.5% of final average compensation multiplied by years of credited service over 25, minus 2% of estimated Social Security benefit multiplied by up to 25 years of credited service, and the minimum formula is equal to 0.75% of final average compensation plus $8.00, multiplied by up to 30 years of credited service. Final average compensation is the larger of (i) the sum of compensation received for the highest five years divided by 60, or (ii) the highest average of 60 consecutive months out of the final 120 months with short-term incentive compensation included in the year earned.

• The final average compensation component of the formula was frozen and no amounts earned or paid after December 31, 2015 will be included, except that the annual incentive compensation paid in 2016 was included in 2015 compensation for the portion of the definition that includes earned annual incentive compensation.

Honeywell Retirement Benefit Plan (HRBP)

• Single life annuity at age 67 equal to the sum of (1)(A) 1% of final average earnings (average earnings for the five calendar years out of the previous ten calendar years that produce highest average) times credited service up to 30 years, plus (B) 1/2400 of final average earnings for up to 60 months if credited service exceeds 360 months; and (2) 0.6% of final average earnings in excess of the covered earnings base (average of taxable wage bases for the 35-year period ending with the participant’s 67th birthday) times credited service up to 30 years.

• The final average earnings component of the formula was frozen and no amounts earned or paid after December 31, 2015 will be included.

• The covered earnings base is calculated using the 2015 taxable wage base for years after 2015.

Signal

• Single life annuity equal to (1)(A) 1.5% of final average compensation (average of compensation for the 60 consecutive months out of the last 120 that produces the highest average) times (B) credited service (with no limit on service), minus (2)(A) 1.5% of estimated Social Security benefits times (B) credited service up to 33 1/3 years.

• The final average compensation component of the formula was frozen and no amounts earned or paid after December 31, 2015 will be included, except that the annual incentive compensation paid in 2016 was included in 2015 compensation.

For each pension benefit calculation formula listed in the chart above, compensation includes base pay, short-term incentive compensation, payroll-based rewards and recognition and lump sum incentives. Calculations for pension formulas other than the REP and HRBP formulas include the annual incentive compensation in the year earned. The REP and HRBP formulas include annual incentive compensation in the year paid. The amount of compensation taken into account under the REP is limited by tax rules. The amount of compensation taken into account under the SERP is not. Except with respect to Messrs. Mikkilineni and James, the compensation changes described above for the Allied Salaried, Bendix, HRBP, and Signal formulas also apply to the compensation taken into account under the SERP.

The benefit formulas above describe the pension benefits in terms of a lump sum cash payment (for the REP formula) or a single life annuity (for the other formulas). Participants are entitled to receive their benefits in other payment forms, including, for example joint and survivor annuities, period certain annuities and level income payments. However, the value of each available payment form is the same. Based on prior elections and SERP terms, Mr. Mikkilineni will receive his SERP benefits in the form of a lump sum, and Messrs. Mahoney and James will receive their SERP benefits in the form of an annuity.

The Allied Salaried formula also provides for early retirement benefits. A participant is eligible for early retirement if the participant’s age and years of service equal or exceed 60 and the participant has attained age 50 with at least five years of service or if the participant’s age and years of service equal or exceed 80 regardless of the participant’s age. If the participant retires early, the participant’s benefit at normal retirement age is reduced by 1/4 of 1% for each month payments begin before age 62 (3% per year). In addition, the Social Security benefit reduction portion of the formula is reduced by 1/180 for each month benefits are paid between ages 60 and 65, and 1/360 for each month benefits are paid before the participant’s 60th birthday.

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The Bendix formula also provides for early retirement benefits. A participant is eligible for early retirement if the participant has attained age 55 with at least five years of vesting service or he retires after the sum of his age and years of vesting service equal or exceed 80. If the participant retires early, the participant’s early retirement benefit shall be the greater of (1) or (2), where (1) is (A) minus (B), where (A) is the amount determined under the basic formula for up to 25 years of credited service reduced by 1/6 of 1% for each of the first 60 months by which the early retirement date precedes the participant’s 65th birthday and 1/3 of 1% for months that exceed 60, and (B) is the monthly offset determined under the Social Security benefit portion of the basic formula reduced by the factors used to reduce Social Security benefits for early commencement (but only for payments made after the participant’s 62nd birthday, and based on the reduction factors as of the later of age 62 or the participant’s early retirement date); and (2) is the monthly amount determined under the minimum formula reduced by 6/10 of 1% for each of the first 60 months by which the participant’s early retirement date precedes his 65th birthday and by 4/10 of 1% for months that exceed 60. The participant’s benefit shall be the greater of the pre-age 62 and post-age 62 amounts calculated under (1) and (2) above. If a participant retires after he has 80 points, the early retirement benefit shall be determined as above except the total reduction under (1)(A) shall not exceed 25%, and the amount determined under (2), prior to determining the greater pre-age 62 and post-age 62 amounts, shall be increased by $385 per month, payable through the participant’s 62nd birthday with no reduction for commencement before age 65.

The HRBP formula also provides for early retirement benefits. A participant is eligible for early retirement if the participant has attained age 55 with at least ten years of vesting service or he retires after his 65th birthday. If the participant retires early, his age and years of vesting service equal or exceed 85, his unreduced Social Security retirement age is 67 under the formula, and he was born between 1958 and 1960, the participant’s benefit at age 67 is reduced by 0.35% for each full month benefits are paid before the first of the month following the participant’s 66th birthday.

The Signal formula also provides for early retirement benefits. A participant is eligible for early retirement if the participant has attained age 50 with at least ten years of vesting service. If the participant retires early, his accrued benefit (other than the Social Security offset portion) is reduced by 0.33% for each month benefits are paid before the participant’s 60th birthday (4% per year).

As stated above, the pension formula used to determine the amount of pension benefits under each of the plans for our Named Executive Officers differs for historical reasons. Also, additional contractual pension benefits have been provided to certain Named Executive Officers as deemed necessary and appropriate at the time of their recruitment to the Company or to retain the executive. The table below describes which formulas are applicable to each of our Named Executive Officers.

Name/Formula	Description of Total Pension Benefits

Darius Adamczyk	• Mr. Adamczyk’s pension benefits under the REP and the SERP are determined under the REP formula, with the SERP benefit calculated using all of his Honeywell employment as credited service.
Total pension benefit = REP formula benefits

Gregory P. Lewis	• Mr. Lewis’ pension benefits under the REP and the SERP are determined under the REP formula.
Total pension benefit = REP formula benefits

Timothy O. Mahoney Total pension benefit = Allied Salaried formula benefits

• Mr. Mahoney is currently eligible for early retirement benefits payable under the Allied Salaried formula. The value of his benefit payable on December 31, 2018 does not exceed the benefit shown in the table above.

• A portion of Mr. Mahoney’s pension benefits under the REP and a portion of his SERP benefits are determined under the Signal formula. These amounts are part of, not in addition to, his Allied Salaried formula benefits.

Krishna Mikkilineni Total pension benefit = Allied Salaried formula benefits

• Mr. Mikkilineni is currently eligible for early retirement benefits payable under the Allied Salaried formula. The value of his benefit payable on December 31, 2018 does not exceed the benefit shown in the table above.

• A portion of Mr. Mikkilineni’s pension benefits under the REP and a portion of his SERP benefits are determined under the HRBP formula. These amounts are part of, not in addition to, his Allied Salaried formula benefits.

Mark R. James Total pension benefit = Allied Salaried formula benefits

• Mr. James is currently eligible for early retirement benefits payable under the Allied Salaried formula. The value of his benefit payable on December 31, 2018 exceeds the benefit shown in the table above by $387,893.

• A portion of Mr. James’ pension benefits under the REP and a portion of his SERP benefits are determined under the Bendix formula. These amounts are part of, not in addition to, his Allied Salaried formula benefits.

Thomas A. Szlosek Total pension benefit = REP formula benefits	• Mr. Szlosek’s pension benefits under the REP and the SERP are determined under the REP formula.

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I  NONQUALIFIED DEFERRED COMPENSATION—FISCAL YEAR 2018

Since 2005, Honeywell has taken steps to limit deferred compensation amounts owed to executives by reducing the overall interest rate earned on new deferrals and accelerating the payout of deferred amounts, thereby limiting the period over which interest is earned. These include changing the interest rate accruing on new deferrals under the Honeywell Excess Benefit Plan and Honeywell Supplemental Savings Plan (the SS Plan) and the Honeywell Deferred Incentive Plan (the DIC Plan) from a fixed above-market rate to a rate that changes annually based on the Company’s 15-year cost of borrowing; and requiring payment of the SS Plan or DIC Plan deferrals to begin shortly after termination of employment in a lump sum unless the participant leaves the Company after reaching retirement (age 55 with ten years of service). In addition, cash dividend equivalents on vested deferred RSUs cannot be deferred and dividend equivalents on unvested RSUs are reinvested in additional RSUs and subject to the same vesting schedule as the underlying RSUs.

Named Executive Officer	Plan	Executive Contributions in Last FY($)(3)	Registrant Contributions in Last FY($)(1) (3)	Aggregate Earnings in Last FY($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE($)(3)

Darius Adamczyk	SS Plan(1)	$107,192	$ 92,067	$ (15,875)	$—	$ 804,382
	DIC Plan	$ —	$ —	$ —	$—	$ —
	Deferred RSUs(2)	$ —	$ —	$ —	$—	$ —
	Growth Plan(4)	$ —	$1,224,000	$ —	$—	$ 1,224,000
	Total	$107,192	$1,316,067	$ (15,875)	$—	$ 2,028,382
Gregory P. Lewis	SS Plan(1)	$ 55,755	$ 21,699	$ (478)	$—	$ 305,131
	DIC Plan	$ —	$ —	$ 3,709	$—	$ 111,610
	Deferred RSUs(2)	$ —	$ —	$ —	$—	$ —
	Growth Plan(4)	$ —	$ 175,950	$ —	$—	$ 175,950
	Total	$ 55,755	$ 197,649	$ 3,231	$—	$ 592,691
Timothy O. Mahoney	SS Plan(1)	$302,341	$ 51,284	$ 54,208	$—	$ 4,851,330
	DIC Plan	$ —	$ —	$ 348,905	$—	$ 6,748,257
	Deferred RSUs(2)	$ —	$ —	(889,669)	$—	$ 9,973,893
	Growth Plan(4)	$ —	$ 450,000	$ —	$—	$ 450,000
	Total	$302,341	$ 501,284	$(486,556)	$—	$22,023,480
Krishna Mikkilineni	SS Plan(1)	$242,839	$ 40,021	$ 28,425	$—	$ 2,038,066
	DIC Plan	$457,500	$ —	$ 32,387	$—	$ 2,110,285
	Deferred RSUs(2)	$ —	$ —	$ —	$—	$ —
	Growth Plan(4)	$ —	$ 550,000	$ —	$—	$ 550,000
	Total	$700,339	$ 590,021	$ 60,812	$—	$ 4,698,352
Mark R. James	SS Plan(1)	$ 73,562	$ 37,927	$ 8,740	$—	$ 2,427,690
	DIC Plan	$ —	$ —	$ 78,574	$—	$ 1,923,449
	Deferred RSUs(2)	$ —	$ —	$ —	$—	$ —
	Growth Plan(4)	$ —	$ 550,000	$ —	$—	$ 550,000
	Total	$ 73,562	$ 587,927	$ 87,314	$—	$ 4,901,139
Thomas A. Szlosek	SS Plan(1)	$159,680	$ 3,534	$ 45,337	$—	$ 3,439,009
	DIC Plan	$550,000	$ —	$ 249,915	$—	$ 6,396,888
	Deferred RSUs(2)	$ —	$ —	$(670,682)	$—	$ 6,274,532
	Growth Plan(4)	$ —	$ —	$ —	$—	$ —
	Total	$709,680	$ 3,534	$(375,431)	$—	$16,110,430

All deferred compensation amounts, regardless of the plan, are unfunded and unsecured obligations of the Company and are subject to the same risks as any of the Company’s general obligations.

(1)

For SS Plan deferrals contributed on or after April 6, 2018, the Company matching contributions are credited annually no later than the following January 31st if the Named Executive Officer was actively employed or on a disability leave of absence as of December 15th. The value of registrant contributions in the last fiscal year for the SS Plan includes annual matching contributions that will be credited to the Named Executive Officers other than Mr. Szlosek for the April 6, 2018 to December 31, 2018 period.

(2)

The value of executive contributions in the last fiscal year is calculated by multiplying the number of deferred RSUs that vested in 2018 by the closing price of a share of Common Stock on the vesting date (or the next business day following the vesting date). The value of the aggregate balance at the last fiscal year is calculated by multiplying the total number of vested, deferred RSUs on December 31, 2018 by the closing price of a share of Common Stock on December 31, 2018 ($132.12). Unpaid deferred units were adjusted to take into account the two spins that occurred in 2018. This column reflects the following: 75,491.1661 units for Mr. Mahoney and 47,491.1614 units for Mr. Szlosek.

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(3)

The following table details the extent to which amounts reported in the contributions and earnings columns are reported in the Summary Compensation Table and amounts reported in the aggregate balance column were reported in the Summary Compensation Table for previous years. In the table above, for the SS Plan, the Aggregate Earnings in Last FY column includes interest credits and changes in the value of the Company Common Stock fund. The value of the Company Common Stock fund increases or decreases in accordance with the Company’s stock price and the reinvestment of dividends. In the table above, for the deferred RSUs, the Aggregate Earnings in Last FY column includes dividend equivalent credits and any increase (or decrease) in the Company’s stock price.

Named Executive Officer	Executive Contributions in SCT	Registrant Contributions in SCT	Earnings in SCT	Portion of Aggregate Balance Included in Prior SCTs

Darius Adamczyk	$107,192	$92,067	$ 1,341	$1,515,602
Gregory P. Lewis	$ 55,755	$21,699	$ 984	$ —
Timothy O. Mahoney	$302,341	$51,284	$106,968	$8,122,155
Krishna Mikkilineni	$242,839	$40,021	$ 8,374	$1,903,440
Mark R. James	$ 73,562	$37,927	$ 28,104	$ —
Thomas A. Szlosek	$159,680	$ 3,534	$ 53,503	$2,513,186

(4)

The Growth Plan amounts represent 50% of the Growth Plan award included in the Summary Compensation Table for the calendar year ended December 31, 2017. This portion of the Growth Plan amount will be paid in cash no later than March 15, 2019. Generally, to receive a Growth Plan payment, the Named Executive Officer must be actively employed on the payment date. Mr. Szlosek will not receive this payment due to his retirement before the payment date.

Honeywell Excess Benefit Plan and Honeywell Supplemental Savings Plan

The Supplemental Savings Plan allows Honeywell executives, including the Named Executive Officers, to defer the portion of their annual base salary that cannot be contributed to the Company’s tax-qualified 401(k) plan due to the annual deferral and compensation limits imposed by the Internal Revenue Code and/or up to an additional 25% of base annual salary for the plan year.

To the extent amounts have not already been matched on a similar basis under the Company’s 401(k) plan, Honeywell matched deferrals posted to the SS Plan at the rate of 87.5% on the first 8% of eligible pay deferred on and after April 6, 2018 (75% on the first 8% deferred before April 6, 2018). Matching contributions are always vested and are credited on an annual basis for deferrals on and after April 6, 2018 if the participant was actively employed or on a disability leave of absence as of December 15, 2018 (on a periodic basis for deferrals before April 6, 2018).

Interest Rate. Participant deferrals for the 2005 plan year and later are credited with a rate of interest, compounded daily, based on the Company’s 15-year cost of borrowing. The rate is subject to change annually, and for 2018, this rate was 3.38%. Participant deferrals for the 2004 plan year and earlier are credited with a rate of interest, compounded daily, that was set by the Management Development and Compensation Committee (MDCC) before the beginning of each plan year and is fixed until the deferral is distributed. Prior to the 2005 plan year, the MDCC would set the rate at an above-market rate to retain executives. Above-market interest credited on SS Plan deferrals and reflected in the Summary Compensation Table on page 64 includes the difference between market interest rates determined by SEC rules and the interest credited under the SS Plan. Matching contributions are treated as invested in Common Stock. Dividends are treated as reinvested in additional shares of Common Stock.

Distribution. Amounts deferred for the 2005 plan year and later will be distributed in a lump sum in January of the year following the termination of the participant’s active employment. For the 2006 plan year and later, a participant can elect to receive up to ten installments in lieu of the lump sum payment, which election will take effect only if the participant terminates employment after reaching age 55 with ten years of service.

Except in hardship circumstances, amounts deferred for the 2004 plan year and earlier will be distributed either in January of any subsequent year or in January of the year following termination of employment, as elected by the participant. The participant can elect to receive distributions in a lump sum or up to 15 annual installments.

Participant deferrals to the SS Plan are distributed in cash only. Matching contributions are distributed in shares of Common Stock.

Amounts deferred for the 2005 plan year and later cannot be withdrawn before the distribution date for any reason. Amounts deferred for the 2004 plan year and earlier may be withdrawn before the distribution date if a hardship exists or the participant requests an immediate withdrawal subject to a penalty of 6%.

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Honeywell Salary and Incentive Award Deferral Plan for Selected Employees

The Honeywell DIC Plan allows Honeywell executives, including the Named Executive Officers, to defer all or a portion of their annual cash incentive compensation.

Interest Rate. Beginning in 2005, deferrals are credited with a rate of interest, based on Honeywell’s 15-year borrowing rate which is set annually at the beginning of the year (3.38% for 2018). Amounts deferred for the 2004 plan year and earlier are credited with a rate of interest, compounded daily, that was set by the MDCC before the beginning of each plan year and is fixed until the deferral is distributed. Prior to the 2005 plan year, the MDCC would set the total rate at an above-market rate to retain executives. Above-market interest credited on DIC Plan deferrals and reflected in the Summary Compensation Table on page 64 includes the difference between market interest rates determined by SEC rules and the interest credited under the DIC Plan.

Distribution. Amounts deferred for the 2006 plan year and later will be distributed in a lump sum in January of the year following the termination of the participant’s active employment. A participant can elect to receive up to ten installments in lieu of the lump sum payment, which election will take effect only if the participant terminates employment after reaching age 55 with ten years of service.

Except in hardship circumstances (if permitted), amounts deferred for the 2005 plan year and earlier will be distributed either in January of any year three years after the compensation was earned or in January of the year following termination of the participant’s employment, as elected by the participant. The participant could elect to receive non-hardship distributions in a lump sum or up to 15 annual installments.

Amounts deferred for the 2002 plan year and later cannot be withdrawn before the distribution date for any reason. Amounts deferred for the 2001 plan year and earlier may be withdrawn before the distribution date if a hardship exists or the participant requests an immediate withdrawal subject to a penalty that ranges from 0% to 6% and that is based on the ten-year Treasury bond rate at the beginning of the calendar quarter.

Deferral of RSUs

The Named Executive Officers may defer the receipt of up to 100% of their RSUs upon vesting based on an election made at the time of grant. The executive may defer payment to:

•	A specific year after the vesting year; or

•	The year following the executive’s termination of active employment.

The executive can also choose to receive payment in a lump sum or up to 15 annual installments and can also elect at the time of grant to accelerate the form and timing of payment following a change in control to a lump sum paid no later than 90 days following the change in control. Cash dividend equivalents on deferred RSUs (determined at the same rate as a regular share of Common Stock) are converted to additional deferred RSUs as of the dividend payment date and are subject to the same payment schedule and restrictions as the underlying deferred RSUs.

Unvested Dividend Equivalents

Cash dividend equivalents on unvested RSUs (determined at the same rate as a regular share of Common Stock) are converted to additional unvested RSUs as of the dividend payment date and are subject to the same vesting schedule and restrictions as the underlying RSUs.

The terms of the SERP Plan, the SS Plan, the DIC Plan, the deferred RSUs and the unvested dividend equivalents are subject to the requirements of, and regulations and guidance published by, Section 409A of the Internal Revenue Code.

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I   POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

This section describes the benefits payable to our Named Executive Officers in two circumstances:

•	Termination of Employment

•	Change in Control

Senior Severance Plan

These benefits are determined primarily under a plan that we refer to as our Senior Severance Plan. In addition to the Senior Severance Plan, other of our benefits plans, such as our annual incentive compensation plan, also have provisions that impact these benefits.

These benefits ensure that our executives are motivated primarily by the needs of the businesses for which they are responsible, rather than circumstances that are outside the ordinary course of business, i.e., circumstances that might lead to the termination of an executive’s employment or that might lead to a Change in Control of the Company. Generally, this is achieved by assuring our Named Executive Officers that they will receive a level of continued compensation if their employment is adversely affected in these circumstances, subject to certain conditions. We believe that these benefits help ensure that affected executives act in the best interests of our shareowners, even if such actions are otherwise contrary to their personal interests. This is critical because these are circumstances in which the actions of our Named Executive Officers may have a material impact upon our shareowners. Accordingly, we set the level and terms of these benefits in a way that we believe is necessary to obtain the desired results. The level of benefit and the rights to benefits are determined by the type of termination event, as described below. We believe that these benefits are generally in line with current market practices and are particularly important as we do not maintain employment agreements with our Named Executive Officers.

Benefits provided under the Senior Severance Plan are conditioned on the executive executing a full release of claims and certain non-competition and non-solicitation covenants in favor of the Company. The right to continued severance benefits under the plan ceases in the event of a violation of such covenants. In addition, we would seek to recover severance benefits already paid to any executive who violates such restrictive covenants.

In the case of a Change in Control, severance benefits are payable only if both parts of the “double trigger” are satisfied. That is, (i) there must be a Change in Control of our Company, and (ii)(A) the Named Executive Officer must be involuntarily terminated other than for cause, or (ii)(B) the Named Executive Officer must initiate the termination of his own employment for good reason. Similarly, in response to shareowner feedback, the Company also amended its stock incentive plan in 2014 to eliminate automatic single-trigger vesting of equity, Growth Plan, and Performance Plan Unit awards that are rolled-over upon a Change in Control.

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Summary of Benefits—Termination Events

The following table summarizes the termination of employment and Change in Control benefits payable to our Named Executive Officers. None of these termination benefits are payable to Named Executive Officers who voluntarily quit (other than voluntary resignations for good reason after a Change in Control) or whose employment is terminated by us for cause. The information in the table below is based on the assumption, in each case, that termination of employment occurred on December 31, 2018. Pension and nonqualified deferred compensation benefits, which are described elsewhere in this Proxy Statement, are not included in the table below in accordance with the applicable Proxy Statement disclosure requirements, even though they may become payable at the times specified in the table. The effect of a termination of employment or Change in Control on outstanding stock options and RSUs is described in the section below entitled “Impact on Equity-Based Awards.”

Payments and Benefits	Named Executive Officer	Termination by the Company Without Cause	Death	Disability	Change in Control— No Termination of Employment	Change in Control— Termination of Employment by Company Without Cause, By NEO for Good Reason or Due to Disability

Cash Severance (Base Salary + Bonus)	Darius Adamczyk	$13,200,000	—	—	—	$13,200,000
	Gregory P. Lewis	$ 2,100,000	—	—	—	$ 2,800,000
	Timothy O. Mahoney	$ 3,225,000	—	—	—	$ 4,300,000
	Krishna Mikkilineni	$ 4,890,000	—	—	—	$ 4,890,000
	Mark R. James	$ 4,680,000	—	—	—	$ 4,680,000
ICP (Year of Termination)	Darius Adamczyk	—	—	—	$4,100,000	$ 4,100,000
	Gregory P. Lewis	—	—	—	$ 730,000	$ 730,000
	Timothy O. Mahoney	—	—	—	$1,840,000	$ 1,840,000
	Krishna Mikkilineni	—	—	—	$ 930,000	$ 930,000
	Mark R. James	—	—	—	$1,080,000	$ 1,080,000
Growth Plan Awards and Performance Unit Awards	Darius Adamczyk	—	$6,464,760	$6,464,760	—	$ 6,464,760
	Gregory P. Lewis	—	$ 630,950	$ 630,950	—	$ 630,950
	Timothy O. Mahoney	—	$2,770,908	$2,770,908	—	$ 2,770,908
	Krishna Mikkilineni	—	$2,580,244	$2,580,244	—	$ 2,580,244
	Mark R. James	—	$2,329,216	$2,329,216	—	$ 2,329,216
Benefits and Perquisites	Darius Adamczyk	$ 29,729	—	—	—	$ 29,729
	Gregory P. Lewis	$ 9,506	—	—	—	$ 12,675
	Timothy O. Mahoney	$ 14,750	—	—	—	$ 19,667
	Krishna Mikkilineni	$ 13,712	—	—	—	$ 13,712
	Mark R. James	$ 26,465	—	—	—	$ 26,465
All Other- Payments/Benefits	Darius Adamczyk	$ 266,928	—	—	—	$ 759,611
	Gregory P. Lewis	$ 30,426	—	—	—	$ 115,060
	Timothy O. Mahoney	—	—	—	—	$ 583,992
	Krishna Mikkilineni	$ 2,852,633	—	—	—	$ 3,914,552
	Mark R. James	$ 210,505	—	—	—	$ 1,305,078
Total	Darius Adamczyk	$13,496,657	$6,464,760	$6,464,760	$4,100,000	$24,554,100
	Gregory P. Lewis	$ 2,139,932	$ 630,950	$ 630,950	$ 730,000	$ 4,288,685
	Timothy O. Mahoney	$ 3,239,750	$2,770,908	$2,770,908	$1,840,000	$ 9,514,567
	Krishna Mikkilineni	$ 7,756,345	$2,580,244	$2,580,244	$ 930,000	$12,328,508
	Mark R. James	$ 4,916,970	$2,329,216	$2,329,216	$1,080,000	$ 9,420,759

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Explanation of Benefits—Termination Events

The following describes the benefits that are quantified in the table above assuming the event occurred on December 31, 2018. In regard to each portion of the benefit, the benefits that are paid in the context of a Change in Control are, except as noted, the same as the benefits paid other than as a result of a Change in Control.

Benefit/Event	Amount and Terms of Payments (other than upon a Change in Control)	Change in Control Provisions

Severance Benefits-Cash Payment Involuntary termination without cause; Change in Control termination without cause or by a Named Executive Officer for good reason.

•  Three years of base salary and bonus for Mr. Adamczyk, Mr. Mikkilineni and Mr. James, and 18 months of base salary and bonus for Messrs. Lewis and Mahoney.

•  Paid in cash.

•  Bonus is equal to target percentage of base salary.

•  Payment conditioned upon a general release in favor of the Company, non-compete, non-disclosure (indefinite duration), and non-solicitation covenants (two years for customers and two years for employees) and refraining from certain other misconduct.

•  For Messrs. Lewis and Mahoney, severance period is increased from 18 months to two years.

•  Amounts are paid in a lump sum within 60 days following the later of the date of termination or the Change in Control date.

Annual Bonus for the Year of Termination-Cash Payment Annual ICP Plan bonus is payable to NEOs for the year in which a Change in Control occurs.	• N/A

•  Based on achievement of pre-established ICP goals and the MDCC’s assessment of other relevant criteria, for the stub period ending on the Change in Control (as defined in the ICP Plan) date, prorated through the Change in Control date.

•  Paid in cash at the time ICP awards are typically paid to Honeywell executives for the year in which a Change in Control occurs, but only if the employee is actively employed on the payment date, has been involuntarily terminated other than for cause or has terminated employment for good reason.

Growth Plan Awards-Cash Payment

Growth Plan awards are paid out in the event of death, disability, and Change in Control. Note: As a result of a stock plan amendment made in 2014, future Growth Plan awards will no longer automatically vest upon a Change in Control if assumed by the successor, but will remain outstanding subject to equitably adjusted performance conditions and the original vesting and payment schedules.

•  The remaining payment due for the 2016- 2017 Growth Plan performance cycle would be paid out, in full, after death or disability.

•  The amounts in the “Death” and “Disability” columns in the Potential Payments upon Termination or Change in Control Table include the remaining amounts payable under the 2016-2017 Growth Plan (50% of the earned awards).

•  The 2016-2017 Growth Plan award will become payable to an employee who experiences a qualifying ‘double trigger’ termination within two-years of a Change in Control. To the extent these awards are not assumed by the successor, outstanding Growth Plan awards will become vested. The “Change in Control-Termination of Employment” column includes the remaining payment due under the 2016-2017 Growth Plan.

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Benefit/Event	Amount and terms of payments (other than upon a Change in Control)	Change in Control Provisions

Performance Unit Awards Performance Unit awards are paid out in the event of death, disability and Change in Control.

• The outstanding 2017-2019 Performance Unit award would be paid out on a prorated basis, based on actual performance determined at the end of the performance cycle upon death or disability. The amounts in the “Death” and “Disability” columns in the Potential Payments upon Termination or Change in Control Table above includes two-thirds of the 2017-2019 award at target (target shares multiplied by closing price of a share of Common Stock on December 31, 2018 ($132.12)).

• The outstanding 2018-2020 Performance Unit award would be paid out on a prorated basis, based on actual performance determined at the end of the performance cycle upon death or disability. The amounts in the “Death” and “Disability” columns in the Potential Payments upon Termination or Change in Control Table above includes one-third of the 2018-2020 award at target (target shares multiplied by closing price of a share of Common Stock on December 31, 2018 ($132.12)).

• The 2017-2019 Performance Unit award will become payable to an employee who experiences a qualifying ‘double trigger’ termination within two-years of a Change in Control. To the extent these awards are not assumed by the successor, outstanding Performance Unit awards will become vested on a pro rata basis, based on an assessment of actual performance, for the portion of the performance cycle elapsed to the closing date of the Change in Control event. The “Change in Control-Termination of Employment” column includes two-thirds of the 2017-2019 award at target (target shares multiplied by closing price of a share of Common Stock on December 31, 2018 ($132.12)).

• The 2018-2020 Performance Unit award will become payable to an employee who experiences a qualifying ‘double trigger’ termination within two-years of a Change in Control. To the extent these awards are not assumed by the successor, outstanding Performance Unit awards will become vested on a pro rata basis, based on an assessment of actual performance, for the portion of the performance cycle elapsed to the closing date of the Change in Control event. The “Change in Control-Termination of Employment” column includes one-third of the 2018-2020 award at target (target shares multiplied by closing price of a share of Common Stock on December 31, 2018 ($132.12)).

Certain Benefits and Perquisites Termination of employment without cause; Change in Control, voluntary termination of employment by a Named Executive Officer for good reason.	• Life insurance coverage is continued at Honeywell’s cost for the severance period. • Medical and dental benefits are continued during the severance period at active employee contribution rates.	• Life insurance coverage is continued at Honeywell’s cost for the severance period. • Medical and dental benefits are continued during the severance period at active employee contribution rates.

Other Benefits	• Service credit for pension purposes during the first 12 months of the severance period.	• Service credit for pension purposes during the first 12 months of the severance period.

Excise Tax Reimbursement

U.S. tax laws may impose an excise tax on employees who receive benefits in connection with a Change in Control in certain circumstances and subject to certain conditions. In 2009, the Company amended the Senior Severance Plan to eliminate excise tax gross-ups for officers not already eligible for such treatment prior to January 1, 2010. As of December 31, 2018, Messrs. Mahoney and James were the only NEOs grandfathered under this provision. Based on the Company’s expectation about how the excise tax would be calculated in the event of an actual Change in Control transaction, no NEO would have been subject to excise tax if a Change in Control had occurred on December 31, 2018.

Impact On Equity-Based Awards

This section describes the impact of a termination of employment or a Change in Control on outstanding stock options and RSUs held by our Named Executive Officers. Additional information about these awards is included in the Outstanding Equity Awards Table on page 68 of this Proxy Statement.

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The table below shows the in-the-money value of outstanding unvested stock options as well as RSUs and PSUs (Full Value Equity Awards) held by our Named Executive Officers as of December 31, 2018, based on the closing price of a share of Common Stock as reported on the New York Stock Exchange on December 31, 2018 ($132.12).

These awards are scheduled to vest and to expire on various dates in the future. As described below, the vesting of these awards will be accelerated in certain termination of employment circumstances and upon a Change in Control (other than the equity awards granted after April 28, 2014, which will remain outstanding to the extent assumed by the successor upon a Change in Control). In addition, stock options will remain outstanding for different periods depending on the circumstances. The value to a Named Executive Officer of these provisions depends on the vesting period and remaining terms of the awards. For example, the value to a Named Executive Officer of accelerating the vesting of an option by one month is very different from the value of accelerating the vesting of an option by three years. The table below does not distinguish between acceleration of vesting in these two different circumstances, or assign a value to the other provisions. Rather, it only indicates the aggregate amount of the awards to which these provisions would apply at December 31, 2018.

Named Executive Officer	In-the-Money Value of Unvested Stock Options	Unvested Full Value Equity Awards

Darius Adamczyk	$7,340,636	$25,795,373
Gregory P. Lewis	$ 856,448	$ 3,353,998
Timothy O. Mahoney	$5,804,275	$16,296,077
Krishna Mikkilineni	$4,467,710	$12,180,143
Mark R. James	$3,064,988	$11,630,788

Mr. Szlosek retired on October 5, 2018. He has retained the right to continued vesting in restricted stock units originally granted to him on July 25, 2014, July 29, 2016 and February 27, 2018, subject to any applicable Company performance conditions, with no change to the vesting dates set forth in the original grant agreements. The total value of his retained awards at 12/31/2018 was $6,676,420. All unvested stock options, Growth Plan units and Performance Plan PSUs were forfeited upon his retirement.

Termination or Change in Control Impact On Outstanding Awards

The treatment of outstanding stock plan awards following termination of employment depends on the plan under which the awards were granted, as follows:

Plan	Treatment of Stock Options and RSUs

2006 Stock Incentive Plan of Honeywell International Inc. and its Affiliates

• Following termination of employment, participants (or their beneficiaries) have until the earlier of the original expiration date or the following period in which to exercise vested options:

—Three (3) years in the event of death, disability or a voluntary or involuntary termination (other than for cause) after qualifying for “early retirement” (age 55 and ten years of service) or “full retirement” (age 60 and ten years of service);

— One (1) year in the case of any other involuntary termination without cause; and

— Thirty (30) days in the case of a voluntary termination.

2011 Stock Incentive Plan of Honeywell International Inc. and its Affiliates

• For awards granted before July 2012, the vesting rules are the following: (1) RSUs and unvested stock options become vested in full upon death, disability, or a Change in Control, (2) RSUs also vest following full retirement on a pro-rata basis based on the number of complete years of service between the grant date and the retirement date, and (3) in other circumstances, unvested options and RSUs are immediately forfeited. Performance awards vest at target upon a Change in Control unless the award agreement provides otherwise. RSUs and performance awards that vest upon a Change in Control shall be paid within 90 days (subject to any deferral election).

• RSUs granted after June 2012 do not vest at all following full retirement. For awards granted after April 2014, unvested stock options and RSUs shall not automatically vest upon a Change in Control if rolled over or continued by the successor. In such case, vesting shall only occur if a participant’s employment is terminated, either by the successor without cause or by the participant for good reason (that is, “double trigger” vesting), within two years following a Change in Control.

• Double trigger vesting applies to other awards granted after this date also. Performance awards shall vest at target.

• The rules for post-termination exercise periods for vested stock options under this plan are the same as the 2006 Stock Incentive Plan.

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Plan	Treatment of Stock Options and RSUs

2016 Stock Incentive Plan of Honeywell International Inc. and its Affiliates

•   RSUs do not vest at all following retirement (regardless of retirement age). Unvested stock options and RSUs shall not automatically vest upon a Change in Control if rolled over or continued by the successor. In such case, vesting shall only occur if a participant’s employment is terminated, either by the successor without cause or by the participant for good reason (that is, “double trigger” vesting), within two years following a Change in Control. Double trigger vesting applies to other awards granted also. Performance awards shall vest at target, and unpaid growth plan awards where the performance cycle has ended shall be paid within 90 days. The rules for post-termination exercise periods for vested stock options under this plan are the same as the 2006 Stock Incentive Plan.

Defined Terms Used in This Section

As used in our plans, the following terms are assigned the meanings summarized below.

Term	Summary of Definition

Change in Control

•   The acquisition of 30% or more of the Common Stock;

•   The purchase of all or part of the Common Stock pursuant to a tender offer or exchange offer;

•   A merger where Honeywell does not survive as an independent, publicly-owned corporation;

•   A sale of substantially all of Honeywell’s assets; or

•   A substantial change in Honeywell’s Board over a two-year period.

•   Additionally, under the Senior Severance Plan, any event that the MDCC, in its discretion, determines to be a Change in Control for purposes of that plan; provided that under the 2006, 2011 or 2016 Stock Incentive Plan, each of the events described above would only be a Change in Control if it constitutes a “change in control event” within the meaning of United States Department of Treasury Regulation §1.409A-3(i)(5)(i).

Termination for Cause (for Other Named Executive Officers)

•   Clear and convincing evidence of a significant violation of the Company’s Code of Business Conduct;

•   The misappropriation, embezzlement, or willful destruction of Company property of significant value;

•   The willful failure to perform, gross negligence or intentional misconduct of significant duties that results in material harm to the business of the Company;

•   The conviction (treating a nolo contendere plea as a conviction) of a felony (whether or not any right to appeal has been or may be exercised);

•   The failure to cooperate fully in a Company investigation or to be fully truthful when providing evidence or testimony in such investigation; or

•   Clear and convincing evidence of the willful falsification of any financial records of the Company that are used in compiling the Company’s financial statements or related disclosures, with the intent of violating Generally Accepted Accounting Principles or, if applicable, International Financial Reporting Standards.

Termination for Good Reason (for Other Named Executive Officers)

•   A material diminution in the Named Executive Officer’s authority, duties, or responsibilities;

•   A material decrease in base compensation;

•   A material reduction in the aggregate benefits available to the Named Executive Officer where such reduction does not apply to all similarly-situated employees;

•   Any geographic relocation of the Named Executive Officer’s position to a location that is more than 50 miles from his or her previous work location;

•   Any action that constitutes a constructive discharge; or

•   The failure of a successor to assume these obligations under the Senior Severance Plan.

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CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of the individual identified as our median paid employee and the annual total compensation of Mr. Darius Adamczyk, our Chairman and Chief Executive Officer (the CEO):

For 2018, our last completed fiscal year:

•	the annual total compensation of the employee identified at median of our company (other than our CEO) was $66,749; and

•	the annual total compensation of the CEO for purposes of determining the CEO Pay Ratio was $19,246,604.

Based on this information, for 2018, the ratio of the annual total compensation of Mr. Adamczyk, our CEO, to the median of the annual total compensation of all employees was estimated to be 288 to 1.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

As a result of a material decline in the number of Company employees in 2018 due to the Garrett. and Resideo spins (approximately 20,000), the Company chose to re-identify its median employee for 2018 after the spin populations were excluded.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustments, and estimates we used were as follows:

To identify our median employee for 2018, we considered our global population as of November 1, 2018, which was (i) after the spins were concluded, and (ii) within the last three months of 2018.

Our total employee population, before applying the “De Minimis Exemption” adjustment permitted under SEC rules (described below), consisted of approximately 123,408 individuals.

Total U.S. Employees	53,815
Total non-U.S. Employees	69,593	(no exemptions)
Total Global Workforce	123,408

We applied the De Minimis Exemption adjustment to exclude a total of 6,098 employees located in jurisdictions outside the U.S. The countries and approximate number of Honeywell employees excluded (less than 5% of our Total Global Workforce) were: Algeria (54), Angola (6), Argentina (267), Azerbaijan (3), Belarus (1), Brazil (768), Bulgaria (229), Colombia (124), Croatia (8), Ecuador (1), Egypt (31), Greece (4), Hungary (214), Indonesia (524), Iraq (10), Israel (30), Jordan (17), Kazakhstan (72), Kenya (13), Kuwait (188), Morocco (131), Pakistan (7), Peru (39), Philippines (135), Portugal (45), Russian Federation (866), Slovakia (1,310), Thailand (561), Tunisia (136), Turkey (242), Ukraine (34), Uzbekistan (4), Venezuela (20), and Vietnam (4).

Total Workforce for Determination of Median Employee:

Total U.S. Employees	53,815
Adjusted Total non-U.S. Employees	63,495	(excluding 6,098 employees)
Total Global Workforce	117,310

To identify the “median employee” from this employee population, we collected actual base salary, incentive awards paid, and any overtime paid during the 12-month period ending November 1, 2018. As permitted under SEC rules, we annualized the compensation of all newly hired permanent employees during this period.

Once identified, we determined the median employee’s total compensation by applying the same rules used to report NEO compensation on the Summary Compensation Table.

| Notice and Proxy Statement | 2019	83

08 |	PROPOSAL NO. 3: APPROVAL OF INDEPENDENT ACCOUNTANTS

PROPOSAL 3: APPROVAL OF INDEPENDENT ACCOUNTANTS

The Audit Committee, which consists entirely of independent directors, is directly responsible for the appointment, compensation, retention, and oversight of the Company’s independent registered public accounting firm. The Audit Committee is recommending approval of its appointment of Deloitte & Touche LLP (Deloitte) as independent accountants for Honeywell to audit its consolidated financial statements for 2019 and to perform audit-related services. These services include reviewing our quarterly interim financial information and periodic reports and registration statements filed with the SEC and consultation in connection with various accounting and financial reporting matters. If shareowners do not approve, the Audit Committee will reconsider the appointment.

The Audit Committee and Honeywell’s Board of Directors believe that the continued retention of Deloitte as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareowners. Honeywell has been advised by Deloitte that it will have a representative present at the Annual Meeting who will be available to respond to appropriate questions. The representative will also have the opportunity to make a statement if he or she desires to do so and be available to respond to appropriate questions.

INDEPENDENT ACCOUNTING FIRM FEES

Deloitte provided the following audit and other services during 2018 and 2017:

(in millions of $)	2018	2017

Audit Fees	$20.40	$20.19

• Annual integrated audit of the Company’s consolidated financial statements, and internal control over financial reporting, statutory audits of foreign subsidiaries, attest services, consents, issuance of comfort letters and review of documents filed with the SEC.

Audit-Related Fees	$10.27	$0.67

• Audit-related services in 2018 are primarily associated with the carve-out audits of Garrett Motion Inc. and Resideo Technologies, Inc. and agreed upon procedures. Audit-related services in 2017 are primarily associated with agreed upon procedures.

Tax Fees	$0.02	$0.03	• Tax compliance services in each of 2018 and 2017 related primarily to global employment tax services.
All Other Fees	$0.00	$0.00
Total Fees	$30.69	$20.89

NON-AUDIT SERVICES

The Audit Committee reviews non-audit services proposed to be provided by Deloitte to determine whether they would be compatible with maintaining Deloitte’s independence. The Audit Committee has established policies and procedures for the engagement of Deloitte to provide non-audit services. Specifically:

•

The Audit Committee reviews and pre-approves an annual budget for specific categories of non-audit services (that are detailed as to the particular services) which Deloitte is to be permitted to provide (those categories do not include any of the prohibited services in the auditor independence provisions of the Sarbanes-Oxley Act of 2002). This review includes an evaluation of the possible impact of the provision of such services by Deloitte on the firm’s independence in performing its audit and audit-related services.

•	The Audit Committee reviews the non-audit services performed by, and amount of fees paid to, Deloitte, by category in comparison to the pre-approved budget.

•

The engagement of Deloitte to provide non-audit services that do not fall within a specific category of pre-approved services, or that would result in the total fees payable to Deloitte in any category to exceed the pre-approved amount, requires the prior approval of the Audit Committee. Between regularly scheduled meetings of the Audit Committee, the Chair of the Audit Committee may represent the entire committee for purposes of review and approval of any such engagement, and the Chair is required to report on all such interim reviews at the committee’s next regularly scheduled meeting.

84	| Notice and Proxy Statement | 2019

08 |	PROPOSAL NO. 3: APPROVAL OF INDEPENDENT ACCOUNTANTS

AUDIT COMMITTEE REPORT

The Audit Committee consists of the seven directors named below, including Jaime Chico Pardo who is an ex officio member. Each member of the Audit Committee is an independent director as defined by applicable SEC rules and NYSE listing standards. In addition, the Board of Directors has determined that Mr. Paz, Mr. Davis, and Ms. Washington are “audit committee financial experts” as defined by applicable SEC rules and that Mr. Paz, Mr. Burke, Mr. Chico Pardo, Mr. Davis, Ms. Deily, and Ms. Washington satisfy the “accounting or related financial management expertise” criteria established by the NYSE.

Management is responsible for Honeywell’s internal controls and preparing the Company’s consolidated financial statements. The Company’s independent accountants are responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. The Committee is responsible for overseeing the conduct of these activities and, subject to shareowner ratification, appointing the Company’s independent accountants. As stated above and in the Committee’s charter, the Committee’s responsibility is one of oversight. The Committee does not provide any expert or special assurance as to Honeywell’s financial statements concerning compliance with laws, regulations or generally accepted accounting principles. In performing its oversight function, the Committee relies, without independent verification, on the information provided to it and on representations made by management and the independent accountants.

The Audit Committee reviewed and discussed Honeywell’s consolidated financial statements for the year ended December 31, 2018 with management and the independent accountants for 2018, Deloitte & Touche LLP (Deloitte). Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with Deloitte matters required by the Public Company Accounting Oversight Board’s Auditing Standard No. 1301, Communications with Audit Committees. The Committee also reviewed, and discussed with management and Deloitte, management’s report and Deloitte’s report on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.

Honeywell’s independent accountants provided to the Audit Committee the written disclosures required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Committee discussed with the independent accountants their independence. The Audit Committee concluded that Deloitte’s provision of non-audit services, as detailed in the table on page 84, to the Company and its affiliates is compatible with Deloitte’s independence.

Based on the Audit Committee’s discussion with management and the independent accountants and the Audit Committee’s review of the representations of management and the report of the independent accountants, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Form 10-K for the year ended December 31, 2018 filed with the SEC.

The Audit Committee

George Paz (Chair)

Kevin Burke

D. Scott Davis

Linnet F. Deily

Judd Gregg

Robin Washington

Jaime Chico Pardo (ex officio member)

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE APPOINTMENT OF DELOITTE AND TOUCHE LLP AS INDEPENDENT ACCOUNTANTS.

| Notice and Proxy Statement | 2019	85

09 |	PROPOSAL NO. 4: SHAREOWNER PROPOSAL-RIGHT TO ACT BY WRITTEN CONSENT

PROPOSAL 4: SHAREOWNER PROPOSAL-RIGHT TO ACT BY WRITTEN CONSENT

This proposal has been submitted by John Chevedden, 2215 Nelson Ave., No. 205 Redondo Beach, CA 90278 (the beneficial owner of 100 shares of Common Stock):

Resolved, Shareholders request that our board of directors undertake such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This written consent is to be consistent with applicable law and consistent with giving shareholders the fullest power to act by written consent consistent with applicable law. This includes shareholder ability to initiate any topic for written consent consistent with applicable law.

Hundreds of major companies enable shareholder action by written consent. Taking action by written consent in place of a meeting is a means shareholders can use to raise important matters outside the normal annual meeting cycle.

This proposal topic won majority shareholder support at 13 major companies in a single year. This included 67%-support at both Allstate and Sprint. Hundreds of major companies enable shareholder action by written consent. This proposal topic might have received a still higher vote than 67% at Allstate and Sprint if small shareholders had the same access to independent corporate governance data as large shareholders.

Shareholders can act by written consent to elect a new director to help deal with concerns like these and to avoid similar reoccurrences:

Chemical Spill/Toxic Release—Elkton, Maryland: $5 Million settlement with the Environmental Protection Agency for the cleanup of Elkton

Firehole Site

August 2018

Product Concerns—Purported Class Action lawsuit over allegedly defective smart meters

August 2018

Air Pollution/Gas Leak—Federal lawsuit over alleged Uranium Hexafluoride contamination from Metropolis, Illinois Plant

July 2018

Chemical Spill/Toxic Release—San Fernando Valley Area 1 Superfund Site, Utah: EPA ordered clean-up

June 2018

Employment Discrimination—Minnesota: Purported Class Action lawsuit over alleged unlawful age and gender discrimination and retaliation

March 2018

Chemical Spill/Toxic Release—New Jersey: Settlement with EPA for clean-up of Universal Oil Products Superfund Site

March 2018

Environmental Impact Concerns—New York: Groundwater contamination due to Perfluorooctanoic Acid leak

February 2018

Workplace Safety Concerns—Bendix: Asbestos-related claims

February 2018

Workplace Safety Concerns—Purported Class Action Suit over plan to terminate healthcare for retirees

December 2017

Taxes—United States: Criticism over alleged role in offshore tax havens

November 2017

Bribery or Corruption—Unaoil Scandal: Alleged involvement in bribery in Iraq

November 2017

Land Degradation—Duluth: $8 Million combined settlement including other companies for alleged environmental damage

June 2017

Chemical Spill/Toxic Release—New Jersey residents allege property depreciation due to byproduct disposal at manufacturing plants

June 2017

Labor Concerns—Purported Class Action to claim full medical coverage for retired employees

May 2017

Negligent Behavior—U.S. Army Alaska lawsuit over alleged violation of False Claims Act related to inflated energy savings

May 2017

86	| Notice and Proxy Statement | 2019

09 |	PROPOSAL NO. 4: SHAREOWNER PROPOSAL-RIGHT TO ACT BY WRITTEN CONSENT

Chemical Spill/Toxic Release—Chicago International Airport Authority lawsuit over cleanup costs of groundwater contamination from former waste disposal facility

May 2017

Please vote yes:   Right to Act by Written Consent—Proposal 4

BOARD RECOMMENDATION

The Honeywell Board recommends that shareowners vote AGAINST this proposal for the following reasons:

Shareowners holding 15% of our outstanding shares already have the right to call a special meeting at any time. The Board believes that adoption of this proposal about shareowner action by written consent is unnecessary in light of the ability of shareowners to call special meetings based on the written request of 15% of outstanding shares. Allowing any shareowner, regardless of ownership interest, to initiate a potentially unlimited number of consent solicitations on any topic at any time could enable a single shareowner to advance its own narrow, parochial interests to the detriment of the majority of shareowners. The 15% threshold required to call a special meeting of shareowners guards against the exertion of undue influence by individual shareowners in pursuit of special interests that may be inconsistent with our shareowners’ long-term best interests. The Board believes this approach strikes the right balance between the rights of shareowners to have a voice in how Honeywell is governed, on the one hand, and protecting against abusive actions that may disrupt the effective management of our Company and be detrimental to shareowner interests, on the other. Conversely, the written consent procedure may not provide all shareowners with the same rights or adequate procedural protections, particularly with respect to having sufficient time to review or vote upon a proposed action.

Majority of shareowners with whom we spoke believe that the right to act by written consent is not warranted where shareowners already have the right to call a special meeting. We have received this shareowner proposal six times in the past nine years. As part of our regular shareowner outreach program throughout this period, we have discussed this proposal with our largest shareowners. The overwhelming majority of the shareowners with whom we spoke believe that the right to act by written consent is not warranted where shareowners already have the right to call a special meeting.

Action by written consent is an undemocratic means for shareowners to express their views. Shareowner meetings are the most democratic way for shareowners to express their views on important financial, governance, or strategic questions related to Honeywell. In a shareowner meeting—whether a regular, annual meeting, or a special meeting called by shareowners holding 15% or more of our shares—voting occurs on a specified date that is publicly announced well in advance of the meeting. All interested parties have an opportunity to express their views and solicit proxies from shareowners. By contrast, action by written consent does not require notice to all shareowners about a proposed action nor does it permit differing views on a particular action or issue to be fully aired and debated. The Board does not believe that it is appropriate for some shareowners to take action affecting all shareowners without first informing all shareowners of the proposed action and allowing all shareowners to voice their views and vote on the proposed action.

The lack of transparency of the voting process when shareowners are able to act by written consent is of particular importance in light of the potential abilities of activist investors who may have a special agenda that may not be in the best interests of all shareowners. The right to act by written consent would make it possible for a group of shareowners to accumulate a short-term voting position by borrowing shares from shareowners and then taking action without those shareowners knowing that their voting rights were being used to take such action. Temporary borrowings of shares by an investor could distort an investor’s true ownership interest, simply for the purpose of trying to cause an action to be effected by written consent outside of a shareowner meeting.

In a Change in Control situation, action by written consent can undermine the Board’s ability to obtain the highest value for shareowners. The prohibition against shareowner action by written consent also serves a critically important function, since it is designed to encourage a party making an unsolicited bid for Honeywell to negotiate with the Board to reach terms that are fair and in the best interests of all shareowners. The Board weighs diligently and thoroughly the merits of takeover offers and is best positioned to evaluate those offers, to negotiate on behalf of all shareowners, and to protect shareowners from abusive takeover tactics. The ability of shareowners to approve the sale of the Company via written consent could result in shareowners receiving less value than they might otherwise receive as the Board may not have an opportunity to assess proposed actions or seek higher-value alternatives. Shareowners could also use a consent solicitation to remove and replace directors and effectively assume control without having to pay a control premium to shareowners. The significant ownership of Honeywell stock required of both the Board and management ensures alignment between shareowners, Board members, and management in the event of a Change in Control opportunity.

| Notice and Proxy Statement | 2019	87

09 |	PROPOSAL NO. 4: SHAREOWNER PROPOSAL-RIGHT TO ACT BY WRITTEN CONSENT

Related Honeywell Corporate Governance Best Practices. In addition to providing for shareowners’ right to call special meetings, Honeywell has enhanced our governance practices over the past several years to facilitate broad shareowner representation. The Board believes the need for adoption of this proposal should be evaluated in the context of our governance best practices, such as:

•	15% threshold for shareowner right to call a special meeting of shareowners (reduced from 20% in 2018 in response to shareowner sentiment);

•	The adoption of a proxy access By-laws amendment (instituted in 2015 in response to shareowner sentiment);

•	The ability of shareowners to submit proposals for presentation at an annual meeting;

•

The establishment of an independent Lead Director role and designation of the Lead Director as a point of contact for shareowner communications (instituted in 2014 in response to shareowner feedback). See “Communicating With the Board” on page 97;

•	The annual election of directors and majority voting in uncontested director elections;

•	The authority of the Lead Director and Chair of the Corporate Governance and Responsibility Committee to call special meetings of the Board at any time for any reason;

•	The elimination of supermajority voting provisions in our charter documents;

•	Shareowner approval of poison pills;

•	The clawback of incentive compensation in the event of a significant restatement; and

•	Robust shareowner outreach and engagement practices. See “Shareowner Outreach and Engagement” beginning on page 17 for a description of our shareowner engagement activities.

Given the actions that Honeywell has taken to protect shareowner value, increase shareowner rights, and ensure director accountability, the Board believes that adoption of this proposal would not add significant value to the Company’s growth or performance or to shareowners’ interests and instead would have the detrimental effect of providing the means for short-term or individual shareowners to act in their own self-interest by advocating proposals that neither enhance shareowner value nor advance the interests of shareowners as a whole.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

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10 |	PROPOSAL 5: SHAREOWNER PROPOSAL-REPORT ON LOBBYING PAYMENTS AND POLICY

PROPOSAL 5: SHAREOWNER PROPOSAL-REPORT ON LOBBYING PAYMENTS AND POLICY

This proposal has been submitted by Azzad Asset Management (co-sponsored with Mercy Investment Services, Inc.), 3141 Fairview Park Drive, Suite 355, Falls Church, VA 22042 (the beneficial owner of 27 shares of Common Stock):

Whereas, we believe in full disclosure of our company’s direct and indirect lobbying activities and expenditures to assess whether Honeywell’s lobbying is consistent with Honeywell’s expressed goals and in the best interests of shareowners.

Resolved, the shareowners of Honeywell International Inc. (“Honeywell”) request the preparation of a report, updated annually, disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

2.	Payments by Honeywell used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

3.	Honeywell’s membership in and payments to any tax-exempt organization that writes and endorses model legislation.

4.	Description of management’s and the Board’s decision making process and oversight for making payments described in sections 2 and 3 above.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which Honeywell is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.

The report shall be presented to the Corporate Governance and Responsibility Committee and posted on Honeywell’s website.

Supporting Statement

As shareowners, we encourage transparency and accountability in our company’s use of corporate funds to influence legislation and regulation. Honeywell spent $47.63 million from 2010-2017 on federal lobbying. These figures do not include lobbying expenditures to influence legislation in states, where Honeywell also lobbies but disclosure is uneven or absent. For example, Honeywell spent $5.15 million on lobbying in New Jersey for 2010-2017. Honeywell’s lobbying on hydrofluorocarbons has attracted media scrutiny (“U.S. Industries Ask Trump Administration to Endorse Global Hyrdrofluorocarbon Deal,” Chemical and Engineering News, June 4, 2018).

Honeywell is a member of the Business Roundtable, which spent over $43 million on lobbying for 2016 and 2017 and is lobbying against the right of shareholders to file resolutions, and sits on the board of the Chamber of Commerce, which has spent over $1.4 billion on lobbying since 1998. Honeywell does not disclose its memberships in, or payments to, trade associations, or the amounts used for lobbying.

And Honeywell does not disclose its membership in or contributions to tax-exempt organizations that write and endorse model legislation, such as belonging to the American Legislative Exchange Council (ALEC). Over 100 companies have publicly left ALEC, including 3M, Deere, GE and Merck.

We are concerned that Honeywell’s lack of lobbying disclosure presents reputational risks. For example, Honeywell signed an agreement to work with United Nations Environment to combat and raise awareness around climate change, yet the Chamber undermined the Paris climate accord. We urge Honeywell to expand its public disclosure of lobbying.

| Notice and Proxy Statement | 2019	89

10 |	PROPOSAL 5: SHAREOWNER PROPOSAL-REPORT ON LOBBYING PAYMENTS AND POLICY

BOARD RECOMMENDATION

The Honeywell Board recommends that shareowners vote AGAINST this proposal for the following reasons:

Our disclosure on political lobbying and contributions is robust. We believe that our disclosure on political lobbying and contributions already provides investors with more than sufficient information to assess whether Honeywell’s participation in the political process poses any investment risk whatsoever, including by providing transparency regarding potential reputational risk and accountability for positions of political interest that are promoted by the Company. Our disclosure is available on our website at www.honeywell.com (see “Investors/Corporate Governance/Political Contributions”). In considering what to include in our disclosure, we made every effort to be both accurate, comprehensive, and detailed, including coverage of the following aspects of our political lobbying and contributions:

•

A list of our top legislative and regulatory priorities, most of which relate to key elements of our brand promise of making society safer and more energy efficient and improving public infrastructure;

•	Disclosure on our government relations organization;

•	Details on management and Board oversight of our lobbying activities; and

•	Disclosure on the use of corporate funds for political contributions.

Our disclosure on political lobbying and contributions was ranked in the first tier by the 2018 CPA-Zicklin Index of Corporate Political Disclosure and Accountability. Our disclosure was assessed in 2018 by the Center for Political Accountability (CPA) which publishes annually the CPA-Zicklin Index of Corporate Political Disclosure and Accountability (CPA-Zicklin Index). CPA is a non-profit, non-partisan organization working to bring transparency and accountability to corporate political spending. The CPA-Zicklin Index measures the transparency, policies, and practices of the S&P 500. According to the 2018 CPA-Zicklin Index, our disclosure on political lobbying and contributions is in the “First Tier” for the fifth consecutive year with a score of 83%. Our score in 2018 puts us in the top 20% of the 500 companies assessed by CPA.

As part of our regular shareowner outreach program, we have discussed this shareowner proposal on multiple occasions with our largest shareowners who told us that our lobbying activities and membership in trade associations were not a source of concern or investment risk. We have received this shareowner proposal six times in the past seven years and on each occasion, the proposal has received support from 40% or fewer of our shareowners. Each time we received this proposal, we have discussed it with our largest shareowners during our regular engagement and outreach activities concerning governance and compensation matters. These shareowners have consistently told us that our lobbying activities and membership in trade associations is not viewed by them as a source of concern or investment risk. Moreover, the vast majority of our largest shareowners have told us that they are satisfied with our disclosure on lobbying, membership in trade associations, and political contributions, and find that our Board is providing appropriate oversight of our lobbying activities.

We have not made any political contributions using corporate funds since at least 2009 and have no intention of making such political contributions in the future. We have not made any political contributions using corporate funds since at least 2009 and have no present intention of making such political contributions. Honeywell uses the term “political contributions” to mean contributions to candidates, political parties, “527 groups” or “527 organizations” such as governors associations and super PACs, and grass root campaigns intended to directly or indirectly influence the outcome of any ballot measures.

Even before 2009, any such contributions were extremely rare and for minimal amounts of less than $5,000. Similarly, we have not used corporate funds to directly or indirectly influence the outcome of any ballot measures and have no intention of doing so. Any use of corporate funds for political expenditures or ballot measures would require the prior approval of our Senior Vice President and General Counsel. These policies on political contributions are imbedded in our Corporate Governance Guidelines and Code of Business Conduct.

With respect to tax-exempt organizations, such as 501(c)(4)s, where funds may be used for political purposes, we have made only two corporate contributions since 2009. Both contributions were disclosed on our website, and we also included these payments in the overall lobbying payments included in the publicly available filings required under the Lobbying Disclosure Act. The decision to contribute funds to these organizations was discussed with the Company’s Board of Directors.

We participate in the U.S. political process primarily through the non-partisan Honeywell International Political Action Committee (HIPAC), which is funded exclusively through voluntary contributions from eligible U.S.-based employees. HIPAC contributions can be viewed on the Federal Election Commission (FEC) website at www.fec.gov. These HIPAC contributions have from time to time included those made to 501(c)(4) organizations which are publicly disclosed to the FEC. Employees are not reimbursed, directly or indirectly, for political donations or expenses. The above information is available to shareowners on the Company’s website at www.honeywell.com (see “Investors/Corporate Governance/Political Contributions”).

90	| Notice and Proxy Statement | 2019

10 |	PROPOSAL 5: SHAREOWNER PROPOSAL-REPORT ON LOBBYING PAYMENTS AND POLICY

We have robust oversight of trade association memberships, and we instruct trade associations to which we pay non de minimus membership dues not to use funds received from us for election-related activity. In 2019, we amended our Corporate Governance Guidelines to bolster our oversight of trade association memberships. Specifically, all 501(c)(6) trade associations to which Honeywell pays membership dues of more than $50,000 in any fiscal year must be approved by our General Counsel and our Senior Vice President, Global Government Relations. In addition, these organizations are instructed not to use funds received from Honeywell for any election-related activity; more specifically, we instruct these organizations not to use funds from Honeywell for political contributions at the federal, state or local levels, including contributions or expenditures in support of, or opposition to, candidates for any office, political parties, committees, “527 groups” or “527 organizations” such as governors associations and super PACs, or grass root campaigns intended to directly or indirectly influence the outcome of any ballot measures.

We maintain a rigorous compliance process to ensure that the Company’s political activities are lawful, properly disclosed, and aligned with our Code of Business Conduct. We strive always to engage responsibly in the political process and to ensure that our participation is consistent with all applicable laws and regulations, our principles of good governance, and our high standards of ethical conduct. Honeywell’s law department oversees our lobbying activities. Our Senior Vice President, Global Government Relations reports to our General Counsel and also works closely with our Vice President, Global Compliance whose organization ensures compliance with our political spending policy. The General Counsel, Senior Vice President, Global Government Relations, and Vice President, Global Compliance meet regularly with our Chairman and Chief Executive Officer and his leadership team about legislative, regulatory, and political developments.

Each year our Senior Vice President, Global Government Relations reports to the full Board of Directors on our global lobbying and government relations program. In addition, each year the Corporate Governance and Responsibility Committee (CGRC) receives a report on Honeywell’s policies and practices regarding political contributions and contributions to trade associations. The CGRC’s oversight of our political activities ensures compliance with applicable law and alignment with our policies and our Code of Business Conduct. As stated above, we do not make political contributions using corporate funds. A description of our policy and procedures governing lobbying can be found on our website at www.honeywell.com (see “Investors/Corporate Governance/Political Contributions”).

We submit public quarterly lobbying disclosures in accordance with federal law which provide timely and detailed information on lobbying expenditures. Each quarter, we file a publicly available federal Lobbying Disclosure Act report. The report provides specific information on all Honeywell activities associated with influencing legislation through communications with any member or employee of a legislative body or with any covered executive branch office. The report also quantifies our expenditures for the quarter, describes the specific pieces of legislation that were the subject of our lobbying efforts and identifies the individuals who lobbied on behalf of our Company. Outside consultants who lobby on our behalf also file reports detailing their efforts on Honeywell’s behalf. All of these reports are available on the websites of the Secretary of the United States Senate and the Clerk of the United States House of Representatives.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

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11 |	ADDITIONAL INFORMATION

ADDITIONAL INFORMATION

OTHER BUSINESS

The Board knows of no other matters to be presented for shareowner action at the meeting. If other matters are properly brought before the meeting, the persons named as proxies in the accompanying proxy card intend to vote the shares represented by them in accordance with their best judgment.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

I  APPLICABLE POLICIES AND PROCEDURES

Honeywell has written policies and procedures for approval or ratification of related person transactions. Article eight of Honeywell’s Amended and Restated Certificate of Incorporation provides that a related or interested party transaction shall not be void or voidable if such transaction is duly authorized or ratified by a majority of the disinterested members of the Board. Consistent with SEC rules, a related or interested party transaction includes a transaction between the Company and a director, director nominee or executive officer of the Company or a beneficial owner of more than 5% of the Company’s Common Stock or any of their respective immediate family members. Furthermore, the Honeywell Code of Business Conduct requires that each director and executive officer report to the Board of Directors on an ongoing basis any relationship or transaction that may create or appear to create a conflict between the personal interests of those individuals (or their immediate family members) and the interests of the Company. A conflict, or appearance of a conflict, might arise, for example, by accepting gifts or loans from a current or potential customer, supplier or competitor, owning a financial interest in, or serving in a business capacity with, an outside enterprise that competes with or does or wishes to do business with the Company, serving as an intermediary for the benefit of a third party in transactions involving the Company, or using confidential Company information or other corporate assets for personal profit.

If a conflict of interest or related party transaction is of a type or a nature that falls within the scope of oversight of a particular Board committee, it is referred to that committee for review. The Board or the responsible committee must review any potential conflict and determine whether any action is required. This includes whether to authorize, ratify or direct the unwinding of the relationship or transaction under consideration, as well as ensure that appropriate controls are in place to protect Honeywell and its shareowners. In making that determination, the Board or responsible committee considers all relevant facts and circumstances, such as:

•	The benefits of the transaction to Honeywell;

•	The terms of the transaction and whether they are arm’s-length and in the ordinary course of the Company’s business;

•	The direct or indirect nature of the related person’s interest in the transaction;

•	The size and expected term of the transaction; and

•	Other facts and circumstances that bear on the materiality of the related person transaction under applicable law and listing standards.

Each director and officer also completes and signs a questionnaire at the end of each fiscal year to confirm that there are no material relationships or related person transactions between such individuals and the Company other than those previously disclosed to Honeywell. This ensures that all material relationships and related person transactions are identified, reviewed and disclosed in accordance with applicable policies, procedures and regulations.

I  RELATED PARTY TRANSACTIONS

Mr. John Cote, the son of Mr. David Cote, our former Chairman, is the founder, majority owner and chief executive officer of Industrial Inspection and Analysis, Inc. (IIA). IIA acquired QC Group, LLC in November 2015. QC Group provides metrology/dimensional inspection services to one of Honeywell’s businesses and to a facility managed by Honeywell under contract with the U.S. government as part of their quality control processes. The services are provided on arm’s length terms and conditions. QC Group received approximately $1.7 million from Honeywell in 2018 for payment of services. QC Group and Honeywell entered into the services arrangement prior to IIA’s acquisition of QC Group.

92	| Notice and Proxy Statement | 2019

11 |	ADDITIONAL INFORMATION

STOCK OWNERSHIP INFORMATION

I  FIVE PERCENT OWNERS OF COMPANY STOCK

The following table lists information about those holders known to Honeywell to be the beneficial owners of 5% or more of our outstanding shares of Common Stock as of December 31, 2018.

Name and Complete Mailing Address	Number of Shares	Percent of Common Stock Outstanding(3)

The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355	53,758,990(1)	7.38%
BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	44,463,473(2)	6.10%

(1)

The information is based on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 12, 2019. The Vanguard Group and certain related entities have sole voting power in respect of 870,705 shares, shared voting power in respect of 179,881 shares, sole dispositive power in respect of 52,704,239 shares, and shared dispositive power in respect of 1,054,751 shares.

(2)

The information is based on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on February 4, 2019. BlackRock, Inc. has sole voting power in respect of 39,562,368 shares and sole dispositive power in respect of 44,463,473 shares.

(3)	Based on 728, 369, 863 shares of Common Stock outstanding on March 1, 2019.

I  STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table lists information as of March 1, 2019 about the beneficial ownership of Common Stock by each director or director nominee, by each executive officer named in the Summary Compensation Table, and by all directors (including nominees) and executive officers of Honeywell as a group. Except as otherwise noted, the individuals listed in the following table have the sole power to vote or transfer the shares reflected in the table.

	Components of Beneficial Ownership (Number of Shares)

Name(1)	Common Stock Beneficially Owned	Right To Acquire(2)	Other Stock-Based Holdings(3)	Total Number of Shares(4)

Darius Adamczyk	61,373	806,043	3,059	870,475
Duncan B. Angove	—	574	1,689	2,263
William S. Ayer	526	8,159	2,805	11,490
Kevin Burke	13,947	27,451	9,350	50,748
Jaime Chico Pardo	13,609	27,451	34,429	75,489
D. Scott Davis	21,814	16,951	18,257	57,022
Linnet F. Deily	7,135	13,879	16,354	37,368
Judd Gregg	5,827	22,201	13,261	41,289
Clive Hollick	5,243	27,451	24,265	56,959
Grace D. Lieblein	4,956	13,879	6,142	24,977
George Paz	10,755	27,451	6,142	44,348
Robin L. Washington	4,936	13,879	12,004	30,819
Gregory P. Lewis	13,257	98,878	723	112,858
Timothy O. Mahoney	205,412	797,160	83,174	1,085,746
Krishna Mikkilineni	114,185	692,587	2,385	809,157
Mark R. James	144,800	617,708	5,749	768,257
Thomas A. Szlosek (Retired CFO)	—	187,752	46,971	234,723
All directors, nominees and executive officers as a group, including the above-named persons (23 people)	868,858	4,122,345	346,557	5,336,760

(1)	c/o Honeywell International Inc., 115 Tabor Road, Morris Plains, New Jersey 07950.
(2)

Includes shares which the named individual or group has the right to acquire through the exercise of vested stock options, and shares which the named individual or group has the right to acquire through the vesting of RSUs and stock options, within 60 days of March 1, 2019.

(3)	Includes shares and/or share-equivalents in deferred accounts, as to which no voting or investment power exists.
(4)	The total beneficial ownership for any individual and the total beneficial ownership for the group are both less than 1% of the shares of Common Stock outstanding as of March 1, 2019.

| Notice and Proxy Statement | 2019	93

11 |	ADDITIONAL INFORMATION

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who own more than 10% of our Common Stock to file reports of ownership and changes in ownership of our Common Stock with the SEC. Based on the information available to us during fiscal year 2018, we believe that all applicable Section 16(a) reports, except one, were timely filed. One Form 4 filed on behalf of Vimal Kapur to reflect vesting of restricted stock units was filed late due to an administrative error.

NOTICE AND ACCESS

The SEC’s “Notice and Access” rule allows companies to deliver a Notice of Internet Availability of Proxy Materials (Notice of Internet Availability) to shareowners in lieu of a paper copy of the Proxy Statement and related materials and the Company’s Annual Report to Shareowners (Proxy Materials). The Notice of Internet Availability provides instructions as to how shareowners can access the Proxy Materials online, contains a listing of matters to be considered at the meeting, and sets forth instructions as to how shares can be voted. Instructions for requesting a paper copy of the Proxy Materials are set forth on the Notice of Internet Availability.

Proxy Materials are Available at www.proxyvote.com. You will need to enter the 16-digit control number located on the Notice of Internet Availability or proxy card.

VOTING PROCEDURES

I  METHODS OF VOTING

Shareowners of Record.  If your shares are registered directly in your name with Honeywell’s transfer agent, EQ Shareowner Services, you are considered the shareowner of record of those shares. Shareowners of record can vote via the Internet at www.proxyvote.com, by scanning the QR code with a mobile device, by calling +1 (800) 690-6903 or by signing and returning a proxy card. Votes submitted by Internet, mobile device or telephone must be received by 11:59 p.m. Eastern Daylight Time on April 28, 2019.

Beneficial Owners.  If your shares are held in a stock brokerage account, by a bank, broker, trustee, or other nominee, you are considered the beneficial owner of shares held in street name and these Proxy Materials are being forwarded to you by your bank, broker, trustee or nominee who is considered the shareowner of record of those shares. As the beneficial owner, you have the right to direct your bank, broker, trustee or nominee on how to vote via the Internet or by telephone or mobile device if the bank, broker, trustee or nominee offers these options or by signing and returning a proxy card. Your bank, broker, trustee or nominee will send you instructions for voting your shares. NYSE rules prohibit brokers from voting on Proposal Nos. 1, 2, 4 and 5 without receiving instructions from the beneficial owner of the shares. In the absence of instructions, shares subject to such broker non-votes will not be counted as voted or as present or represented on those proposals and so will have no effect on the vote.

Brokers may not vote your shares on the election of directors in the absence of your specific instructions as to how to vote so we encourage you to provide instructions to your broker regarding the voting of your shares. Votes directed by Internet, mobile device or telephone through such a bank, broker, trustee or nominee must be received by 11:59 p.m. Eastern Daylight Time on April 28, 2019.

Participants in Honeywell Savings Plans.  Participants in the Honeywell stock funds within Honeywell savings plans are considered the beneficial owners of the shares held by the savings plans. The trustee of each savings plan is the shareowner of record for shares held by Honeywell stock funds within that plan. Participants in Honeywell stock funds within Honeywell savings plans can direct the trustee of the relevant plan to vote their shares via the Internet at www.proxyvote.com, by scanning the QR Code with a mobile device, by calling (800) 690-6903 or by signing and returning a proxy card.

The trustee will vote shares as to which no directions are received in the same ratio as shares with respect to which directions have been received from other participants in the relevant plan, unless contrary to the Employee Retirement Income Security Act of 1974 (ERISA). So we encourage you to provide instructions to the trustee regarding the voting of your shares. Directions provided by Internet, mobile device or telephone must be received by 5:00 p.m. Eastern Daylight Time on April 25, 2019.

Your Vote is Very Important to us. Whether or not you plan to attend the meeting, please take the time to vote your shares as soon as possible.

94	| Notice and Proxy Statement | 2019

11 |	ADDITIONAL INFORMATION

I  REVOKING YOUR PROXY

Whether you vote or direct your vote by mail, telephone, mobile device, or via the Internet, if you are a shareowner of record or a participant in Honeywell stock funds within Honeywell savings plans, unless otherwise noted, you may later revoke your proxy by:

•	Sending a written statement to that effect to the Corporate Secretary of Honeywell;

•	Submitting a properly signed proxy with a later date;

•

Voting by telephone, mobile device or via the Internet at a later time (if initially able to vote in that manner) so long as such vote or voting direction is received by the applicable date and time set forth above for shareowners of record and participants in Honeywell savings plans; or

•	Voting in person at the Annual Meeting (except for shares held in the savings plans).

If you hold your shares through a bank, broker, trustee, or nominee and you have instructed the bank, broker, trustee, or nominee to vote your shares, you must follow the directions received from your bank, broker, trustee or nominee to change those instructions.

I  QUORUM; VOTE REQUIRED; ABSTENTIONS AND BROKER NON-VOTES

The required quorum for the transaction of business at the meeting is a majority of the total outstanding shares of Common Stock entitled to vote at the meeting, either present in person or represented by proxy.

Regarding Proposal No. 1, Honeywell’s By-laws provide that in any uncontested election of directors (an election in which the number of nominees does not exceed the number of directors to be elected), any nominee who receives a greater number of votes cast “FOR” his or her election than votes cast “AGAINST” his or her election will be elected to the Board of Directors. Shares not represented in person or by proxy at the Annual Meeting, abstentions and broker non-votes will have no effect on the election of directors. The By-laws also provide that any incumbent nominee who does not receive a majority of votes cast in an uncontested election is expected to promptly tender his or her resignation to the Chairman of the Board following the certification of the shareowner vote. This resignation will be promptly considered through a process managed by the Corporate Governance and Responsibility Committee, excluding any director nominees who did not receive a majority of votes cast to elect him or her to the Board.

The affirmative vote of a majority of shares present or represented and entitled to vote on each of Proposal Nos. 2 through 5 is required for approval of these proposals. Abstentions will be counted toward the tabulation of votes present or represented on these proposals and will have the same effect as votes against these proposals. Shares not represented in person or by proxy at the Annual Meeting and broker non-votes will have no effect on the vote outcome of these proposals. While the votes on Proposal No. 2 is advisory and not binding on the Board or the Company, the Board will take into consideration the outcome of the votes when making future decisions regarding executive compensation.

I  CONFIDENTIAL VOTING POLICY

It is our policy that any proxy, ballot or other voting material that identifies the particular vote of a shareowner and contains the shareowner’s request for confidential treatment will be kept confidential, except in the event of a contested proxy solicitation or as may be required by law. We may be informed whether or not a particular shareowner has voted and will have access to any comment written on a proxy, ballot or other material and to the identity of the commenting shareowner. Under the policy, the inspectors of election at any shareowner meeting will be independent parties unaffiliated with Honeywell.

I  RESULTS OF THE VOTE

We will announce preliminary voting results at the Annual Meeting and publish them on our website www.honeywell.com. Voting results will also be disclosed on a Form 8-K filed with the SEC within four business days after the Annual Meeting, which will be available on our website.

I  SHARES OUTSTANDING

At the close of business on March 1, 2019, there were 728,369,863 shares of Common Stock outstanding. Each share outstanding as of the March 1, 2019 record date is entitled to one vote at the Annual Meeting on each matter properly brought before the meeting.

I  ELIMINATING DUPLICATE MAILINGS

Beneficial owners of Common Stock who share a single address may receive only one copy of the Notice of Internet Availability or the Proxy Materials, as the case may be, unless their broker, bank, trustee or nominee has received contrary instructions from any beneficial owner at that address. This practice, known as “householding,” is designed to reduce printing and mailing costs. If any beneficial shareowner(s) sharing a single address wish to discontinue householding and receive a separate copy of the Notice of Internet Availability or the Proxy Materials, as the case may be, they may contact Broadridge, either by calling (866) 540-7095, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

| Notice and Proxy Statement | 2019	95

11 |	ADDITIONAL INFORMATION

I  EXPENSES OF SOLICITATION

Honeywell pays the cost of preparing, assembling, and mailing this proxy-soliciting material. In addition to the use of the mail, proxies may be solicited by Honeywell officers and employees by telephone or other means of communication. Honeywell pays all costs of solicitation, including certain expenses of brokers and nominees who mail Proxy Material to their customers or principals.

I  ELECTRONIC ACCESS TO THE PROXY MATERIALS

You can elect to receive future Proxy Materials by email, which will save us the cost of producing and mailing documents to you. Shareowners may enroll to receive Proxy Materials electronically as follows:

Shareowners of Record. If you are a registered shareowner, you may request electronic delivery when voting for this meeting on the Internet at www.proxyvote.com.

Beneficial Holders. If your shares are not registered in your name, check the information provided to you by your bank or broker, or contact your bank or broker for information on electronic delivery service.

ATTENDANCE AT THE ANNUAL MEETING

Attendance at the Annual Meeting is limited to our shareowners or their legal proxy holders. If you are a shareowner of record and plan to attend the meeting, please mark the appropriate box on your proxy card or follow the instructions provided when you vote via the Internet, mobile device or telephone. If your shares are held by a bank, broker, trustee or nominee and you plan to attend, please send written notification to Investor Relations, Honeywell, 115 Tabor Road, Morris Plains, New Jersey 07950, and enclose evidence of your ownership of shares of Common Stock as of March 1, 2019 (such as a letter from the bank, broker, trustee or nominee confirming your ownership or a bank or brokerage firm account statement). The names of all those planning to attend will be placed on an admission list held at the registration desk at the entrance to the meeting.

Please Bring Identification. All shareowners attending the meeting will be asked to provide proof of identification.

If your shares are held by a bank, broker, trustee, or nominee and you have not provided advance written notification that you will attend the meeting, you will be admitted to the meeting only if you present evidence of ownership of shares of Common Stock as of March 1, 2019.

If you are not a shareowner, you will be admitted only if you have a valid legal proxy and form of photo identification. If you are receiving a legal proxy from a shareowner of record, you must bring a form of photo identification and a legal proxy from the record holder to you. If you are receiving a legal proxy from a street name shareowner, you must bring a form of photo identification, a legal proxy from the record holder (i.e., the bank, broker or other holder of record) to the street name holder that is assignable, and a legal proxy from the street name holder to you. We reserve the right to limit the number of representatives for any shareowner who may attend the meeting.

SHAREOWNER PROPOSALS AND BOARD NOMINEES

I  SHAREOWNER PROPOSALS FOR 2020 ANNUAL MEETING

In order for a shareowner proposal to be considered for inclusion in Honeywell’s Proxy Statement for the 2020 Annual Meeting of Shareowners pursuant to Rule 14a-8 of the SEC, the proposal must be received at the Company’s offices no later than the close of business on November 15, 2019. Proposals submitted thereafter will be opposed as not timely filed.

If a shareowner intends to present a proposal for consideration at the 2020 Annual Meeting of Shareowners pursuant to the procedures contemplated in Honeywell’s By-laws, outside the processes of SEC Rule 14a-8 or the proxy access provisions in Honeywell’s By-laws, Honeywell must receive notice of such proposal not earlier than December 30, 2019 and not later than January 29, 2020. Otherwise, the proposal will be considered untimely under Honeywell’s By-laws. The notice must contain a brief description of the proposal, the reasons for conducting such business, the name and address of the shareowner and the number of shares of Honeywell’s Common Stock the shareowner beneficially owns, and any material interest of the shareowner in such business, all as provided in Honeywell’s By-laws. If this information is not supplied as provided in Honeywell’s By-laws, the proposal will not be considered at the 2020 Annual Meeting of Shareowners. In addition, Honeywell’s proxies will have discretionary voting authority on any vote with respect to such proposal, if presented at the meeting, without including information regarding the proposal in its Proxy Materials.

Any shareowner wishing to submit a shareowner proposal should send notice to: Corporate Secretary, Honeywell, 115 Tabor Road, Morris Plains, New Jersey 07950.

96	| Notice and Proxy Statement | 2019

11 |	ADDITIONAL INFORMATION

I  DIRECTOR NOMINATIONS FOR 2020 ANNUAL MEETING

Proxy Access Nominations.  Honeywell’s By-laws allow a single shareowner or a group of up to 20 shareowners who have held at least 3% of Honeywell stock for at least three years to submit director nominees (the greater of 20% of the Board or two directors) for inclusion in Honeywell’s Proxy Statement if the shareowner(s) and the nominee(s) satisfy the requirements specified in Honeywell’s By-laws. Notice must be received by the Corporate Secretary of Honeywell at 115 Tabor Road, Morris Plains, New Jersey 07950 not earlier than the 150th day and not later than the close of business on the 120th day prior to the first anniversary of the date the definitive Proxy Statement was first released to shareowners in connection with the preceding year’s Annual Meeting. Honeywell did not receive any such nominations for the 2019 Annual Meeting of Shareowners.

Non-Proxy Access Nominations.  Honeywell’s By-laws state that any shareowner of record entitled to vote at the Annual Meeting who intends to make a nomination for director must notify the Corporate Secretary in writing not more than 120 days and not less than 90 days prior to the first anniversary of the preceding year’s Annual Meeting. The notice must meet other requirements contained in the By-laws, a copy of which can be obtained from the Corporate Secretary. Honeywell did not receive any such nominations for the 2019 Annual Meeting of Shareowners.

Shareowner Recommendations.  Shareowners wishing to recommend a director candidate to the CGRC for its consideration should write to the CGRC, in care of Corporate Secretary, Honeywell, 115 Tabor Road, Morris Plains, New Jersey 07950. To receive meaningful consideration, a recommendation should include the candidate’s name, biographical data, and a description of his or her qualifications in light of the criteria described in this Proxy Statement.

WHERE SHAREOWNERS CAN FIND MORE INFORMATION

I  SEC FILINGS AND REPORTS

Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports, are available free of charge on our website at www.honeywell.com under the heading “Investor Relations” (see “SEC Filings and Reports”) immediately after they are publicly filed or furnished.

I  CORPORATE GOVERNANCE DOCUMENTS

Please visit our website at www.honeywell.com (see “Investors/Corporate Governance”) to view our governance documents, including our Charter and By-laws, Corporate Governance Guidelines, Code of Business Conduct, and Board committee charters.

I  COMMUNICATING WITH MANAGEMENT AND INVESTOR RELATIONS

Our Investor Relations department is the primary point of contact for shareowner interaction with Honeywell. Shareowners should write to or call: Vice President, Investor Relations, Honeywell, 115 Tabor Road, Morris Plains, New Jersey 07950 or +1 (973) 455-2222.

I  COMMUNICATING WITH THE BOARD

Shareowners, as well as other interested parties, may communicate directly with our Lead Director for an upcoming meeting, the non-employee directors as a group, or individual directors by writing to: Corporate Secretary, Honeywell, 115 Tabor Road, Morris Plains, New Jersey 07950. Honeywell’s Corporate Secretary reviews and promptly forwards communications to the directors as appropriate. Communication involving substantive accounting or auditing matters are forwarded to the Chair of the Audit Committee. Certain items that are unrelated to the duties and responsibilities of the Board will not be forwarded such as: business solicitation or advertisements; product or service related inquires; junk mail or mass mailings; resumes or other job-related inquires; spam; and overly hostile, threatening, potentially illegal or similarly unsuitable communications.

I  OUR WEBSITE

We encourage our shareowners to visit the Investors section of our website for more information about our financial, corporate governance, corporate responsibility and sustainability policies, practices and performance.

Visit Our Website at investor.honeywell.com.

By Order of the Board of Directors,

Anne T. Madden

Senior Vice President, General Counsel and Corporate Secretary

March 14, 2019

| Notice and Proxy Statement | 2019	97

A-1 |	APPENDIX A: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

APPENDIX A: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(1) Reconciliation of Cash Provided by Operating Activities to Adjusted Free Cash Flow and Calculation of Adjusted Free Cash Flow Conversion

($M)	2013	2014	2015	2016	2017	2018

Cash provided by operating activities	$4,335	$5,080	$5,519	$5,498	$5,969	$6,434
Expenditures for property, plant and equipment	$(947)	$(1,094)	$(1,073)	$(1,095)	$(1,031)	$(828)

Free cash flow	$3,388	$3,986	$4,446	$4,403	$4,935	$5,606
Separation cost payments	$—	$—	$—	$—	$—	$424

Adjusted free cash flow	$3,388	$3,986	$4,446	$4,403	$4,935	$6,030

Net income attributable to Honeywell	$3,922	$4,262	$4,771	$4,812	$1,545	$6,765
Pension mark-to-market expense(1)	$38	$179	$43	$215	$67	$28
Debt refinancing expense(1)	$—	$—	$—	$93	$—	$—
Separation costs, includes net tax impacts	$—	$—	$—	$—	$14	$732
U.S. Tax Reform	$—	$—	$—	$—	$3,891	$(1,494)

Adjusted net income attributable to Honeywell	$3,960	$4,441	$4,814	$5,120	$5,517	$6,031

Cash provided by operating activities	$4,335	$5,008	$5,519	$5,498	$5,966	$6,434
÷ Net income attributable to Honeywell	$3,922	$4,262	$4,771	$4,812	$1,545	$6,765

Operating cash flow conversion	111%	119%	116%	114%	386%	95%

Adjusted free cash flow	$3,388	$3,986	$4,446	$4,403	$4,935	$6,030
÷ Adjusted net income attributable to Honeywell	$3,960	$4,441	$4,814	$5,120	$5,517	$6,031

Adjusted free cash flow conversion %	86%	90%	92%	86%	89%	100%

(1)	Pension mark-to-market uses a blended tax rate of 25.5%, 28.1%, 36.1%, 21.3%, 23% and 24%. Debt refinancing expense uses a tax rate of 26.5%.

We define free cash flow as cash provided by operating activities less cash expenditures for property, plant and equipment.

We believe that this metric is useful to investors and management as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, pay dividends, repurchase stock or repay debt obligations prior to their maturities. This metric can also be used to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.

(2) Reconciliation of EPS to Adjusted EPS

	2015(1)	2016(2)	2017(3)	2018(4)

Earnings per share of common stock - assuming dilution (EPS)	$6.04	$6.21	$2.00	$8.98
Pension Mark-to-Market Expense	0.06	0.28	0.09	0.04
Debt Refinancing Expense	—	0.12	—	—
Impacts from Separation Costs	—	—	0.02	0.97
Impacts from Tax Reform	—	—	5.04	(1.98)

Adjusted earnings per share of common stock - assuming dilution	$6.10	$6.61	$7.15	$8.01

Less: EPS, attributable to spins(5)			0.19

Adjusted earnings per share of common stock - assuming dilution, excluding spin impact			$6.96

(1)	Utilizes weighted average shares of 789.3 million. Pension mark-to-market expense uses a blended tax rate of 36.1%.
(2)	Utilizes weighted average shares of 775.3 million. Pension mark-to-market expense uses a blended tax rate of 21.3%, debt refinancing expense uses a tax rate of 26.5%.
(3)	Utilizes weighted average shares of 772.1 million. Pension mark-to-market expense uses a blended tax rate of 23%. Separation costs of $14 million including net tax impacts.
(4)	Utilizes weighted average shares of 753.0 million. Pension mark-to-market expense uses a blended tax rate of 24%. Separation costs of $732 million including net tax impacts.
(5)

Spin impact is calculated as the sum of Garrett after-tax spin segment profit in 4Q17 and Resideo after-tax spin segment profit in the months of November and December 2017, net of spin indemnification impacts assuming it was in place for both Garrett and Resideo in the period prior to the spins effective dates, using a tax rate of 17.2% and weighted average share count of 772 million.

| Notice and Proxy Statement | 2019	A-1

A-1 |	APPENDIX A: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(3) Reconciliation of Segment Profit to Operating Income and Calculation of Segment Profit and Operating Income Margins

($M)	2016	2017	2018

Segment Profit	$7,186	$7,690	$8,190
Stock Compensation Expense(1)	(184)	(176)	(175)
Repositioning, Other(2,3)	(674)	(962)	(1,100)
Pension and other postretirement service costs(4)	(277)	(249)	(210)

Operating Income	$6,051	$6,033	$6,705

Segment Profit	$7,186	$7,690	$8,190
÷ Sales	$39,302	$40,534	$41,802

Segment Profit Margin %	18.3%	19.0%	19.6%

Operating Income	$6,051	$6,303	$6,705
÷ Sales	$39,302	$40,534	$41,802

Operating Income Margin %	15.4%	15.6%	16.0%

(1)	Amounts included in selling, general and administrative expenses.
(2)	Includes repositioning, asbestos, environmental expenses and equity income adjustment.
(3)	Included in cost of products and services sold, selling, general and administrative expenses, and other income/expense.
(4)	Amounts included in cost of products and services sold and selling, general and administrative expenses (service costs).

We define segment profit as operating income, excluding stock compensation expense, pension and other postretirement service costs, and repositioning and other charges. We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

(4) Reconciliation of Organic Sales % Change

2018

Reported sales % change	3%
Less: Foreign Currency Translation	1%
Less: Acquisitions, divestitures and other, net	(4)%

Organic Sales % Change	6%

We define organic sales percent change as the year-over-year change in reported sales relative to the comparable period, excluding the impact on sales from foreign currency translation, and acquisitions, net of divestitures. We believe this measure is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

(5) Reconciliation of Aerospace Organic Sales % Change

2018

Reported sales % change	5%
Less: Foreign Currency Translation	1%
Less: Acquisitions, divestitures and other, net	(5)%

Organic Sales % Change	9%

We define organic sales percent change as the year-over-year change in reported sales relative to the comparable period, excluding the impact on sales from foreign currency translation, and acquisitions, net of divestitures. We believe this measure is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

A-2	| Notice and Proxy Statement | 2019

RECENT AWARDS

Corporate Reputation Awards

World’s Most Admired Companies

Fortune Magazine. 2006-2019

America’s Top 100 Most Reputable Companies

Forbes Magazine. 2018

Most Honored Company

Institutional Investor. 2015-2018

Canada’s Best Employers

Forbes Magazine. 2018

Most Innovative In-House Legal Team

Financial Times. 2018

Innovation in Managing Complexity and Scale

Financial Times. 2018

Corporate Ethics

Golden Peacock Award. 2018

Best for Vets

Military Times. 2017

Top Military Friendly Employer

G.I. Jobs Magazine. 2013-2018

Best Corporations for Veterans Business Enterprises

National Veteran Owned Business Association. 2017

Leadership Awards

Best CEO, Darius Adamczyk

Institutional Investor. 2018

Corporate Social Responsibility Award, Darius Adamczyk

Foreign Policy Association. 2018

Engineering Alumni Award, Darius Adamczyk

Michigan State University. 2018

HR Executive of the Year, Mark R. James

Human Resource Executive Magazine. 2013

Diversity Awards

Top 50 Employers List

Minority Engineer Magazine. 2019

Corporate Visionary Award

Latino Corporate Directors Association. 2018

Leadership in the Promotion of Diversity

NJ LEEP. 2018

Top 12 Employer

Women Engineer Magazine. 2018

Resnik Challenger Medal

Society of Women Engineers. 2017

Women Worth Watching

Diversity Journal. 2005, 2007, 2010-2018

Corporate Board Gender Diversity Award

Executive Women of New Jersey. 2014, 2015, 2017

Most Influential Black Corporate Directors, Robin L. Washington

Savoy Magazine. 2017

Technology Awards

Top 100 Global Innovators

Clarivate Analytics. 2018

Global Customer Value Leadership Award

Frost and Sullivan. 2019

National Medal of Technology and Innovation-Edith Flanigen

United States Government. 2014

Top 100 Global Innovators

Thomson Reuters. 2011-2014

Industry Leadership Award, Biofuels, Honeywell UOP

Platts Global Energy Awards. 2015

Financial Management Awards

Best Investor Relations Program

Institutional Investor. 2012-2015, 2017-2018

Best Investor Relations Professional

Institutional Investor. 2014, 2017-2018

Best Analyst Day/Investor Meetings

Institutional Investor. 2015-2018 / IR Magazine. 2018

Global Top 50 Gold

IR Magazine. 2015, 2017

Best IR in Sector

Institutional Investor. 2014, 2017

Sustainability Awards

Best ESG/SRI Metrics

Institutional Investor. 2018

Top 2018 Corporate Social Responsibility Influence Leaders

Assent Compliance. 2018

Voluntary Protection Program

OSHA and Industrial Commission of Arizona. 2018

Best Safety Organization

Ministry of Labor Thailand. 2018

CSR China Education Award

Central Committee of the Communist Youth League of China. 2018

Invest in Education

Junior Achievement Romania. 2018

Hope Award

National Center for Missing and Exploited Children. 2018

Most Sustainable Corporate Headquarters

Corporate Responsibility (CR) Magazine. 2017

Vision for America Award

Keep America Beautiful. 2016

Campbell Safety Award-Honeywell Aerospace

National Safety Council. 2015

Thomas Keesee, Jr. Award for Environmental Sustainability

Audubon New York. 2015

| Notice and Proxy Statement | 2019

THE FUTURE IS WHAT WE MAKE IT. Tomorrow is completely determined by what we do today. We decide where to go; what well be. At Honeywell, weve been relentlessly innovating every day, for well over a century. Always pushing forward, day after day to make the future. Innovations like connecting aviation systems so ights takeoff on time and land safely. Creating new refrigerant technologies to cool buildings without warming the planet. Connecting data and devices to deliver better services and solutions. And inventing the technology and making the products to keep workers, who build the future, safe and out of harms way. Well continue to change the way the world works. Because what we do today means everything to tomorrow. For more information, please visit honeywell.com ©2019 Honeywell International. All rights reserved.

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on April 28, 2019. If you participate in the Honeywell 401(k) Plan or the Honeywell Puerto Rico Savings and Ownership Plan, you must vote these shares no later than 5:00 p.m. EDT on April 25, 2019. Have your proxy card in hand when you access the website and then follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on April 28, 2019. If you participate in the Honeywell 401(k) Plan or the Honeywell Puerto Rico Savings and Ownership Plan, you must vote these shares no later than 5:00 p.m. EDT on April 25, 2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E53852-P15959	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY
HONEYWELL INTERNATIONAL INC.	THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

1.	Election of Directors:
The Board of Directors recommends a vote “FOR” Nominees (A) through (L).
			For	Against
	A.	Darius Adamczyk	☐	☐

	B.	Duncan B. Angove	☐	☐

	C.	William S. Ayer	☐	☐		The Board of Directors recommends a vote “FOR” Proposals (2) and (3).

	D.	Kevin Burke	☐	☐			For	Against	Abstain

	E.	Jaime Chico Pardo	☐	☐	2.	Advisory Vote to Approve Executive Compensation.	☐	☐	☐

	F.	D. Scott Davis	☐	☐	3.	Approval of Independent Accountants.	☐	☐	☐

	G.	Linnet F. Deily	☐	☐		The Board of Directors recommends a vote “AGAINST” Proposals (4) and (5).

	H.	Judd Gregg	☐	☐			For	Against	Abstain

	I.	Clive Hollick	☐	☐	4.	Right To Act By Written Consent.	☐	☐	☐

	J.	Grace D. Lieblein	☐	☐	5.	Report on Lobbying Payments and Policy.	☐	☐	☐

	K.	George Paz	☐	☐

	L.	Robin L. Washington	☐	☐	For address changes and/or comments, please check this box and write them on the back where indicated.				☐
					Please indicate if you plan to attend this meeting.		☐	☐
							Yes	No

		Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding Availability of Proxy Materials: The 2019 Notice and Proxy Statement and 2018 Annual Report are available at www.proxyvote.com.

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E53853-P15959

PROXY

HONEYWELL

This Proxy is Solicited on Behalf of the Board of Directors of Honeywell International Inc.

Annual Meeting of Shareowners - April 29, 2019

The undersigned hereby appoints Darius Adamczyk and Anne T. Madden as proxies (each with the power to act alone and with full power of substitution) to vote, as designated herein, all shares the undersigned is entitled to vote at the Annual Meeting of Shareowners of Honeywell International Inc. to be held on April 29, 2019, and at any and all adjournments thereof. The proxies are authorized to vote in their discretion upon such other business as may properly come before the Meeting and any and all adjournments thereof.

Your vote on the election of Directors and the other proposals described in the accompanying Proxy Statement may be specified on the reverse side. The nominees for Director are: Darius Adamczyk, Duncan B. Angove, William S. Ayer, Kevin Burke, Jaime Chico Pardo, D. Scott Davis, Linnet F. Deily, Judd Gregg, Clive Hollick, Grace D. Lieblein, George Paz, and Robin L. Washington.

IF PROPERLY SIGNED, DATED AND RETURNED, THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE OR, IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR, “FOR” PROPOSALS 2 AND 3 AND “AGAINST” PROPOSALS 4 AND 5. PLEASE NOTE: PHONE AND INTERNET VOTING CUTOFF IS 11:59 PM EDT ON APRIL 28, 2019.

This instruction and proxy card is also solicited by the Board of Directors of Honeywell International Inc. (the “Company”) for use at the Annual Meeting of Shareowners on April 29, 2019 by persons who participate in the Honeywell 401(k) Plan or the Honeywell Puerto Rico Savings and Ownership Plan. PHONE AND INTERNET VOTING CUTOFF FOR SAVINGS PLAN PARTICIPANTS IS 5:00 PM EDT ON APRIL 25, 2019.

By signing this instruction and proxy card, or by voting by phone or Internet, the undersigned hereby directs The Northern Trust Company, as Trustee for the Honeywell 401(k) Plan, and Banco Popular, as Trustee for the Honeywell Puerto Rico Savings and Ownership Plan, to vote, as designated herein, all shares of common stock with respect to which the undersigned is entitled to direct the Trustee as to voting under the plan at the Annual Meeting of Shareowners of Honeywell International Inc. to be held on April 29, 2019, and at any and all adjournments thereof. The Trustee is also authorized to vote such shares in connection with the transaction of such other business as may properly come before the Meeting and any and all adjournments thereof.

Your vote on the election of Directors and the other proposals described in the accompanying Proxy Statement may be specified on the reverse side. The nominees for Director are: Darius Adamczyk, Duncan B. Angove, William S. Ayer, Kevin Burke, Jaime Chico Pardo, D. Scott Davis, Linnet F. Deily, Judd Gregg, Clive Hollick, Grace D. Lieblein, George Paz, and Robin L. Washington.

IF PROPERLY SIGNED, DATED AND RETURNED, THE SHARES ATTRIBUTABLE TO THE ACCOUNT WILL BE VOTED BY THE TRUSTEE AS SPECIFIED ON THE REVERSE SIDE OR, IF NO CHOICE IS SPECIFIED, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR, “FOR” PROPOSALS 2 AND 3 AND “AGAINST” PROPOSALS 4 AND 5. THE TRUSTEE WILL VOTE SHARES AS TO WHICH NO DIRECTIONS ARE RECEIVED IN THE SAME RATIO AS SHARES WITH RESPECT TO WHICH DIRECTIONS HAVE BEEN RECEIVED FROM OTHER PARTICIPANTS IN THE PLAN, UNLESS CONTRARY TO ERISA.

Note: Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Please date and sign your Proxy on the reverse side and return it promptly.

Address Changes/Comments:
(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

FORM OF EMAIL MESSAGE REGARDING PROXY MATERIALS AND VOTING

Subject : Vote Your Shares Now: HONEYWELL INTERNATIONAL INC. Annual Meeting.

2019 Annual Meeting April 29, 2019

Important proxy voting material is ready for your action.

This email represents the following share(s):

HONEYWELL INTL - COMMON	123,456,789,012.00000
HONEYWELL 401(K) PLAN	123,456,789,012.00000
HONEYWELL 401(K) PLAN (KC - UNION)	123,456,789,012.00000
HONEYWELL PUERTO RICO SAVINGS PLAN	123,456,789,012.00000
HONEYWELL INTL – SHAREBUILDER	123,456,789,012.00000

Three Ways to Vote

Now via ProxyVote	Vote By April 28, 2019 11:59 P.M. ET

At the Meeting	For shares held in a Plan, vote by April 25, 2019 5:00 P.M. ET

By Phone 1.800.690.6903	Control Number: 0123456789012345

FORM OF EMAIL MESSAGE REGARDING PROXY MATERIALS AND VOTING

Subject : Vote Your Shares Now: HONEYWELL INTERNATIONAL INC. Annual Meeting.

Important

   Materials

Proxy Statement
Annual Report

For holders as of March 1, 2019